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                           DATED AS OF MARCH 26, 1997








                 WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE          (1)

                                     LESSOR

                                       and


                       WESTERN PACIFIC AIRLINES, INC.                (2)

                                     LESSEE



                            AIRCRAFT LEASE AGREEMENT
                                       for
                           One Boeing 737-300 Aircraft
                       Manufacturer's Serial Number 28868




            To the extent, if any, that this Aircraft Lease Agreement
            constitutes chattel paper (as such term is defined in the
             Uniform Commercial Code as in effect in any applicable
           jurisdiction), no security interest in this Aircraft Lease
           Agreement may be created through the transfer or possession of any counterpart other than the original executed
            counterpart, which shall be identified as the counterpart
          containing the receipt therefor executed by the secured party or the Beneficiary on the signature page thereof.


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




                                    CONTENTS


CLAUSE  HEADING                                                          PAGE

1.      Definitions......................................................  1

2.      Representations and Warranties................................... 13

3.      Term of Lease.................................................... 18

4.      Conditions....................................................... 18

5.      Delivery and Acceptance.......................................... 20

6.      Lessor's Warranties and Manufacturer's Warranties................ 25

7.      Rent............................................................. 26

8.      Payments, Interest and Calculations.............................. 27

9.      Costs and Indemnities............................................ 28

10.     Taxation......................................................... 33

11.     General Undertakings............................................. 44
        11.1    ..........................................................44
               (a)    Consents and Authorizations........................ 44
               (b)    Preparation of Accounts............................ 45
               (c)    Supply of Accounts and Officer's Certificate....... 45
               (d)    Lessee Financial Information....................... 45
        11.2    ..........................................................45
               (a)    Status Report...................................... 45
               (b)    Information Concerning the Aircraft................ 46
               (c)    Inspection......................................... 46
               (d)    No Operational Interest............................ 47
               (e)    Compliance with Insurances......................... 47
               (f)    Air Traffic Control Information and
                      Third Party Information............................ 47
               (g)    Status of the Lessee............................... 47
               (h)    Certificated Air Carrier........................... 47
               (i)    Citizen of the United States....................... 47
        11.3    ..........................................................48
               (a)    Disposal and Encumbrance of the Aircraft........... 48
               (b)    Prevention of Arrest............................... 48

               (c)    No Pledging of Credit.............................. 48
               (d)    Protection of Rights in the Aircraft............... 48

12.     Sub-Leasing...................................................... 49

13.     Operations and Maintenance....................................... 50
        13.1    ..........................................................50
               (a)    Certificates and Licenses.......................... 50
               (b)    Operation and Use.................................. 51
               (c)    Base of Operations................................. 52
               (d)    Maintenance........................................ 52
               (e)    Replacement of Engines and Parts................... 54
               (f)    Removal of Parts................................... 55
               (g)    Installation of Engines and Parts.................. 55
               (h)    Non-installed Engines.............................. 55
               (i)    Nameplates......................................... 55
               (j)    Alterations........................................ 56
               (k)    Changes to Approved Maintenance Programme.......... 56
        13.2   Temporary Installation of Parts........................... 56
        13.3   Interchange of Engines.................................... 57
        13.4   Maintenance Accruals...................................... 60
        13.5    ..........................................................63

14.     Manuals and Technical Records.................................... 63

15.     Title and Registration........................................... 64

16.     Insurance........................................................ 65

17.     Loss and Damage.................................................. 69

18.     Requisition or Grounding......................................... 71

19.     Re-delivery...................................................... 72

20.     Termination Events............................................... 76

21.     Lessor's Rights Following a Termination Event.................... 79

22.     Notices.......................................................... 81

23.     Assignment....................................................... 83

24.     Miscellaneous.................................................... 84

25.     Law and Jurisdiction............................................. 86

26.     Section 1110..................................................... 86

27.     True Lease....................................................... 87

SCHEDULE

1       Part 1  ..........................................................89
        Part 2  ..........................................................91
        Part 3  ..........................................................93
        Part 4  ..........................................................95

2       Acceptance Certificate........................................... 98

3       Insurance Requirements...........................................102

4       Return Conditions................................................106

5       Form of Brokers' Letter of Undertaking...........................112

6       Form of Letter of Quiet Enjoyment................................114

7       Form of Status Report............................................117

8       Officer's Certificate............................................121

A LEASE AGREEMENT dated as of March 26, 1997, and made BETWEEN:


1) WILMINGTON TRUST COMPANY, a Delaware banking corporation with its chief executive office at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware, 19890, USA, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "LESSOR"); and

(2) WESTERN PACIFIC AIRLINES, INC., a Delaware corporation with its chief executive office at 2864 South Circle Drive, Suite 1100, Colorado Springs, Colorado 80906, USA (the "LESSEE").

BY WHICH IT IS AGREED as follows:

1.      DEFINITIONS


1.1     In this Agreement, unless the context otherwise requires:

        "ACCEPTANCE CERTIFICATE" means an Acceptance Certificate in the form set out in Schedule 2 to be signed by the Lessee and delivered to the Lessor on the Delivery Date pursuant to Clause 5.1 (Delivery and Acceptance);

        "ACCRUAL PERIOD" means (except for the last Accrual Period) each period of one (1) month during the Lease Period, the first Accrual Period commencing on the Delivery Date and each subsequent Accrual Period commencing on the expiry of the previous Accrual Period; provided, however, that, notwithstanding the foregoing, the last Accrual Period shall end upon the expiry or earlier termination of the Lease Period;

        "ADVANCE PAYMENT DATE" means the date on which the Lessor makes the advance payments for the Aircraft to the Manufacturer pursuant to the Purchase Assignment.

        "AGREED VALUE" as of any date means, with respect to the Aircraft, the Airframe and any Engine, the applicable amounts set forth in Letter Agreement No. 1 with respect to such date;

        "AGREEMENT" means this Lease Agreement and Letter Agreement No. 1 as they may from time to time be supplemented or amended;

        "AIRCRAFT" means the Airframe together with the Engines (whether or not any of the Engines may from time to time be installed on the Airframe) and, where the context permits, references to the "AIRCRAFT" shall include the Manuals and Technical Records and, unless otherwise provided herein, shall mean the Aircraft as a whole and any portion thereof;

        "AIRCRAFT COMMITMENT FEE" means such sums as shall be paid by the Lessee to the Lessor (or the Lessor's order) pursuant to Clause 7.3 in the amounts, and at the times, set forth in paragraph 1 of Letter Agreement No. 1;

        "AIRFRAME" means the new Boeing 737-300 aircraft with manufacturer's serial number 28868 and the United States Registration Number set forth in the Acceptance Certificate (excluding the Engines or engines from time to time installed thereon), and all Parts installed at Delivery, or installed on the Airframe thereafter, or which having been removed therefrom remain the property of the Head Lessor pursuant to this Agreement, and all replacements, renewals and additions made to the foregoing in accordance with this Agreement;

        "AIRLINE STANDARDS" means the interpretation applied to assessing the cleanliness and general appearance of the Aircraft and as a benchmark standard should be considered as the standards acceptable to a United States scheduled airline ex- C Check, external wash and/or interior deep clean;

        "APPROVED MAINTENANCE PERFORMER" means, as the context so admits, the Lessee or any of the independent maintenance performers listed in
        Schedule I to Letter Agreement No. 1 engaged by the Lessee to perform major maintenance work on the Aircraft or, as the case may be, the Engine Manufacturer or the independent engine overhaul shops listed in
        Schedule I to Letter Agreement No. 1 engaged by the Lessee to perform engine repair and overhaul work on the Engines; additional airframe and/or engine maintenance performers may be added to the list in
        Schedule I to Letter Agreement No.1 subject only to the Lessor receiving notification of the addition 30 days prior to first use of the new maintenance performer and such maintenance performer being appropriately licensed or approved by the FAA. No Lessor approval of maintenance performers or engine overhaul shops shall be required for overhaul of components, rotables or Parts other than the Landing Gear and APU.

        "APPROVED MAINTENANCE PROGRAMME" means the Aviation Authority approved maintenance programme for the Aircraft approved by the Lessor prior to the Delivery Date, as subsequently amended from time to time by the Lessee as approved by the FAA, encompassing scheduled maintenance (including block maintenance), condition monitored maintenance and on-condition maintenance of Airframe, Engines and Parts of the Aircraft including, but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, Airworthiness Directives, Corrosion Control, inspections and treatments, in each case as described in the MPD;

        "APU" means the auxiliary power unit installed on the Aircraft on the Delivery Date or any substitute or replacement auxiliary power unit installed in accordance with this Agreement title to which has been transferred to the Head Lessor;

        "ASSIGNMENT" means the assignment of the Lessor's rights, title and interest in and under this Agreement granted or, as the context may require, to be granted by the Lessor in favor of the Head Lessor or the Lenders;

        "AVIATION AUTHORITY" means the FAA and/or any Government Entities which, under the laws of the State of Registration or, to the extent applicable, any other jurisdiction in which the Aircraft is operated, have control over civil aviation or the registration, airworthiness or operation of aircraft;

        "BANKING DAY" means each day (other than a Saturday or a Sunday) on which banks are open for business in London, the State of Colorado and, (if payment is required to be made on such day) in New York City;

        "BENEFICIARY" means ORIX Aviation Systems Limited, a company incorporated under the laws of Ireland and having its registered office at 2nd Floor, IFSC House, International Financial Services Centre, Custom House Docks, Dublin 1, Ireland;

        "CERTIFICATED AIR CARRIER" means any Person (except the United States Government) domiciled in the United States of America and holding a Certificate of Convenience and Necessity issued under Section 41101 of Title 49 of the United States Code by the Department of Transportation or any predecessor or successor agency thereto, or, in the event such Certificates shall no longer be issued, any Person (except the United States Government) domiciled in the United States of America and legally engaged in the business of transporting for hire passengers or cargo by air predominately to, from or between points within the United States of America, and, in either event, operating commercial jet aircraft, which also is certificated so as to fall within the purview of Section 1110 of Title 11 of the United States Code or any analogous statute;

        "CITIZEN OF THE UNITED STATES" shall have the meaning given in Section 40102(a)(15) of Title 49 of the United States Code;

        "COMPULSORY ACQUISITION" means compulsory acquisition, requisition, appropriation, expropriation, deprivation or confiscation of title or ownership of the Aircraft for any reason by any Government Entity of the State of Registration or by any other Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title or ownership;

        "COURTS" means the courts of the State of New York located in New York City and any United States District Court located in New York City;

        "CYCLE" means one take-off and landing of the Aircraft or, in respect of any Engine or Part temporarily installed on another aircraft, that other aircraft and for this purpose "take-off and landing" shall include "touch and go" take-offs and landings;

        "DELIVERY" means the time at which the Aircraft is delivered to and accepted by the Lessee pursuant to the terms of this Agreement;

        "DELIVERY DATE" means the date on which Delivery shall occur, which date shall be the date of the Acceptance Certificate delivered to the Lessor by the Lessee pursuant to Clause 5 of this Agreement;

        "DELIVERY LOCATION" means the Manufacturer's facility in Seattle, Washington, USA or such other location mutually agreed to by Lessor and Lessee;

        "DOLLARS" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under this Agreement in Dollars, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States dollars);

        "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, title retention or other encumbrance of any kind securing, or any right conferring a priority of payment in respect of, any obligation of any person;

        "ENGINE" means either of the CFM International CFM56-3C-1 engines specified in the Acceptance Certificate as being installed on the Airframe at Delivery, or any other similar engine substituted therefor in accordance with Clauses 13.1(e) and 13.(g) from time to time installed on the Airframe thereafter title to which has been transferred to the Head Lessor pursuant to this Agreement, or any Removed Engine which remains the property of the Head Lessor pursuant to this Agreement, together with all Parts from time to time belonging to, installed in or appurtenant to any such engine;

        "ENGINE LIFE LIMITED PARTS" means those Parts, defined by the engine manufacturer in the CFM International Engine Shop Manual, Revision 43, or as the same may be further revised from time to time, or through airworthiness directive action, requiring retirement and replacement on a mandatory basis prior to or upon the expiration of the engine manufacturer's stated life, such life being expressed in terms of Cycles, Flight Hours, landings or calendar time;

        "ENGINE MANUFACTURER" means CFM International, Inc.

        "ENGINE SHOP VISIT" means the work carried out on an Engine by an Approved Maintenance Performer of refurbishment, restoration or overhaul following normal in-service deterioration of the Engine to restore performance to the workscope standard developed by Lessee and agreed by Lessor, Lessor's agreement not to be unreasonably withheld, at each shop visit event, and based upon the CFM 56-3 Workscope Planning Guide (WPG3) and Engine Shop Manual involving separation of pairs of major mating engine flanges other than (1) work for the purposes of transportation; and/or (2)(a) inspections at which no maintenance and/or repair is required and/or (b) repairs of foreign object damage or operational mishandling (being an operation or event on the ground or in the air whereby, due to negligence, the tolerances, limits and/or recommended maximums and minimums and/or other operation matters as specified in the Aircraft flight, operational, maintenance and other relevant manuals and documents are not complied with by any person) of the Engine save to the extent such repairs and/or associated refurbishment carried out during the shop visit result in refurbishment or "betterment" of the Engine to the standard specified for an Engine Shop Visit (as herein defined); and/or (c) maintenance and repair of spare engines and associated engine build-up units; and/or (d) the removal, installation, maintenance and repair of QEC (Quick Engine Change) kits; and/or (e) repair or modification of external engine line repairable units;

        "EXPECTED DELIVERY DATE" means May 12, 1997 or such other date as the Aircraft is scheduled to be delivered by the Manufacturer pursuant to the Purchase Agreement, as advised by the Manufacturer;

        "FAA" means the Federal Aviation Administration of the United States of America, the Administrator thereof and any agency or instrumentality of the United States government succeeding to their functions;

        "FAR" means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations, as amended and modified from time to time;

        "FEDERAL AVIATION ACT" means the United States Federal Aviation Act of 1958, as amended and as recodified in Subtitle VII of Title 49 of the United States Code, or any similar legislation of the United States of America enacted in substitution or replacement thereof;

        "FINANCING STATEMENTS" means Uniform Commercial Code Financing Statements in respect of the Aircraft and Engines leased hereunder, prepared in a form acceptable for filing with the applicable Government Entities in the State in which the chief executive office of the Lessee is located and, in the case of a sublessee, such other jurisdictions as the Lessor shall reasonably require;

        "FLIGHT HOUR" shall mean each hour or part thereof of operation of the Aircraft elapsing from the moment at which the wheels of the Aircraft (or other aircraft in the case of temporarily installed Parts or Engines) leave the ground on the take-off of such aircraft until the wheels of such aircraft touch the ground on the landing of such aircraft following such take-off; for the purpose of all calculations under this Agreement measured in Flight Hours, such hours, including fractions thereof measured to one decimal place, shall be accumulated throughout each Accrual Period; Lessee will record sector flight times in hours and minutes in the aircraft flight logs and historical records unless the FAA specifically requires otherwise;

        "FUNDING AGREEMENT" means the agreement or agreements, if any, entered or to be entered into between the Head Lessor and the Lenders whereby the Lenders will agree, on the terms and conditions therein contained, to make finance available for the purchase or continued ownership of the Aircraft;

        "GOVERNING LAW" means the laws of the State of New York;

        "GOVERNMENT ENTITY" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organization or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

        "HEAD LEASE" means the Aircraft Lease Agreement entered into or to be entered into between the Head Lessor, as lessor, and the Beneficiary, as lessee, relating to the Aircraft;

        "HEAD LESSOR" means, if applicable, such company or entity that the Lessor may notify to the Lessee from time to time and, in the absence of such notification, references to Head Lessor shall be deemed to be references to the Lessor;

        "INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety, and whether present or future, actual or contingent;

        "INDEMNITEES" means the Head Lessor, the Beneficiary, the Lessor individually and as trustee and the Lenders or any of them and, in each case, their respective shareholders, affiliates, directors, officers, servants, agents and employees;

        "INSURANCES" means any and all contracts or policies of insurance and reinsurance required to be effected and maintained under this Agreement;

        "LANDING GEAR" means the landing gear assembly of the Aircraft;

        "LEASE PERIOD" means, save as otherwise provided in this Agreement, the Lease Term and any period during which the Lessee shall have the possession of the Aircraft pursuant to this Agreement and/or shall have failed to redeliver the Aircraft to the Lessor in the condition required by this Agreement following expiry of the Lease Term and, for the avoidance of doubt, shall include (i) any period during which the
        Aircraft is requisitioned for hire by any governmental or other competent authority; and (ii) any period prior to the payment of the Agreed Value in accordance with Clauses 17.3(a) and Clause 17.4 following a Total Loss which occurs prior to the redelivery of the Aircraft to the Lessor;

        "LEASE TERM" means the period commencing on the Delivery Date and ending on 31 March 2007 except as otherwise provided in this Agreement;

        "LENDERS" means the banks, financial institutions and other parties to the Funding Agreement other than the Head Lessor and the Lessor;

        "LENDERS DOCUMENTS" means the Funding Agreement, the Assignment and the Mortgage and any other Security Documents or similar documents referred to in the Funding Agreement;

        "LESSEE'S COUNTRY" means the United States of America or, where the context so admits, the State of Colorado;

        "LESSEE DOCUMENTS" means this Agreement, Letter Agreement No. 1, the Purchase Assignment and other agreements to which the Lessee is a party to be issued pursuant to or in connection with any of the foregoing;

        "LESSEE'S INTEREST" means that portion of the Requisition Compensation equal to the excess, if any, of (i) an amount equal to the present value, discounted at a rate equal to the rate in effect for United
        States Treasury obligations with a term most nearly equal to the remaining Lease Term, of fair market rentals, determined by independent appraisal, for the Aircraft for the balance of the Lease Term from the date of the Compulsory Requisition minus (ii) the present value, discounted at the same U.S. Treasury rate, of the future rent payments due under this Agreement for the balance of the Lease Term from the date of the Compulsory Requisition;

        "LESSOR'S ENCUMBRANCE" means:

               (a) any Encumbrance arising out of the Lender Documents and any other Encumbrance whatsoever from time to time created by or through any Indemnitee in connection with any such Indemnitee's financing, transfer or purchase of the Aircraft;

               (b) any other Encumbrance in respect of the Aircraft which results from acts of or claims against any of the

                      Indemnitees not related to the transactions contemplated by or permitted under this Agreement or which arise as a result of any obligation of any Indemnitee under the Lessee Documents or Lender Documents;

               (c) Encumbrances in respect of the Aircraft for Taxes imposed against any Indemnitee not indemnified by the Lessee pursuant to this Agreement; and

               (d) any Encumbrance arising out of a voluntary transfer by any Indemnitee of an interest in the Aircraft unless such transfer is made pursuant to an exercise of remedies after the occurrence and during the continuance of a Termination Event;

        "LETTER OF QUIET ENJOYMENT" means a letter of quiet enjoyment in the form attached hereto as Schedule 6;

        "LETTER AGREEMENT NO. 1" means that certain Letter Agreement No. 1 between the Lessor and the Lessee, relating to the Aircraft, and dated as of the date of this Agreement;

        "LIBOR" means the rate which is either

        (a) the rate quoted by Citibank on the display designated as page "LIBO" on the Reuters Monitor Rates Service; or

        (b) if the required rate is not displayed and ascertainable in accordance with paragraph (a) above, the rate quoted by Bank of America in the London inter-bank market;

        for acquiring deposits in Dollars for a period of six (6) months at or about 11.00 a.m. (London time) on the fifth (5th) Banking Day before the date as to which, or the commencement of any period for which LIBOR is required to be calculated;

        "MAJOR CHECK" means any of the heavy maintenance visits for which Airframe Maintenance Accruals have been accrued which comprise the Structural Inspection tasks as defined in Section 7 of the MPD, Hard Time Components requiring overhaul at 22,400 Flight Hours (as the same may be revised from time to time in the MPD in respect of any of such items) as defined in Section 6 of the MPD and/or Zonal Inspection and Related Corrosion Prevention and Protection Program requirements as defined in Section 10 of the MPD;

        "MANUALS AND TECHNICAL RECORDS" means all such records, logs, manuals, technical data, serviceable parts tags (including JAA Form 1 and/or FAA 8130 Tags) and other materials and documents relating to the Aircraft and required to be kept for Lessee to operate the Aircraft lawfully and in compliance with any regulation of the Aviation Authority, including, but not limited to, those listed in Part 1 of the appendix to the Acceptance Certificate and the Technical Publications;

        "MANUFACTURER" means The Boeing Company of Seattle, Washington, USA;

        "MINOR DEFECTS" shall have the meaning given in Clause 19.4(a) hereof;

        "MONTH" means a period beginning in one (1) calendar month and ending in the next following calendar month on the day immediately preceding the day numerically corresponding to the day of the calendar month on which it started; provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next following calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the immediately succeeding Banking Day and "months" and "monthly" shall be construed accordingly;

        "MORTGAGE" means an aircraft mortgage relating to the Aircraft in favor of the Lenders or a trustee on behalf of the Lenders or such other security over the Aircraft as may be created by the Beneficiary or the Head Lessor in connection with the Beneficiary's or Head Lessor's financing of the Aircraft from time to time;

        "MPD" means the Manufacturer's maintenance planning data with reference number D6-38278, revision 4 dated July 1996 relating to Boeing 737-300, -400 and -500 aircraft, as the same may be revised from time to time by the Manufacturer;

        "PART" means all appliances, parts, accessories, auxiliary power units, instruments, navigational and communications equipment, furnishings, modules, components and other items of equipment (other than complete Engines or engines);

        "PAYMENT DATE" means, subject to Clause 8.2, the Delivery Date and the dates falling at successive one (1) monthly intervals thereafter throughout the Lease Period;

        "PERMITTED LIEN" means in respect of the Aircraft or any Engine:

        (a)    the Mortgage and any other Lessor Encumbrance;

        (b) any Encumbrance for Taxes either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been set aside) so long as any such proceedings or the continued existence of such Encumbrance do not involve the likelihood of the sale, forfeiture or loss of, or of any interest in, the Aircraft or any Engine;

        (c) airport hangar keepers', mechanics', material men's, carriers', employees' or other similar Encumbrances arising in the ordinary course of business by statute or by operation of law in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been set aside) so long as any such proceedings or the continued existence of such Encumbrance do not involve the likelihood of the sale, forfeiture or loss of, or of any interest in, the Aircraft or any Engine;

        "PERSON" means and includes any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Government Entity or organization or association of which any of the above is a member or a participant;

        "PURCHASE AGREEMENT" means the" Purchase Agreement" as defined in the Purchase Assignment;

        "PURCHASE ASSIGNMENT" means the Purchase Agreement Assignment of even date herewith among the Lessor, Lessee and Manufacturer in respect of the Lessee's right, title and interest in and to the Purchase Agreement to the extent relating to the Aircraft (but excluding certain side letters thereto to the extent specified in such assignment) and the Manufacturer's Consent and Agreement thereto;

        "REDELIVERY LOCATION" means such airport in the United Kingdom as may be specified by the Lessor or such other location as the Lessor may agree;

        "RELEVANT EVENT" means any Termination Event or any event which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute a Termination Event;

        "RELEVANT RATE OF INTEREST" means:

        (a) for amounts due but unpaid for a period not exceeding ten (10) days, two per cent (2%) per annum above the United States Dollar Prime Rate offered by Citibank, N.A. (or if not available, the United States Dollar Prime Rate offered by Bank of America) on the first date in the period in respect of which the Relevant Rate of Interest falls to be determined; or

        (b) for amounts due but unpaid for a period exceeding ten (10) days, four per cent (4%) per annum above the United States Dollar Prime Rate offered by Citibank, N.A. (or if not available, the United States Dollar Prime Rate offered by Bank of America) on the first date in the period in respect of which the Relevant Rate of Interest falls to be determined;

        "REMOVED ENGINE" means an Engine which is not installed on the Airframe.

        "REQUISITION COMPENSATION" means all moneys or other compensation from time to time payable in respect of the Compulsory Acquisition of the Aircraft;

        "SECURITY DOCUMENTS" means the Assignment and the Mortgage and any other document or agreement entered or to be entered into between any of the Lessor, the Beneficiary, the Head Lessor and the Lenders and all notices, consents, certificates and other documents and agreements to be issued pursuant to the foregoing;

        "SERVICEABLE" means that a system operates in full compliance with the Aircraft Maintenance Manual specifications and limitations, disallowing consideration for any Minimum Equipment List or other form of dispensation. In the case of an individual component part or assembly serviceable means the item is in such a state of repair that it is fit for its intended use and purpose and complies with the applicable rules and regulations of the FAA and, if not specified in the Aircraft Maintenance Manual, otherwise conforms to the specifications in the relevant Manufacturer's component maintenance manual;

        "STATE OF REGISTRATION" means the United States of America or such other jurisdiction in which the Aircraft is from time to time registered with the consent of the Lessor and the Lenders;

        "SUBSIDIARY" of a person means any company or entity directly or indirectly controlled by such person for which purpose "CONTROL" means either ownership of more than fifty per cent. (50%) of the voting share capital (or equivalent right of ownership) of such company or entity, or power to direct its policies and management whether by contract or otherwise;

        "TAXES" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature, including, without limitation, any value added or similar tax at the rate applicable for the time being, imposed by any national or local taxing authority or any other agency or government, together with any interest thereon and penalties imposed in respect thereof and "TAXATION" shall be construed accordingly;

        "TECHNICAL PUBLICATIONS" means the technical publications relating to the Aircraft listed in Part 2 of the appendix to the Acceptance Certificate;

        "TERMINATION EVENT" shall have the meaning given in Clause 20;

        "THRESHOLD AMOUNT" means, when used in Clauses 6.3 and 11.2, $[ ]*, and, when used in Schedule 3, $[ ]*;

        "TOTAL LOSS" means any of the following events:

        (a) the actual or constructive total loss of the Aircraft (including any damage to the Aircraft which results in an insurance settlement on the basis of a total loss, or requisition for use or hire of the Aircraft which results in an insurance settlement on the basis of a total loss);

        (b)    the  Aircraft  being   destroyed,   damaged  beyond  repair,   or
               permanently   rendered  unfit  for  normal  use  for  any  reason
               whatsoever;

        (c)    the Compulsory Acquisition of the Aircraft; or

        (d) the hijacking, theft, condemnation, confiscation, capture, detention, seizure or requisition for use or hire of the Aircraft, other than where the same amounts to Compulsory Acquisition of the Aircraft, which deprives the operator of the use of the Aircraft for more than ninety (90) days, but excluding requisition for use or hire by the government of the State of Registration;

        "TRUST AGREEMENT" means the Master Trust Agreement dated as of 22 June 1992 between the Beneficiary, as beneficiary, and the Lessor, as amended and supplemented from time to time.


1.2 Clause headings and the Index are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.3     In this Agreement, unless the context otherwise requires:

        (a) references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Agreement and references to this Agreement include its Schedules;

        (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms hereof or thereof, or as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document required to be obtained as a condition to such amendment being permitted) the prior written consent of the Lessor;

        (c) words importing the plural shall include the singular and vice versa;

        (d) references to a person shall be construed as including, without limitation, references to an individual, firm, company, corporation, unincorporated body of persons and any Government Entity; and

        (e) references to the Beneficiary, the Lessor or the Lessee shall be construed as including any successor in title to the Beneficiary, the Lessor or the Lessee respectively and references to the Beneficiary, the Lessor or the Lenders shall be construed as including any permitted assignee or transferee of the Beneficiary, the Lessor or the Lenders respectively.

2.      REPRESENTATIONS AND WARRANTIES

2.1 The Lessee acknowledges that the Lessor has entered into this Agreement in full reliance on the representations and warranties in this Clause 2, and the Lessee represents and warrants to the Lessor that:

        (a) the Lessee is duly incorporated and validly existing in good standing under the laws of the State of Delaware as a corporation and has power to carry on its business as it is now being conducted and to own its property and other assets;

        (b) the Lessee has the corporate power to execute, deliver and perform its obligations under the Lessee Documents and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance by Lessee of the same and the transactions contemplated by the Lessee Documents;

        (c) the Lessee Documents have been duly entered into and delivered by the Lessee and constitute or will, upon execution thereof, constitute valid and legally binding obligations of the Lessee enforceable in accordance with their respective terms, except as such enforcement may be affected by bankruptcy, insolvency, reorganization or other laws of general application affecting creditors or Lessor's rights and except for general principles of equity;

        (d) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Lessee Documents by the Lessee will not (i) contravene any existing applicable law, statute, rule or regulation, or, to the extent known to Lessee, any judgment, decree or permit to which the Lessee is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Lessee is a party or is subject or by which it or any of its property is bound, or (iii) contravene or conflict with any provision of the Lessee's constituent documents;

        (e) no litigation, arbitration or administrative proceeding is taking place, pending or, to the best knowledge of the officers of the Lessee, threatened against the Lessee which may reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Lessee or its ability to perform its obligations under the Lessee Documents;

        (f) the consolidated audited financial statements of the Lessee and its Subsidiaries in respect of the financial year ended on December 31, 1995 as delivered to the Lessor, and the quarterly financial statements of the type referred to in Clause 11.1(c) and previously delivered by Lessee to Lessor have been prepared in accordance with generally accepted accounting principles and practices in the United States which have been consistently applied and present fairly in accordance with such principles the consolidated financial position of the Lessee and its Subsidiaries as at such date and the results of the operations of the Lessee and the consolidated results of the operations of the Lessee and its Subsidiaries respectively for the financial year ended on such date, and the unaudited consolidated financial statements in respect of each quarter delivered to the Lessor have been prepared on the same basis as the annual statements except as to absence of footnotes and subject to year-end adjustments;

        (g) except for registration of the Aircraft and the filing of this Agreement with the FAA and the filing of the Financing Statements, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Lessee Documents that any of them or any other instrument be notarized, filed, recorded, registered or enrolled in any court, public office or elsewhere in Lessee's Country;

        (h) the choice of the Governing Law to govern this Agreement and the submission by the Lessee to the jurisdiction of the Courts are valid and binding and not subject to unilateral revocation by Lessee;

        (i) the Lessee is subject to civil and commercial law with respect to its obligations under the Lessee Documents and the transactions contemplated thereby constitute private and commercial acts done for private and commercial purposes and neither the Lessee nor any of its assets is entitled to any immunity on the grounds of sovereignty from any legal actions or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

        (j) the Lessee's chief executive office (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of Colorado) is located at 2864 South Circle Drive, Suite 1100, Colorado Springs, Colorado, 80906, USA;

        (k) the Lessee is a Certificated Air Carrier and the Lessor, as the lessor of the Aircraft to the Lessee, is entitled to the benefit of Section 1110 of Title 11 of the United States Code with respect to the Aircraft;

        (l)    the Lessee is a Citizen of the United States; and

        (m) the Purchase Agreement is in full force and effect, neither the Manufacturer, to Lessee's knowledge and belief, nor Lessee is in breach of any of its obligations thereunder and Lessor has been given a full and complete copy thereof.

2.2     The Lessee further represents and warrants to the Lessor that:

        (a) there has been no material adverse change in the consolidated financial position of the Lessee and its Subsidiaries from that set forth in the unaudited consolidated financial statements delivered to the Lessor and Beneficiary for the quarter ending December 31, 1996;

        (b) except for registration of the Aircraft and the filing of this Agreement with the FAA and the filing of the Financing Statements, every consent, authorization, license or approval of, or registration with, or declaration to, governmental or public bodies or authorities or courts required by the Lessee to authorize, or required by the Lessee in connection with, the execution, delivery, validity or enforceability of the Lessee Documents or the performance by the Lessee of its obligations under the Lessee Documents has been obtained or made and is in full force and effect, and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

        (c) the obligations of the Lessee under the Lessee Documents are direct and general obligations of the Lessee and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of the Lessee with the exception of such obligations as are mandatorily preferred by law and not by contract;

        (d) the Lessee is not (nor would with the giving of notice or lapse of time or both be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

        (e) the information, exhibits and reports furnished by the Lessee to the Lessor in connection with the matters contemplated by this Agreement or with the negotiation and preparation of this Agreement are true and accurate in all material respects;

        (f)    no Relevant Event has occurred and is continuing; and

        (g) as of the date of this Agreement, the Lessee does not hold any contract or other obligation to operate the Aircraft to any of the countries designated under the United States Foreign Asset Control Regulations (31 C.F.R. Parts 500 - 599), including, as of the date of this Agreement, Cuba, Iraq, Libya, North Korea and the Federal Republic of Yugoslavia (Serbia and Montenegro).

2.3 The representations and warranties in Clauses 2.1 and 2.2 shall be deemed to be repeated by the Lessee on the Advance Payment Date and on the Delivery Date as if made with reference to the facts and circumstances then existing.

2.4     The   rights  and   remedies   of  the   Lessor  in   relation   to  any
        misrepresentation or breach of warranty on the part of the Lessee shall not be prejudiced by any investigation by or on behalf of the Lessor.

2.5 The Lessor acknowledges that the Lessee has entered into this Agreement in full reliance on the representations and warranties in this Clause 2.5, and the Lessor represents and warrants to the Lessee that:

        (a) the Lessor is a banking corporation duly incorporated and validly existing under the laws of Delaware and has the power to carry on its business as it is now being conducted and to own its property and other assets;

        (b) the Lessor has the power and authority to execute, deliver and perform its obligations under the Lessee Documents to which it is a party and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same and the transactions contemplated by the Lessee Documents to which it is a party;

        (c) the Lessee Documents to which it is a party have been duly entered into and delivered by the Lessor and constitute or will, upon execution thereof, constitute valid and legally binding obligations of the Lessor enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency or other laws affecting creditor's rights generally and to general principles of equity from time to time in effect);

        (d) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Lessee Documents to which it is a party by the Lessor will not (i) contravene any existing applicable law, statute, rule or regulation of the State of Delaware or any federal law, statute or regulation of the United States of America governing the banking or trust power of the Lessor, or any judgment, decree or permit to which the Lessor is subject; (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Lessor is a party or is subject or by which it or any of its property is bound; or (iii) contravene or conflict with any provision of the Lessor's constituent documents;

        (e) no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Lessor, threatened against the Lessor which could have a material adverse effect on the Lessor's ability to perform its obligations under the Lessee Documents to which it is a party;

        (f) the Lessor is subject to civil and commercial law with respect to its obligations under the Lessee Documents to which it is a party and the transactions contemplated thereby constitute private and commercial acts done for private and commercial purposes and neither the Lessor nor any of its assets is entitled to any immunity on the grounds of sovereignty or otherwise from any legal actions or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

        (g)    the  Lessor is a citizen  of the  United  States  as  defined  in
               Section 40102 of Title 49 of the United States Code;

        (h) every consent, authorization, license or approval of, or registration with, or declaration to, governmental or public bodies or authorities or courts required by the Lessor to authorize, or required by the Lessor in connection with, the execution, delivery, validity or enforceability of the Lessee Documents has been obtained or made and is in full force and effect, and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

        (i) the Head Lessor shall hold at Delivery whatever title to the Aircraft as shall have been conveyed to it by the Manufacturer and shall hold whatever title to any replacement Engine or Part as shall have been conveyed to Head Lessor by or on behalf of the Lessee during the Lease Term pursuant to the provisions of this Agreement; and

        (j) the choice of the Governing Law to govern this Agreement and the submission by the Lessor to the jurisdiction of the Courts are valid and binding and not subject to unilateral revocation by Lessor.

2.6     The   rights  and   remedies   of  the   Lessee  in   relation   to  any
        misrepresentation or breach of warranty on the part of the Lessor shall not be prejudiced by any investigation by or on behalf of the Lessee.




3.      TERM OF LEASE

3.1 The Lessor shall lease and the Lessee shall take on lease the Aircraft, subject to the terms and conditions of this Agreement, for the Lease Term.

4.      CONDITIONS

4.1 The obligation of the Lessor to lease the Aircraft to the Lessee under this Agreement is subject to the condition that, not later than three
        (3) Banking Days prior to the Expected Delivery Date, the Lessor shall have received the documents and evidence specified in Part 1 of Schedule 1 in form and substance reasonably satisfactory to the Lessor.

4.2 The obligation of the Lessor to lease the Aircraft to the Lessee under this Agreement is subject to the further condition that, prior to Delivery, the Lessor shall have received the documents and evidence specified in Part 2 of Schedule 1 in form and substance reasonably satisfactory to the Lessor.

4.3 The obligation of the Lessor to lease the Aircraft to the Lessee under this Agreement is subject to the further conditions that:

        (a) the Manufacturer shall have delivered the Aircraft in accordance with the Purchase Agreement and Purchase Assignment;

        (b) all necessary governmental and regulatory consents and approvals required to permit the Lessor to lease the Aircraft to the Lessee and the Lessor to register the Aircraft in the State of Registration shall have been received by the Lessor and/or the Lessee as appropriate;

        (c) the representations and warranties set out in Clauses 2.1 and 2.2 shall be true and correct as if each were made with respect to the facts and circumstances existing immediately prior to the time when Delivery is to take place;

        (d) no Relevant Event shall have occurred and be continuing or would arise by reason of Delivery taking place;

        (e) the Lessee shall have executed and  delivered the Lessee  Documents;
            and

        (f) the conditions precedent to the Lessor's obligations in the Purchase Assignment in Sections 7(a) and 7(c) thereof shall have been satisfied.

4.4 The obligation of the Lessor to execute and deliver the Lessee Documents and to make the advance payments for the Aircraft to the Manufacturer pursuant to the Purchase Assignment on the Advance Payment Date is subject to the following conditions:

        (a) the Lessor shall have received the documents and evidence specified in Part 3 of Schedule 1 in form and substance reasonably satisfactory to the Lessor;

        (b) the representations and warranties set out in Clauses 2.1 and 2.2 shall be true and correct as if each were made with respect to the facts and circumstances existing immediately prior to the time when Lessor makes such advance payments;

        (c) no Relevant Event shall have occurred and be continuing or would arise by reason of Lessor executing and delivering the Lessee Documents or making such advance payments; and

        (d) the Lessee shall have executed and delivered the Lessee Documents.

4.5 The conditions specified in Clauses 4.1, 4.2, 4.3 and 4.4 are inserted for the sole benefit of the Lessor and may be waived in whole or in part and with or without conditions by the Lessor. If any of those conditions are not satisfied on the Delivery Date and the Lessor (in its absolute discretion) nonetheless agrees to make the advance payments or deliver the Aircraft to the Lessee, the Lessee will ensure that those outstanding conditions are fulfilled within such period as the Lessor may reasonably require.

4.6 The obligation of the Lessee to lease the Aircraft from the Lessor under this Agreement is subject to the conditions that:

        (a) the Manufacturer shall have delivered the Aircraft in accordance with the Purchase Agreement and Purchase Assignment;

        (b) the Lessor shall have registered the Aircraft in the State of Registration;

        (c) the representations and warranties set out in Clause 2.5 shall be true and correct as if each were made with respect to the facts and circumstances existing immediately prior to the time when Delivery is to take place; and

        (d)    the  Lessor  shall  have   executed  and   delivered  the  Lessee
               Documents.

4.7 The conditions specified in Clause 4.6 are inserted for the sole benefit of the Lessee and may be waived in whole or in part and with or without conditions by the Lessee. If any of those conditions are not satisfied on the Delivery Date and the Lessee (in its absolute discretion) nonetheless agrees to accept delivery of the Aircraft from the Lessor, the Lessor will ensure that those outstanding conditions are fulfilled within such period as the Lessee may reasonably require.

5.      DELIVERY AND ACCEPTANCE

5.1 Subject to Clauses 4 and 5.8 hereof, the Aircraft shall be delivered to and accepted by the Lessee at the Delivery Location when the Manufacturer delivers the Aircraft in compliance with the Purchase
        Agreement. The Lessee and Lessor shall jointly determine when the Aircraft has been delivered in accordance with the Purchase Agreement, as further set out in the Purchase Assignment. If the Lessee and Lessor jointly determine that the Aircraft does not meet the conditions required at delivery under the Purchase Agreement or there is a disagreement between the Lessee and Lessor as to whether such conditions have been met, Clauses 5.7 through 5.8 (as applicable) shall govern. Upon such delivery and acceptance, the Aircraft shall become subject to and be governed by this Agreement, the Lease Period shall commence and the Lessee shall thereupon sign and deliver to the Lessor the Acceptance Certificate. After Delivery, the Aircraft and every part thereof will be, in every respect, at the sole risk of the Lessee who will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever. Prior to Delivery, the risk of loss, theft, damage or destruction to the Aircraft shall be borne by the Manufacturer pursuant to the Purchase Agreement.

5.2 The Lessor shall not be responsible for any loss or expense, or any loss of profit, arising from any delay in the delivery of, or failure to deliver, the Aircraft to the Lessee under this Agreement unless such delay or failure arises as a direct consequence of the default or failure of the Lessor to perform its obligations hereunder or to pay the advance payments and aircraft price for the Aircraft to the Manufacturer when it is obligated to do so under the Purchase Assignment and (to the extent provided in the Purchase Assignment) the Purchase Agreement.

5.3     (a)    The Lessee shall indemnify and hold harmless the Indemnitees from and against any and all liabilities, damages, losses (including costs and expenses incidental thereto) arising by reason of death or injury to any observer or any employee of the Lessee, arising out of, or in any way connected with any demonstration flight and inspection of the Aircraft conducted pursuant to the Purchase
               Agreement.

        (b) The Lessor shall indemnify and hold harmless the Lessee and its shareholders, affiliates, directors, officers, agents and employees from and against any and all liabilities, damages, losses (including costs and expenses incidental thereto) arising by reason of death or injury to any observer or any employee of the Lessor or any Indemnitee, arising out of, or in any way connected with any demonstration flight and inspection of the Aircraft conducted pursuant to the Purchase Agreement.

5.4     (a)    If by reason of a default by the Manufacturer (including, but not limited to, failure to tender the Aircraft for delivery in the condition required by the Purchase Agreement), the Aircraft shall not have been delivered to and accepted by the Lessee in accordance with Clause 5.1 by August 31, 1997, (i) the Lessor's obligation contained in this Agreement to lease the Aircraft to the Lessee and the Lessee's obligation to lease the Aircraft from the Lessor shall expire and (ii) not later than fifteen (15) days after August 31, 1997, Lessee shall repay Lessor all advance payments theretofore made by Lessor for the Aircraft plus interest thereon at an interest rate of LIBOR plus one percent
               (1.0%) (net of any interest paid to Lessor by the Manufacturer) from the date of payment through the day prior to the date of repayment by Lessee and, upon such repayment, the Purchase
               Assignment shall terminate. Concurrent with receipt of the advance payments and interest as provided in the preceding sentence, Lessor shall deliver written notice to the Manufacturer and Lessee pursuant to the terms of the Purchase Assignment that such Purchase Assignment has terminated. If Lessee fails to pay such repayments fully when due, the Purchase Assignment shall not terminate and, notwithstanding anything to the contrary in this Clause 5, Lessor will be entitled to pursue remedies against the Manufacturer with respect to the advance payments made by it.
               Nothing in this Clause 5.4 (a) is intended to or shall be deemed to waive any rights and remedies which either the Lessor or the Lessee may have against the Manufacturer under the Purchase
               Assignment or Purchase Agreement.

        (b) If by reason of a Relevant Event the Aircraft is not leased to the Lessee and such Relevant Event is or becomes a Termination Event, the Lessor's obligation to lease the Aircraft to the Lessee hereunder shall expire and the Lessor shall be entitled to accept delivery of the Aircraft from the Manufacturer as provided in the Purchase Assignment, in each case without adversely affecting any right of Lessor to pursue remedies available against Lessee hereunder, under the Purchase Assignment or at law.

        (c) The Lessee agrees to diligently perform its obligations under the Purchase Assignment and Purchase Agreement and to take commercially reasonable steps within its control to cause the Aircraft to be delivered in May 1997 or as soon thereafter as possible, subject, in all cases, to the terms of the Purchase Agreement.

        (d) If by reason of a failure by the Lessor to make advance payments or pay the net aircraft purchase price to the Manufacturer when the Lessor is obligated to do so under the terms of the Purchase Assignment, the Aircraft is not leased to the Lessee when tendered by the Manufacturer in accordance with the Purchase Agreement, following a return to Lessor of any advance payments previously made by it, the Lessee's obligation to lease the Aircraft from the Lessor hereunder shall expire and this
               Agreement and the Purchase Assignment shall terminate, but without adversely affecting any right of any party to pursue remedies available hereunder, under the Purchase Assignment or at law against other parties thereto. Concurrent with receipt of the advance payments as provided in the preceding sentence, Lessor shall deliver written notice to the Manufacturer and Lessee pursuant to the terms of the Purchase Assignment that such Purchase Assignment has terminated.

5.5     (a)    The  Lessee  shall (i)  indemnify  the  Lessor in  respect of any reasonable out-of-pocket costs or expenses, if any, incurred by the Lessor as a consequence of any delay in the delivery of or non-delivery of the Aircraft to the Lessee, or non-acceptance of the Aircraft by the Lessee under this Agreement (collectively, a "Delay") and (ii) without duplication of any payment made under the preceding clause (i), pay the Lessor interest on the advanced payments made to the Manufacturer under the Purchase Assignment as provided in Clause 5.5(b), in either such case, if and to the extent that such Delay arises as a direct consequence of the failure of the Lessee to perform its obligations hereunder or under the Purchase Assignment or any Relevant Event, provided, however, that nothing in this Clause 5.5 is intended to or shall be deemed to waive any other right or remedy provided to the Lessor in this Agreement and in the Purchase Assignment in the event of such failure by the Lessee, including, but not limited to Clause 5.4(b).

        (b) The interest payable by Lessee pursuant to Clause 5.5(a)(ii) shall accrue on a daily basis beginning on the first day of the Delay and ending on the earlier of the day prior to (i) Delivery of the Aircraft hereunder or (ii) expiration of the Lessor's obligation to lease the Aircraft hereunder pursuant to Clause 5.4 hereof on the full amount of the outstanding advance payments made by Lessor at an interest rate of LIBOR plus one percent (1.0%). Such interest shall be payable upon the earlier of such delivery or expiration and/or if the Delay exceeds one month, monthly.

5.6     (a)    If (i) there is an  Excusable  Delay (as defined in the  Purchase
               Agreement)  and as a result thereof the Aircraft is not delivered by August 31,  1997 or (ii) the  Manufacturer  estimates  that by reason of an Excusable  Delay, the Aircraft will not be delivered until  after  August 31,  1997,  the Lessor may elect,  by notice delivered  to the Lessee  and the  Manufacturer,  to require  the
               Lessee to repay  within  fifteen  (15) days of  delivery  of such notice all advance  payments  theretofore  made by Lessor for the
               Aircraft plus interest  thereon at an interest rate of LIBOR plus one  percent  (1%)  (net  of  any  interest  paid  to  Lessor  by
               Manufacturer)  from the date of payment  through the day prior to the date of repayment  by Lessee and,  upon such  repayment,  the
               Purchase  Assignment shall terminate and the Lessor's  obligation
               to  lease  the  Aircraft  to  Lessee   hereunder   shall  expire.
               Concurrent  with receipt of the advance  payments and interest as provided in the preceding sentence,  Lessor shall deliver written notice to the  Manufacturer  and Lessee  pursuant to the terms of
               the  Purchase   Assignment  that  such  Purchase  Assignment  has
               terminated.

        (b) If by reason of an Excusable Delay or for any other reason the Aircraft is not delivered by the Manufacturer under the Purchase Agreement by November 30, 1997, the Lessor may elect, by notice delivered to the Lessee and the Manufacturer, to require the Lessee to repay within fifteen (15) days of delivery of such notice all advance payments theretofore made by Lessor for the Aircraft plus interest thereon at an interest rate of LIBOR plus one percent (1.0%) (net of any interest paid to Lessor by Manufacturer) from the date of payment through the day prior to the date of repayment by Lessee and, upon such repayment, the Purchase Assignment shall terminate and the Lessor's obligation to lease the aircraft to Lessee hereunder shall expire. Concurrent with receipt of the advance payments and interest as provided in the preceding sentence, Lessor shall deliver written notice to the Manufacturer and Lessee pursuant to the terms of the Purchase Assignment that such Purchase Assignment has terminated.

        (c) If Lessee fails to repay the advance payments and interest thereon when required to do so by Lessor pursuant to Clause 5.6(a) or (b), the Purchase Assignment shall not terminate and, notwithstanding anything to the contrary in this Clause 5, Lessor will be entitled to pursue remedies against the Lessee and/or Manufacturer with respect to the advance payments made by it. Nothing in this Clause 5.6 is intended to or shall be deemed to waive any rights and remedies which the Lessor may have against the Lessee and Manufacturer under this Agreement, the Purchase Assignment or Purchase Agreement.

5.7     (a)    If the  Manufacturer  tenders the Aircraft for delivery under the
               Purchase Agreement and the Lessor and Lessee mutually agree that the Aircraft does not meet the conditions required under the Purchase Agreement for such delivery, the Lessee shall not accept delivery of the Aircraft under the Purchase Agreement or this Agreement and, at its expense (except as provided in the last sentence of this Clause 5.7), shall pursue diligently all commercially reasonable actions (including, but not limited to litigation if necessary) to cause the Manufacturer to deliver the Aircraft as soon as practicable in the condition required by the Purchase Agreement. The Lessee shall keep the Lessor advised of the actions that it is taking to obtain delivery of the Aircraft in the required condition and shall consult with the Lessor prior to taking such actions to the extent practicable. If the Lessee reasonably elects, in the pursuit of remedies against the Manufacturer, to pursue litigation against the Manufacturer, the parties shall mutually agree on an equitable sharing of the expenses of such litigation (including prelitigation expenses reasonably incurred, regardless of whether a lawsuit is actually filed) and any recoveries therefrom, provided, however, that such agreement shall include whatever provisions may be reasonably requested by Lessor to ensure that the litigation is conducted by Lessee to the reasonable satisfaction of Lessor with due regard to Lessor's interest in the Aircraft.

        (b) Notwithstanding anything in Clause 5.7(a) to the contrary, if the Lessor's obligation to lease the Aircraft to Lessee expires under Clause 5.4(a) or 5.6 hereof, the Lessor may directly pursue any remedies that it elects to pursue against the Manufacturer under the Purchase Assignment and Purchase Agreement. Without limitation of the foregoing, the Lessee and Lessor will cooperate with each other to the extent reasonably requested in any effort or pursuit of remedies to obtain return of the advance payments made by Lessor to the Manufacturer and any reasonable damages sought by the Lessor and/or Lessee with respect thereto.

5.8     (a)    If, following mutual consultation, the Lessee reasonably believes that the Manufacturer has tendered the Aircraft for delivery in the condition required by the Purchase Agreement and the Lessor disagrees, the Lessee shall, at its option, either elect to concur in the Lessor's position and attempt to cause the Manufacturer to deliver the Aircraft as provided in Clause 5.7 or accept delivery of the Aircraft under the Purchase Agreement and this Agreement, in which case Clause 5.8(b) shall apply. If the Lessee accepts delivery of the Aircraft as provided in the preceding sentence, subject to satisfaction or waiver of the conditions in Clause 4 (other than Clause 4.3(a)), the Lessor shall pay the aircraft price to the Manufacturer and lease the Aircraft to the Lessee under this Agreement.

        (b) If the Lessee elects to accept delivery of the Aircraft under the circumstances described in Clause 5.8(a), the Lessor shall be entitled to require that a determination be made by an arbitration panel as to (i) whether the Aircraft met the conditions required by the Purchase Agreement when it was accepted for delivery by the Lessee and (ii) if not, the amount by which the value of the Aircraft was diminished by virtue of its deficient condition (the "Deficiency Amount"). Such determination shall be obtained by arbitration in the City of New York, pursuant to the rules then obtaining of the American Arbitration Association or any written agreement of the parties. Such determination shall be rendered by a panel of three arbitrators each of recognized expertise in aircraft valuation, one arbitrator to be chosen by each of the Lessor and Lessee within twenty (20) days of written request therefore being made by the Lessor to the Lessee and the third arbitrator to be chosen by the other two arbitrators within ten (10) days thereafter. If the arbitration panel decides that the Aircraft was not in the condition required by the Purchase Agreement when accepted by the Lessee and that the Deficiency Amount is $[ ]* or more, the Lessee shall pay the Lessor the Deficiency Amount within ten (10) days after the determination of such amount by the arbitration panel and shall pay the Lessor's reasonable legal and other out-of-pocket costs associated with the arbitration promptly after the Lessor submits invoices or other reasonable evidence of such costs to the Lessee. If the arbitration panel decides that the Aircraft was in the condition required by the Purchase Agreement when accepted by the Lessee or, if not, that the Deficiency Amount is less than $[ ]*, the Lessor shall pay the Lessee's reasonable legal and other out-of-pocket costs associated with the arbitration promptly after the Lessee submits invoices or other reasonable evidence of such costs to the Lessor and the Lessee shall have no obligation to pay such Deficiency Amount.

6.      LESSOR'S WARRANTIES AND MANUFACTURER'S WARRANTIES

6.1 The Lessor warrants that as long as no Termination Event has occurred and is continuing, neither the Lessor nor the Head Lessor, nor any person claiming by, through or under Lessor or Head Lessor, shall interfere during the Lease Period with the use, possession and quiet enjoyment of the Aircraft (including, but not limited to, the Manuals and Technical Records) by the Lessee or the exercise by Lessee of its rights and privileges hereunder.

6.2 THE LESSEE EXPRESSLY AGREES AND ACKNOWLEDGES THAT, SAVE ONLY AS PROVIDED IN CLAUSE 6.1 AND CLAUSE 2.5, NO WARRANTY OR REPRESENTATION OF ANY KIND IS OR HAS BEEN GIVEN BY OR ON BEHALF OF THE LESSOR IN RESPECT OF THE AIRCRAFT OR ANY PART THEREOF AND, ACCORDINGLY, THE LESSEE CONFIRMS THAT IT HAS NOT, IN ENTERING INTO THIS AGREEMENT, RELIED ON ANY WARRANTY OR REPRESENTATION BY THE LESSOR OR ANY PERSON ON THE LESSOR'S BEHALF, EXPRESS OR IMPLIED, WHETHER ARISING BY LAW OR OTHERWISE IN RELATION TO THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OR REPRESENTATIONS AS TO THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, VALUE, CONDITION, DESIGN OR OPERATION OF ANY KIND OR NATURE OF THE AIRCRAFT OR ANY PART THEREOF, AND THE BENEFIT OF ANY SUCH WARRANTY OR REPRESENTATION BY THE LESSOR IS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVED BY THE LESSEE. TO THE
        EXTENT PERMISSIBLE UNDER APPLICABLE LAW, THE LESSEE HEREBY ALSO WAIVES ANY RIGHTS WHICH IT MAY HAVE IN TORT IN RESPECT OF ANY OF THE MATTERS REFERRED TO ABOVE AND IRREVOCABLY AGREES THAT THE LESSOR SHALL HAVE NO GREATER LIABILITY TO LESSEE IN TORT IN RESPECT OF ANY SUCH MATTER THAN IT WOULD HAVE IN CONTRACT AFTER TAKING ACCOUNT OF ALL OF THE FOREGOING EXCLUSIONS. NO THIRD PARTY MAKING ANY REPRESENTATION OR WARRANTY RELATING TO THE AIRCRAFT OR ANY PART THEREOF IS THE AGENT OF THE LESSOR NOR HAS ANY SUCH THIRD PARTY AUTHORITY TO BIND THE LESSOR THEREBY.

        NOTWITHSTANDING ANYTHING CONTAINED ABOVE, NOTHING CONTAINED HEREIN IS INTENDED TO OBVIATE, REMOVE OR WAIVE ANY RIGHTS OF WARRANTY OR OTHER CLAIMS RELATING THERETO WHICH THE LESSEE OR THE LESSOR MAY HAVE AGAINST THE MANUFACTURER OR SUPPLIER OF THE AIRCRAFT (INCLUDING ANY ENGINE OR PART THEREOF) OR ANY THIRD PARTY.

6.3 The Lessor agrees to assign to the Lessee the benefit of all assignable warranties and indemnities, product support and operational benefits given by the Manufacturer pursuant to the Purchase Agreement (as same have been assigned to the Lessor pursuant to the Purchase Assignment) or supplier of any part of the Aircraft as provided in the Purchase Assignment. The Lessee acknowledges that any such assignment is subject to the prior written consent of the Manufacturer or supplier of any part of the Aircraft and each party hereto agrees to execute and deliver to the other party such notices of assignment of warranties as such other party may reasonably request. The Lessee agrees to the extent commercially reasonable to pursue by reasonable procedures such warranty claims in respect of the Aircraft as to its knowledge may arise having taken reasonable steps to ascertain such claims and to notify the Lessor of all such claims in excess of the Threshold Amount.

6.4 The Lessee agrees to assign or re-assign to the Lessor or its nominee at the time of redelivery of the Aircraft or thereafter, the benefit of all remaining warranties and indemnities, product support and operational benefits that are given to the Lessee during the Lease Period by the Manufacturer or supplier of any part of the Aircraft and any person who has repaired the Aircraft or any part thereof to the extent transferable.

7.      RENT

7.1 During the Lease Period the Lessee shall pay to the Lessor (or to the Lessor's order) installments of rent for the Aircraft monthly in advance, each such instalment being of the amount specified in paragraph 2 of Letter Agreement No. 1 opposite the relevant Payment Date and being payable on such Payment Date.

7.2 The Lessee's obligation to pay rent and make other payments in accordance with this Agreement shall be absolute and unconditional irrespective of any contingency whatsoever including, but not limited to, (i) any right of set-off, counterclaim, recoupment, defence or other right which either party hereto may have against the other, (ii) any unavailability of the Aircraft for any reason, including, but not limited to, any lack or invalidity of title or any other defect in the title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or the Total Loss of, or any damage to, the Aircraft,
        (iii) any failure or delay on the part of either party  hereto,  whether with or without fault on its part,  in performing or complying  with any of the  terms or  conditions  of this  Agreement,  (iv) any  insolvency, bankruptcy, administration, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Lessor, the Lessee or any permitted sub-lessee, or (v) any lack of due authorization of, or other defect in, this Agreement, excluding, however, any period in which the Lessee cannot operate the Aircraft due to a breach by the Lessor of Clause 6.1 hereof.

7.3 In addition to all other payments to be made by the Lessee under this Agreement, the Lessee shall pay to the Lessor (or to the Lessor's order) an Aircraft Commitment Fee in the amount, and in accordance with the schedule, set forth in paragraph 1 of Letter Agreement No. 1.

               8.     PAYMENTS, INTEREST AND CALCULATIONS

8.1 All payments to be made by the Lessee under this Agreement shall be made (unless specifically otherwise provided in this Agreement) without prior demand and in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 10.3 (Taxation), free and clear of any deductions or, to the extent provided in Clauses 10.2 and 10.3, withholdings in Dollars for value on the day on which payment is due to such bank and account as the Lessor may from time to time notify to the Lessee in writing.

8.2 When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

8.3 If the Lessee fails to pay any sum payable to any Indemnitee (including without limitation, any sum payable pursuant to this Clause 8.3) on its due date for payment under this Agreement the Lessee shall pay to such Indemnitee on demand interest on such sum from the due date through the day prior to the date of actual payment (as well after as before any relevant judgment) at the Relevant Rate of Interest.

8.4 All interest under this Agreement shall accrue from day to day and shall be calculated on the basis of the actual days elapsed and a 365 day year.

8.5 Any certificate or determination of the Lessor as to any rate of interest or any other amount payable under this Agreement shall, in the absence of manifest error, be entitled to a rebuttable presumption of correctness.

8.6 If any sum due from the Lessee under this Agreement or under any order or judgment given or made in relation thereto has to be converted from the currency ("the first currency") in which the same is payable under this Agreement or under such order or judgment into another currency ("the second currency") for the purpose of (i) making or filing a claim or proof against the Lessee, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to this Agreement, the Lessee shall indemnify and hold harmless the Lessor from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Lessor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Lessee under this Clause 8.6 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

9.      COSTS AND INDEMNITIES

9.1 The Lessee shall pay promptly all costs or expenses incurred by Lessee in connection with the performance of the Lessee's obligations under this Agreement, including, but not limited to, the pre-Delivery testing by the Lessee, the delivery of the Aircraft to Lessee, the registration of the Aircraft and filing of the Agreement at the FAA, including, but not limited to, the fees and expenses of special FAA counsel. During the Lease Period, Lessee will pay (or cause a permitted sublessee to pay) promptly all costs and expenses of registration, possession, control, use, operation, leasing, sub-leasing, insurance, maintenance, repair, refurbishment, overhaul, modification, alteration, damage, storage and re-delivery of the Aircraft.

9.2 Whether or not the Aircraft is delivered to the Lessee pursuant to this Agreement, the Lessee shall pay to the Lessor:

        (a) no later than the date of this Agreement, the sum of $[ ]* as a contribution towards the legal costs incurred by the Lessor in connection with the negotiation and preparation of the Lessee Documents and the Security Documents;

        (b) on demand, all out-of-pocket expenses (including reasonable legal fees and expenses) reasonably incurred by the Lessor and Beneficiary in connection with any amendment or extension of, or the granting of any waiver or consent under any of the Lessee Documents or the Security Documents requested by the Lessee and all out-of-pocket expenses (including reasonable legal fees and expenses) reasonably incurred by the Lessor and Beneficiary resulting from (i) the enforcement of, or preservation of any rights under, any of the Lessee Documents in any such case after

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               the occurrence and during the continuance of a Termination  Event
               or  (ii)  breach  of  any  representation,   warranty,  covenant,
               agreement,   condition  or  stipulation  by  the  Lessee  therein
               contained.

        All expenses payable pursuant to this Clause 9.2 shall be paid in the currency in which the same are incurred.

9.3 The Lessee shall indemnify and hold harmless the Indemnitees, without prejudice to any of the Indemnitees' other rights under any of the Lessee Documents, from and against any costs or expenses which the Lessee has agreed to pay in any Lessee Document but which shall nevertheless be claimed from or assessed against or paid by any Indemnitee (after prior consultation with Lessee to the extent practicable as reasonably determined by the Lessor), and against any liability incurred by any Indemnitee by reason of any delay or failure of the Lessee to pay any such costs or expenses.

9.4 Without prejudice to the Lessee's obligations under Clauses 9.1 to 9.3 inclusive (Costs and Indemnities), the Lessee agrees at all times during or after the Lease Period, to indemnify and hold harmless the Indemnitees from and against all costs, expenses, payments, charges, losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgements, orders or other sanctions (in this Clause 9 together referred to as "Losses") which may be incurred by, or made or asserted against such Indemnitee at any time:

        (a) relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of, the design, manufacture, testing, delivery, import, export, registration, ownership, possession, control, use, operation, leasing, sub-leasing, insurance, maintenance, repair, refurbishment, condition, service, overhaul, modification, change, alteration, loss, damage, removal, storage, re-delivery, sale or disposal of, in or to the Aircraft, or otherwise in connection with the Aircraft, or relating to loss or destruction of or damage to any property, or death or injury of, or other loss of whatsoever nature suffered by, any person caused by, relating to, or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters; or

        (b) on the grounds that, as the result of any alterations or modifications of the Aircraft, any Engine or any Part after the Delivery Date, any design, article or material in the Aircraft or the operation or use thereof constitutes an infringement of patent, intellectual property right or any other right whatsoever.

9.5     Any Loss is excluded from Lessee's agreement to  indemnify  under Clause
        9.4 to the extent such Loss:

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        (a)    Is attributable to acts or events occurring after the Aircraft is redelivered to Lessor or its designee or to the Head Lessor or the Lenders, as the case may be, in compliance with Clause 19 and
               Schedule 4 hereof;

        (b) Is a Tax, whether or not Lessee is required to indemnify therefor under Clause 10 hereof;

        (c)    Arises as a result of a Lessor Encumbrance;

        (d) Is attributable to the gross negligence or willful misconduct of any Indemnitee or the breach by any Indemnitee of any of its representations or obligations under any of the Lease Documents;

        (e) Is a cost or expense imposed on Lessor or any Indemnitee by the terms of any of the Lessee Documents or incurred by Lessor or any Indemnitee in performing its obligations to Lessee hereunder or thereunder;

        (f) Consists of a cost, fee or expense arising out of the transfer by Lessor or transfer or acquisition by any Indemnitee of any interest in the Aircraft or Lessee Documents at a time when no Termination Event has occurred and is continuing;

        (g) Arises out of or results from the acts of any Indemnitee prior to the date of this Agreement;

        (h) Consists of any cost, fee or other expense incurred in connection with preparing or negotiating any Lenders Document and any amendment to or restructuring of any Lenders Document unless Lessee has expressly agreed to pay such cost, fee or expense under any Lessee Document or such Lender Document or amendment or restructuring results from the occurrence and continuance of a Termination Event;

        (i) With respect to a Loss incurred under Clause 9.5(b) only, is indemnified by the Manufacturer under the Purchase Agreement;

        (j) With respect to any Indemnitee, arises from acts, events or omissions by such Indemnitee in such Indemnitee's capacity as designer, manufacturer of or maintenance performer for the Aircraft or any Part;

        (k) Consists of costs, fees or expenses related to the negotiation, preparation or execution of the Lessee Documents in excess of the $[ ]* specified in Clause 9.2(a);

        (l) Arises out of any default under any Lenders Document that is not a Relevant Event hereunder; or
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        (m)    Consists of costs,  fees and/or  expenses  incurred in connection with the establishment, maintenance or restructuring of the financing or refinancing of the Aircraft (including, without limitation, the Head Lease) or any Indemnitee's interest in the Trust Estate established under the Trust Agreement or any action or dispute between or among the parties to any Lenders Document, in each case not resulting from the occurrence and continuance of a Relevant Event hereunder;

9.6 In the case of any Loss indemnified by Lessee under Clause 9.4 which is covered by a policy of insurance maintained by Lessee pursuant to Clause 16 and Schedule 3 of this Agreement, as a condition to such indemnification, each Indemnitee shall agree to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Loss as may be required to retain the benefits of such insurance with respect to such Loss.

9.7 An Indemnitee shall promptly notify Lessee of any Loss as to which indemnification is sought, provided that failure to provide such notice promptly shall not affect Lessee's obligation to indemnify any Loss hereunder except to the extent that such failure materially adversely affects the ability of the Lessee to contest such Loss. Subject to the rights of insurers under policies of insurance maintained pursuant to
        Section 16 and Schedule 3 this Agreement, Lessee shall have the right to contest and defend any Loss, in its own name or in the name of the applicable Indemnitee, and shall be entitled to assume responsibility for and control of the defense of any Loss in respect of which any Indemnitee makes or intends to make a claim against Lessee for indemnity pursuant to this Clause 9 (other than a Loss or claim arising out of any Relevant Event) PROVIDED THAT (a) the legal counsel retained by Lessee for such purpose is reasonably acceptable to Lessor and (b) Lessee pursues such contest diligently and in good faith and, upon the reasonable request of the Indemnitee, provides the Indemnitee with reasonable details of the status of the contest and copies of all legal briefs, court filings and, subject to applicable considerations of legal privilege, counsel's memoranda relevant to such contest; and provided further, that if Lessee is legally precluded from pursuing such contest or defense itself or from impleading any party which the Lessee reasonably believes is ultimately responsible for such Loss or from asserting any defense, cross-claim reasonably deemed required by Lessee, the applicable Indemnitee shall, upon Lessee's request and at Lessee's expense (with respect to reasonable out-of-pocket costs and expenses) and if legally able to do so and fully indemnified by Lessee hereunder, diligently and in good faith pursue such contest, defense, impleader or cross-claim and provide Lessee information and documents thereon comparable to that described above. In the event that (1) a Termination Event has occurred and is continuing or (2) the Lessee fails to comply with the foregoing requirements in any material respect, the applicable Indemnitee may assume responsibility for and control the relevant contest. To the extent Lessee is entitled to defend any claim hereunder, the Indemnitee shall cooperate with all reasonable requests of Lessee in connection with such defense. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions, and such participation shall not constitute a waiver of the indemnification provided in Clause 9.4. Except as above provided in this Clause 9.7, an Indemnitee shall not be required to contest any Loss or to assume responsibility for or control of any judicial proceeding with respect thereto.

9.8     (a)    To the extent that a Loss  indemnified by Lessee under Clause 9.4 is in fact paid in full by Lessee and/or an insurer under a policy of insurance maintained by Lessee pursuant to Clause 16 and Schedule 3 of this Agreement, Lessee and/or such insurer, as the case may be, shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Loss was paid with respect to the transaction or event giving rise to such Loss. Should an Indemnitee receive any refund, in whole or in part, with respect to any Loss paid by Lessee hereunder and no Relevant Event has occurred and is continuing, it shall promptly pay the amount refunded (but not an amount in excess of the amount Lessee has paid in respect of such Loss plus interest attributable thereto in an amount reasonably determined by the Indemnitee and in no event will the amount paid by the Indemnitee exceed the amount refunded to the Indemnitee) over to Lessee less any net tax detriment realized by such Indemnitee as a result of the receipt or accrual of such refund plus any net tax savings realized by such Indemnitee as a result of such payment. If the Indemnitee is later required to repay all or part of such refund, such repayment shall be a Loss and the Lessee shall indemnify the Indemnitee against such Loss in accordance with the terms of Clause 9.

        (b) No Indemnitee shall enter into a settlement or other compromise or consent to a judgment with respect to any Loss without the prior written consent of the Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its rights under this Clause 9 with respect to such Losses. The entering into any such settlement or compromise or consent without the prior written consent of Lessee shall constitute a waiver by such Indemnitee of all its rights of indemnification with respect to the Loss which is the subject of such settlement or compromise or consent.

9.9 In the event Lessee is required to indemnify any Indemnified Person under Clause 9.4, Lessee shall pay to such Indemnified Person an amount which, after deduction of all taxes actually required to be paid by such Indemnified Person in respect of the receipt of such amount under the applicable laws of any government or taxing jurisdiction (after giving credit for any saving in respect of any such taxes by reason of deductions, credits or allowances related to the payment of the Loss indemnified against and the payment of related taxes), shall be equal to the amount of the indemnification required.

9.10 The general indemnification provisions of Clauses 9.4 through Clause 9.9 are not intended to waive or supersede any specific provisions of this Agreement to the extent such provisions apply to any Loss.

9.11 The Lessee's obligations under Clause 9 shall survive the end of the Lease Period.

10.     TAXATION

10.1    (a)    Sums  payable  to  the  Indemnitees  by  the  Lessee  under  this
               Agreement  by  way  of  indemnity  or   reimbursement   shall  be
               calculated on an after-tax basis. Accordingly, if and to the extent that any such sum payable to any Indemnitee is taxable in the hands of such Person (as the auditors of such Person acting as experts and not as arbitrators shall certify from time to time) such sum shall be increased to an amount which (after subtracting any Taxes suffered by such Person in respect of the receipt of such amount and after taking into account any deduction, credit or other benefit for Tax purposes for Taxes available in the same taxable year as such sum is taxable to such Person in respect of the discharge by such Person of any corresponding liability to a third party) shall equal the amount which such Person would have received had the sum payable by the Lessee not been taxable in the hands of such Person. If the sum payable by the Lessee is initially paid on the basis that it is not taxable in the hands of any Indemnitee and it is subsequently determined to be taxable or vice versa, subject to the terms of Clause 10.9 hereof, such adjustment and payment shall be made between such Person and the Lessee as the auditors of such Indemnitee (acting as experts and not as arbitrators) shall certify as appropriate to restore the after-tax position of such Person to that which it would have been had the adjustment not been necessary.

        (b) If and to the extent that any sum (the "indemnity sum") constituting (directly or indirectly) an indemnity to any Indemnitee but paid by the Lessee to any person other than such Indemnitee, shall properly be treated under applicable law as taxable in the hands of such Indemnitee, the Lessee shall pay to such Person such sum (the "compensating sum") as (after subtracting any Taxes incurred by such Person in respect of the compensating sum and after taking into account any deductions, credits and other Tax benefits currently available to such Indemnitee in respect of the payment of the indemnity sum to such third person for the benefit of, or on behalf of, such Indemnitee) shall reimburse such Indemnitee for any Taxes incurred by it in respect of the indemnity sum.

        (c) For the purposes of this Clause 10.1(a) a sum shall be deemed to be taxable in the hands of an Indemnitee if it is required under applicable law to be taken into account in computing the taxable profits or gains of such Indemnitee, and if so such Indemnitee shall be deemed to have suffered Taxes thereon at the rate of taxation applicable to such Person's profits or gains for the period in which the payment is so required to be taken into account for the purposes of such taxation, and any associated or resulting deduction, credit or other benefit to the extent realized in the same taxable year as the sum referred to in Clause 10.1(a) or 10.1(b) is deemed to be taxable shall be taken into account. Each Indemnitee shall use good faith in filing its Tax returns and in dealing with taxing authorities to the extent required to seek and claim Tax benefits which would reduce the amount of any indemnity payment required pursuant to this Clause 10, it being understood and agreed, however, that no Indemnitee will be under any obligation to take any such actions which are not consistent with the Tax reporting practices and policies of such Indemnitee without regard to this transaction.

        (d) If any Indemnitee shall actually recognize (as determined in good faith by the relevant Indemnitee) a tax benefit by reason of any Tax paid or indemnified against by Lessee pursuant to this Clause 10 or a Loss indemnified against by Lessee pursuant to Clause 9, (whether such tax benefit shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) not otherwise taken into account in computing any payment or indemnity by Lessee under this Agreement, such Indemnitee shall pay to Lessee an amount equal to such tax benefit plus any tax benefit recognized as the result of any payment made pursuant to this sentence; PROVIDED, that such Indemnitee shall not be required to make any payment pursuant to this sentence if and so as long as Termination Event of a monetary nature has occurred and is continuing; provided, FURTHER, that payments to the Lessee by an Indemnitee hereunder shall not exceed (i) the aggregate amount of all prior payments (plus any interest reasonably attributable thereto in an amount reasonably determined by the Indemnitee) with respect to such Tax or Loss by the Lessee to the Indemnitee LESS (ii) the aggregate amount of all prior payments with respect to such Tax or Loss by the Indemnitee to the Lessee pursuant to this Clause 10.1(d). Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction
               (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) of any reduction in Taxes or refund referred to in this Clause 10.1(d), as to which (and to the extent) such Indemnitee has made any payment to the Lessee required hereby, shall be treated as a Tax for which the Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of Clause 10 without regard to the exclusions set forth in Clause 10.4 hereof.

10.2 WITHHOLDING. If at any time any applicable law, regulation or regulatory requirement, or any governmental authority, monetary agency or central bank requires the Lessee to make any deduction or withholding in respect of Taxes from any payment due to the Lessor or the Beneficiary under the Lease Documents as a result of any change occurring after the date of this Agreement in applicable law, regulation, treaty or ruling:

        (1) the sum due from the Lessee in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Indemnitee receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made; PROVIDED, HOWEVER, that the Lessee shall not be required to pay any such additional amount to the extent that such Tax would not have been imposed but for (x) Taxes in effect on the date of a voluntary transfer by a Indemnitee of any interest in the Aircraft or any of the Lease Documents (other than any such transfer that occurs after the occurrence and during the continuance of a Termination Event) which would not have been imposed had such Indemnitee not transferred its interest in the Aircraft or the Lease Documents or (y) in the case of the Beneficiary, failure to deliver a properly completed Internal Revenue Service Form 1001 (or any substitute form) under the applicable United States income tax convention (i) initially, on or prior to the due date of the first payment due to the Lessor under this Agreement, or (ii) after the form referred to in clause (i) has expired, after a request by the Lessee for such form, unless it shall no longer be entitled to deliver such form due to a change in law, regulation ruling or such convention;

        (2) the Lessee shall pay to the relevant authority within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any increased amount paid pursuant to this Clause 10.2); and

        (3) the Lessee shall furnish to the appropriate Indemnitee written evidence of payment to the relevant authority within the period for payment permitted by applicable law, of all amounts deducted or withheld as aforesaid.

10.3 TAXES INDEMNIFIED. The Lessee agrees to indemnify and hold harmless each Indemnitee against and agrees to protect, save and keep harmless each Indemnitee against, all Taxes that may be imposed upon or with respect to any Indemnitee, the Lessee, this Agreement, the Lease Documents, the Aircraft, the Airframe, any Engine, or any Part or any interest in any of the foregoing, upon, based upon, measured by, in whole or in part, or with respect to:

        (a) the Aircraft, the Airframe, any Engine, any Part or any interest in or with respect to the foregoing;

        (b) the delivery, location, ownership, manufacture, design, importation, exportation, transfer of title, return, storage, leasing, operation, use, maintenance, repair, alteration, location, subleasing, ownership, purchase, sale, registration, presence, re-registration, subleasing, hire, conditional sale, delivery, redelivery, nondelivery, acceptance, rejection, transport, modification, substitution, replacement or other disposition of or other action or event with respect to the Aircraft, the Airframe, any Engine or Part or any interest with respect to the foregoing;

        (c) rent, including all installments of rent, payable under this Agreement;

        (d) this Agreement and the other Lease Documents or amendments or supplements thereto and any other documents contemplated thereby or the transactions contemplated thereby or resulting therefrom or the exercise of any rights or remedies thereunder or the enforcement thereof; or

        (e) otherwise with respect to or in connection with the transactions contemplated by this Agreement or the other Lease Documents.

10.4 TAXES EXCLUDED. The indemnity provided for in Clause 10.3 above shall not apply to, and the Lessee shall have no indemnity liability with respect to, any of the following:

        (a) Taxes (other than Taxes in the nature of sales, use, property, rental, value-added, goods and services, transfer or turnover taxes or, in the case of Taxes imposed by any jurisdiction, to the extent such Taxes are required pursuant to Clause 10.1 for the computation of amounts payable by the Lessee on an after-tax basis) on, based on, measured by or with respect to the net or gross income, capital or net worth, net or gross receipts, franchises, excess profits or conduct of business of such Indemnitee (including, without limitation, capital gains taxes, minimum taxes, alternative minimum taxes, branch profits taxes and accumulated earnings taxes) imposed by (A) any federal, state or local government, political subdivision or taxing authority in the United States other than (x) any such Taxes imposed by withholding on or with respect to amounts payable under this Agreement by any federal, state or local government, political subdivision or taxing authority in the United States by reason of a change of law, regulation, treaty or ruling as in effect on the date hereof and (y) any such Taxes that are imposed by any state or local government, political subdivision or taxing authority thereof in the United States (other than any state in which the applicable Indemnitee is organized, has its principal place of business or is otherwise subject to taxation as a result of transactions unrelated to the transactions contemplated hereby (unless such Indemnitee would not have been subject to taxation by such taxing authority but for leasing transactions involving aircraft in which the Lessor is the owner or the Beneficiary is the owner or beneficial owner of such aircraft) or any local government or political subdivision or taxing authority in any such state) to the extent that such Taxes would not have been imposed but for (1) the registration, operation, location or use of the Aircraft, Airframe, any Engine or any Part in the jurisdiction imposing such Tax or (2) the activities or presence of any of the Lessee, any affiliate of the Lessee or any Person in possession of the Aircraft, Airframe, any Engine or any Part (other than the Lessor or the Beneficiary) (each referred to as a "Lessee Person") in or any payment under this Agreement being made by a Lessee Person from the jurisdiction imposing such Tax,
               (B) any government or taxing authority of or in any jurisdiction (other than the United States or any political subdivision or taxing authority thereof or therein) other than Taxes that are imposed as a result of the registration, operation, location or use of the Aircraft, Airframe, any Engine or any Part in, the existence of an office, fixed place of business or permanent establishment of a Lessee Person in, a Lessee Person making payments from or other activities or presence of a Lessee Person in the jurisdiction imposing the Tax, provided that the applicable Indemnitee is not organized, does not have its principal place of business and is not otherwise subject to taxation in such jurisdiction as the result of transactions unrelated to the transactions contemplated hereby (unless such Indemnitee would not have been subject to taxation by such taxing authority but for leasing transactions involving aircraft in which the Lessor is the owner or the Beneficiary is the owner or beneficial owner of such aircraft), or (C) any taxing authority in Ireland;

        (b) Taxes to the extent resulting from (1) any voluntary sale, assignment, transfer or other voluntary disposition by such Indemnitee of the Aircraft, Airframe, any Engine or any Part or interest with respect to the foregoing, (2) any involuntary transfer by such Indemnitee of the Aircraft, Airframe, any Engine, any Part, the rent, the trust on behalf of which the Lessor is acting or any interest with respect to any of the foregoing resulting from any bankruptcy or other proceeding for the relief of debtors in which such Indemnitee is the debtor, or
               (3) any involuntary transfer by such Indemnitee of the Aircraft, Airframe, any Engine or any Part or interest with respect to the foregoing resulting from a default by such Indemnitee under any secured financing transaction relating to the Aircraft (unless, in each preceding case, such sale, assignment, transfer or disposition occurs pursuant to the exercise of remedies after the occurrence and during the continuance of a Termination Event);

        (c) Taxes that are imposed on a transferee from an Indemnitee to the extent of the excess of such Taxes imposed under applicable law in effect on the date of transfer, over the amount of Taxes which would have been imposed had there not been a sale, assignment, transfer or other  disposition  to such  transferee,  unless such sale, assignment, transfer or other disposition occurs pursuant to an exercise of remedies hereunder after a Termination Event has occurred and while such Termination Event is continuing (it being understood and agreed that this Clause 10.4(c) shall not apply to the calculation of the amount necessary for any payment required to be made on an after-tax basis);

        (d) Taxes imposed in respect of any period after the expiration or earlier termination of this Agreement in accordance with its terms, except to the extent such Taxes are imposed with respect to the receipt by an Indemnitee of any amounts due under the Lease Documents after such expiration or termination of the Lease, it being understood that the exception from indemnity set forth in this Clause 10.4(d) shall not apply to Taxes to the extent such Taxes relate to events occurring or matters arising prior to or simultaneously with the time of the earliest occurrence of the events covered by this Clause 10.4(d);

        (e) Taxes imposed upon the Lessor that are on, based on, measured by or with respect to any fees, commissions or compensation for services rendered by the Lessor in its capacity as trustee under the Trust Agreement, or fees, commissions or compensation received by the Head Lessor or any Lender;

        (f) Without affecting the Lessee's rights and obligations under Clauses 10.2 and 10.6, Taxes for so long as such Taxes are being contested in accordance with the provisions of Clause 10.6 hereof;

        (g) Taxes that would not have been imposed with respect to a Indemnitee but for any failure of such Indemnitee (after timely written notice from the Lessee accompanied by a properly completed draft form of any such requirement prepared by Lessee at Lessee's expense, other than the Form 1001 to be delivered prior to the date the first payment is due to the Lessor under this Agreement) to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity, connection with the jurisdiction imposing such Taxes or any other matters, that is required by law as a condition to exemption or the relief from, or reduction of, such Tax (but only if and to the extent that such compliance may be effected by such Indemnitee without materially increasing such Indemnitee's risk of exposure to any Tax in the applicable jurisdiction, related expenses or other adverse consequences not indemnified by the Lessee hereunder);

        (h) Taxes to the extent that such Taxes would not have been imposed on or with respect to a Indemnitee but for the willful misconduct or gross negligence of any Indemnitee thereof;

        (i) Taxes which an Indemnitee would be required to contest pursuant to Clause 10.6 and which such Indemnitee has failed to contest as and to the extent required by clause 10.6 and any other Taxes for which a successful contest is foreclosed because of such failure of the Indemnitee, provided that such failure by the Indemnitee has a material adverse effect on the ability of the Lessee to contest such Tax or if and to the extent such failure results in an increase in the amount of any penalties, interests or addition to such Tax (unless any such failure by an Indemnitee is the result of a failure by the Lessee to fulfill its obligations under Clause 10.6);

        (j) Taxes imposed on any Indemnitee resulting from such Indemnitee's original purchase or other acquisition of the Aircraft, any Engine or any Part or any interest in any thereof;

        (k)    Taxes  imposed  with  respect to any period prior to the Delivery
               Date;

        (l)    Taxes  which  have been  included in the cost of the Aircraft; or

        (m) Taxes, to the extent that (1) such Taxes constitute interest or penalties relating to a Tax (but not the underlying Tax) and (2) such interest or penalties result from the failure to file or late filing of any Tax return by any Indemnitee, unless such failure by the Indemnitee to file or late filing results from a failure of the Lessee to fulfill its obligation under clause 10.7 or any other provision of this Agreement compliance with which by Lessee is necessary in order for such Indemnitee to be able to file such Tax return.

10.5 PAYMENTS. Each Indemnitee shall promptly forward to Lessee any written notice, bill or advice received by it from any taxing authority concerning any Tax for which it seeks indemnification under this clause
        10. The Lessee shall pay any Tax for which it is liable pursuant to this Clause 10 directly to the appropriate taxing authority when due or to the Indemnitee within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Taxes which are the subject of and basis for such indemnity and the computation of the amount so payable, but not prior to the later of (i) in the case of Taxes paid to an Indemnitee, five Business Days prior to the date payment of such Taxes is due, or in the case of Taxes paid directly to the appropriate taxing authority, the date such Taxes are due, in each case, provided Lessee has actual knowledge of the date such Tax is due or (ii) in the case of amounts which are being contested, within 30 Business Days after a Final

        Determination (as defined below). For purposes of this Clause 10, a "Final Determination" shall mean (I) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Clause 10.6, which decision, judgment, decree or other order has become final and unappealable, (II) a closing agreement or settlement agreement entered into in accordance with Clause 10 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (III) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding, in each case, in accordance with Clause 10.6.

10.6 CONTESTS; REFUNDS. If a written claim is made against any Indemnitee for any Taxes that the Lessee could be required to indemnify against pursuant to this Clause 10, such Indemnitee shall promptly notify the Lessee in writing (and shall take no action with respect to such claim to the extent reasonably practicable for a period of 30 days following such notice to the Lessee), but the failure to give such notice shall not diminish the Lessee's obligation hereunder, except to the extent that the Lessee's ability to contest such Tax is materially adversely affected or if and to the extent such failure results in the imposition of or an increase in the amount of any penalties, interest or additions to such Tax. If requested by the Lessee in writing, within 30 days of receipt of such notice from the Indemnitee, such Indemnitee shall in good faith contest (including pursuing all judicial appeals other than appeals to the United States Supreme Court), at the expense of the Lessee, in the name of such Indemnitee (or the Indemnitee, in its sole discretion, may permit the Lessee, if permitted by law, to contest in the name of the Lessee or such Indemnitee) the validity, applicability and amount of such Taxes by (in the sole discretion of the Person conducting such contest) (i) resisting payment thereof, (ii) not paying the same except under protest, if protest is necessary and proper, or
        (iii) if payment shall be made, seeking a refund thereof in appropriate administrative and judicial proceedings; PROVIDED that (u) prior to taking such action, the Lessee shall have agreed to pay such Indemnitee all reasonable out-of-pocket costs and expenses that such Indemnitee incurs in connection with and reasonably allocable to contesting such claim, including, without limitation, all reasonable out-of-pocket legal, accountants' and investigatory fees and disbursements, (v) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Taxes, then notwithstanding Clauses 10.4 or 10.5, the Lessee shall provide such Indemnitee with sufficient funds (on an interest-free basis and at no additional net after-tax cost to such Indemnitee) to make such payment, (w) such proceedings do not involve
        (A) the likelihood of the sale, forfeiture or loss of the Aircraft, Airframe any Engine or any Part, unless the Lessee shall have provided security for the Lessee's obligations under this Clause 10 with respect to such claim reasonably satisfactory to such Indemnitee and the Beneficiary, or (B) any material risk of the imposition of criminal penalties arising from the proper conduct of such proceeding, (x) the Lessee shall have provided to the Indemnitee an opinion of the Lessee's independent tax counsel (such counsel to be reasonably acceptable to the Indemnitee) to the effect that a reasonable basis, within the meaning of ABA Formal Opinion No. 85-352, exists for such contest, and (y) no Termination Event shall have occurred and be continuing, unless the Lessee shall have provided security for the Lessee's obligations under this Clause 10 with respect to such claim satisfactory to such Indemnitee. In any contest conducted by a Indemnitee, the Indemnitee shall consult in good faith with the Lessee concerning the method and the forum for such contest and shall permit the Lessee to review and comment upon all written claims and submissions, but the Indemnitee shall have ultimate control over all aspects of such contest. The Lessee shall keep the Indemnitee fully informed as to the nature, conduct and results of any contest conducted by the Lessee in the name of such Indemnitee. Any Indemnitee may elect not to contest pursuant to this Clause 10.6, or to settle any contest, but such election to settle or not to contest without the written consent of Lessee (which consent shall not be unreasonably withheld) shall constitute a waiver by such Indemnitee of any right to indemnification pursuant to this Clause 10 with respect to the claim which was the subject of such proposed contest or settlement, as the case may be (and any other claim or Tax with respect to which a successful contest is foreclosed as the result of such settlement or election not to contest) and, if the Lessee has theretofore provided such Indemnitee with the funds to pay the Taxes that are the subject of such proposed contest or settlement, as the case may be, such Indemnitee shall promptly repay such funds.

        Notwithstanding anything contained in this Clause 10 to the contrary, the Indemnitee shall not be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Clause 10.6, unless there shall have been a change in law (or interpretation thereof) or a change in facts after the date with respect to which such previous contest shall have been decided, and the Indemnitee shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Lessee and reasonably acceptable to such Indemnitee to the effect that as a result of such change in law (or interpretation thereof) or a change in facts, it is more likely than not that the Indemnitee will prevail in such contest.

        If any Indemnitee shall obtain a refund or credit of all or any part of any Taxes that the Lessee, pursuant to this Clause 10.6, shall have paid for or advanced to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee, such Indemnitee shall, at such time as no Termination Event shall have occurred and be continuing, promptly pay to the Lessee an amount which, after the subtraction of the amount of any further net tax savings actually realized by such Indemnitee as a result of the payment under this paragraph, and the addition of any net tax detriment realized by such Indemnitee as a result of the receipt or accrual of such refund and any interest received or accrued by such Indemnitee on such refund, is equal to the amount of such refund or credit, plus any interest actually received or credited by such Indemnitee on such refund or credit that is fairly attributable to any Taxes paid by the Lessee to or for such Indemnitee; PROVIDED that such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence (other than on account of interest actually received or credited) to the extent that the amount of such payment would exceed (x) the amount of all prior payments made by the Lessee to such Indemnitee pursuant to this Clause 10 less (y) the amount of all prior payments by such Indemnitee to the Lessee (other than that portion of such payments attributable to interest payable to the Lessee hereunder) pursuant to this Clause 10 (and the amount of any excess described in this proviso shall reduce PRO TANTO the amount that the
        Lessee is subsequently obligated to pay pursuant to this Clause 10 hereof). If it is later determined that the Indemnitee was not entitled to such refund and such refund would not otherwise have been available as a credit against a tax liability of such Indemnitee not indemnified by the Lessee hereunder, the portion of such refund that is repaid, recaptured or disallowed will be treated as Taxes for which the Lessee must indemnify the Indemnitee pursuant to this Clause 10 without regard to Clause 10.4. If the Indemnitee receives an award of attorney's fees in a contest for which Lessee has paid an allocable portion of the contest expenses, such Indemnitee shall pay to Lessee the same proportion of the amount of such award as the amount of such Indemnitee's attorney's fees paid or reimbursed by Lessee bears to the total amount of the attorneys' fees actually incurred by the Indemnitee in conducting such contest.

10.7 REPORTS. The Lessee will provide (at the Lessee's expense) such information as is within its control and reasonably requested in writing by an Indemnitee that is required or reasonably necessary to enable such Indemnitee to fulfill its tax filing, audit or litigation requirements with respect to the transactions contemplated by the Lease Documents. In case any report, return or statement is required to be made or filed with respect to Taxes for which the Lessee has an indemnity obligation under this Clause 10, the Lessee shall promptly notify the Indemnitee of such requirement and shall take the appropriate action specified in the next succeeding sentence, PROVIDED that such Indemnitee shall have furnished the Lessee at the Lessee's expense (with respect to reasonable out-of-pocket costs and expenses only) with such information requested by the Lessee, not within the control of the Lessee, as is in such Indemnitee's control reasonably necessary to file such report, return or statement. The Lessee shall either (i) to the extent permitted by law (except for any such report, return or statement which the affected Indemnitee has notified the Lessee that such Indemnitee intends to prepare and file in its own name) or required by law, file in its own name any report, return or statement required to be filed with respect to Taxes for which the Lessee has an indemnity obligation under this Clause 10, so as to show the beneficial ownership of the Aircraft, Airframe and Parts in the Beneficiary and furnish the Indemnitee with a copy of such report, return or statement, (ii) where such report, return or statement is required to be in the name of or filed by such Indemnitee or the Indemnitee otherwise requests that such report, return or statement be filed in its name, if permitted by applicable law prepare and deliver such report, return or statement (in each case, at the expense of the Lessee (with respect to reasonable out-of-pocket costs and expenses only)) to the Indemnitee in such manner as shall be reasonably satisfactory to the Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed (but in no event later than fifteen (15) days prior to the due date thereof) or

        (iii) where such report, return or statement is required to reflect items in addition to Taxes imposed on or indemnified against under this Clause 10 as determined by such Indemnitee, provide such Indemnitee with information with respect to such indemnified Taxes within Lessee's control and required for the completion of such report, return or statement within a reasonable time, sufficient to permit such report, return or statement to be properly made and timely filed. Nothing in this Agreement shall require the Lessee or an Indemnitee to violate any law, regulation or administrative pronouncement of any taxing authority.

10.8 FORMS. Each Indemnitee agrees to furnish from time to time to the Lessee or to such other person as the Lessee may designate, at the Lessee's written request and expense (limited to reasonable out-of-pocket expenses of such Indemnitee), such duly executed and properly completed forms or other documentation as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax which the Lessee may be required to indemnify against hereunder (but only if and to the extent such (x) Indemnitee is legally entitled to furnish such forms or other documentation and (y) such forms or other documentation may be filed by such Indemnitee without the imposition of any Tax or related expense not indemnified by the Lessee hereunder). If and to the extent that an Indemnitee fails to file or provide any such form or other documentation and as a result thereof either (i) Tax withholding is required at a rate which is higher than that which would have been applicable had such return, statement or other documentation been filed or provided or (ii) Tax withholding is required which would not have been required had such form or other documentation been filed or provided, Lessee's obligation to make the increased payment otherwise required by Clause 10.2(a) hereof shall be limited to the amount which would have been required if such Indemnitee had filed or provided such form or other documentation.

10.9 VERIFICATION. At the Lessee's written request, the amount of any indemnity payment by the Lessee to any Indemnitee or any payment by an Indemnitee to the Lessee pursuant to Clause 10 shall be reviewed by an internationally recognized independent accounting firm mutually acceptable to the Indemnitee and the Lessee. In the case of indemnity payments by the Lessee to an Indemnitee, such written request must be received within ninety (90) days of receipt of the written demand under Clause 10.5. In the case of payments by an Indemnitee to the Lessee, (i) such written request must be received within ninety (90) days after payment by an Indemnitee of any amounts due to the Lessee under this Clause 10 (or, if later, ten (10) days after receipt of the certification from the Indemnitee's firm of outside auditors, described below, provided that the Indemnitee's firm of outside auditors receives such request within ninety (90) days after such payment by the Indemnitee), and (ii) within such notice period, the Lessee (or its firm of outside auditors) has set forth in writing to the Indemnitee a reasonable basis to assert that the amount of the payment was erroneous. The Lessee may, at its sole cost and expense, request that the firm of independent outside auditors of the Indemnitee certify to the firm of independent outside auditors of the Lessee the basis for the computation of such payment by the Indemnitee; PROVIDED that both auditing firms and the Lessee agree to treat such matter on a confidential basis in accordance with the confidentiality provisions set forth below, and that the Lessee will have no right to review or inspect such certification or any information referred to therein. The verifying accounting firm shall be asked to verify, after consulting with the Lessee and the Indemnitee, whether the Indemnitee's computations are correct, and to report its conclusions simultaneously to both the Lessee and the Indemnitee. Each Indemnitee and the Lessee hereby agree to provide such accountants with all information and materials as shall be reasonably necessary or desirable in connection herewith. The fees and expenses of the accountants in verifying a payment amount pursuant to this Clause 10.9 shall be paid by the Lessee, unless the accountants shall determine that the amount calculated by the Indemnitee is (i) more than 105 percent of the correct amount in the case of a payment due from the Lessee to an Indemnitee, or (ii) less than 95 percent of the correct amount in the case of a payment made by an Indemnitee to the Lessee. In all other cases, such fees and expenses of the accountants shall be paid by the Lessee. Such accounting firm shall be requested to make its determination within 30 days. In the event such accounting firm shall determine that such computations are incorrect, then such firm shall
        determine  what  it  believes  to  be  the  correct  computations.   The
        computations of the accounting firm shall be final, binding and conclusive upon the Lessee and the Indemnitee, as the case may be. Any information provided to such accountants by any Indemnitee shall be and remain the exclusive property of and shall be deemed by the parties to be (and the accountants will confirm in writing in a manner satisfactory to the Indemnitee that they will treat such information as) the private, proprietary and confidential property of such Indemnitee, and shall not be disclosed by the accountants to any Person for any purpose, and all such materials shall be returned to such Indemnitee. The Lessee shall have no right to inspect the books, records, tax returns or other documents of or relating to the Indemnitee, as the case may be. The Lessee and each Indemnitee agree that the accounting firm's sole responsibility shall be to verify the amount of any payment, and that matters of interpretation of the terms of this Agreement are not within the scope of such firm's responsibilities.

10.10 SURVIVAL. The rights and obligations of each Indemnitee and of the Lessee under this Clause 10 shall survive the expiration or other termination of this Agreement and the other Lease Documents.

11.     GENERAL UNDERTAKINGS

11.1 The Lessee undertakes with the Lessor, until redelivery of the Aircraft to the Lessor in accordance with this Agreement and thereafter until satisfaction of all outstanding obligations of the Lessee under this Agreement, that it will:

        (a)    CONSENTS AND AUTHORIZATIONS

               without prejudice to paragraph 4 of Schedule 1, Part 1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorization, license or approval of governmental or public bodies or authorities or courts which are from time to time reasonably necessary to enable the Lessee to perform its obligations hereunder and under the Lessee Documents;

        (b)    PREPARATION OF ACCOUNTS

               cause to be prepared in each financial year and cause to be certified by its auditors consolidated financial statements which are prepared in accordance with generally accepted accounting principles and practices in Lessee's Country, which have been consistently applied (save as disclosed in the relevant financial statements)and correctly present in accordance with such principles the consolidated financial position of the Lessee and its Subsidiaries as at the end of the relevant financial year;

        (c)    SUPPLY OF ACCOUNTS AND OFFICER'S CERTIFICATE

               deliver to the Lessor and Beneficiary as soon as available but not in any event later than sixty (60) days after the last day of each of the first three financial quarters of the Lessee, a copy of its quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission; and as soon as available but not in any event later than one hundred twenty (120) days after the last day of each financial year of the Lessee, a copy of its annual report on Form 10-K, as filed with the Securities and Exchange Commission and, together with such report, an officer's certificate, in the form attached hereto as Schedule 8, from a responsible officer of the Lessee certifying that he is familiar with the terms of this Agreement and that no Termination Event has occurred and is continuing hereunder; and a copy of every report, notice or like document issued by it to its shareholders or creditors generally (in each case at or about the time of issue thereof);

        (d)    LESSEE FINANCIAL INFORMATION

               as promptly as practicable, provide the Lessor on a confidential basis with such financial, operational and other information concerning the Lessee and its affairs and (where relevant to the Aircraft operations) its Subsidiaries and their respective affairs as the Lessor may from time to time reasonably request in writing.

11.2 The Lessee further undertakes with the Lessor that it will:

        (a)    STATUS REPORT

               provide to the Lessor (aa) no later than the fifteenth (15th) day after the expiration of each Accrual Period; (bb) no later than the date falling within fifteen (15) days after the date of expiry or termination of the Lease Period; and (cc) whenever reasonably requested by the Lessor, a status report on the Aircraft and the Engines in the form set out in Schedule 7 containing or indicating, inter alia, (i) the serial numbers of the engines, then installed on the Aircraft and the owners of such engines, (ii) the serial numbers, condition and whereabouts of any Engines not then installed on the Aircraft, (iii) Engine and Airframe utilization in Flight Hours and Cycles, (iv) scheduled and unscheduled engine changes, (v) any variations in the Approved Maintenance Programme for the Airframe and the Engines, (vi) any material deferred items carried forward and
               (vii) any damage reports in excess of the Threshold Amount;

        (b)    INFORMATION CONCERNING THE AIRCRAFT

               provide the Lessor as promptly as practicable with such information regarding the location, operation, use, insurance, maintenance and condition of the Aircraft as the Lessor may from time to time reasonably request in writing, including, without limitation, copies of any agreement relating to the Aircraft in the Lessee's possession. The Lessee will provide the Lessor with a forecast of the major scheduled maintenance events (such as Engine scheduled repairs, C Checks or their equivalent) so that the Lessor may plan to be present during such events;

        (c)    INSPECTION

               throughout the Lease Period permit the Lessor and/or its agents or representatives to inspect the Aircraft at any reasonable time upon giving the Lessee reasonable prior written notice and provide them with appropriate temporary access to an office and telephone. The Lessee will permit the Lessor to have the Lessor's designated representatives present during any C Check or its equivalent or major check or unscheduled repair or overhaul of the Aircraft and will provide reasonable notice of such C Check or equivalent or major check or (as soon as reasonably practicable) a major repair to enable Lessor's representatives to be present. The cost of such inspections shall be paid by the Lessor in respect of the Lessor's annual inspection and survey of the Aircraft and by the Lessee in respect of any inspection and survey carried out by the Lessor as a result of any maintenance failure by Lessee constituting a Relevant Event. All time taken in respect of such inspections shall form part of the Lease Period. The Lessor shall have no duty or liability whatsoever to carry out or take any action arising out of any such visit or inspection. Any such inspections by the Lessor of the Aircraft shall not interfere with the Lessee's commercial flight operations or delay the completion of any maintenance and will be relevant to the work being accomplished on the Aircraft at the time of inspection and any such inspection by Lessor shall be a visual walk-around inspection which shall not include opening any panels, bays or the like or any disassembly or removal of components which are not then opened, disassembled or removed in the course of Lessee's maintenance of the Aircraft at the time of such inspection, provided that such limitations shall not apply to inspections occurring (i) under Clause 19 hereof except to the extent expressly provided therein or (ii) within a reasonable time following a maintenance failure by Lessee constituting a Relevant Event;

        (d)    NO OPERATIONAL INTEREST

               not represent in any way that any Indemnitee is carrying goods or passengers on the Aircraft or engaging in any operation of the Aircraft or caring for, repairing or having any responsibility for the condition of the Aircraft;

        (e)    COMPLIANCE WITH INSURANCES

               comply with the terms and conditions of the Insurances, and not do, consent to, or permit any act or omission which would invalidate or render unenforceable the whole or any part of the Insurances;

        (f)    AIR TRAFFIC CONTROL INFORMATION AND THIRD PARTY INFORMATION

               where relevant when the Aircraft is under sublease, procure that the Aviation Authority, Eurocontrol and any other relevant air traffic control authority or airport shall furnish to the Lessor upon the Lessor's request from time to time, statements of account of all sums due by the sub-lessee to such authorities or airports in respect of all aircraft (including, but not limited to, the Aircraft) operated by the sub-lessee and shall provide and, if applicable, procure that any sub-lessee shall provide to the Lessor a letter substantially in the form of Schedule 8;

        (g)    STATUS OF THE LESSEE

               not, without giving the Lessor thirty (30) day's prior notice, change its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of Colorado) from 2864 South Circle Drive, Suite 1100, Colorado Springs, Colorado 80906, USA;

        (h)    CERTIFICATED AIR CARRIER
               remain a Certificated Air Carrier and maintain its status so as to fall within the purview of Section 1110 of Title 11 of the United Status Code or any analogous statute which may replace such statute and then be applicable;

        (i)    CITIZEN OF THE UNITED STATES

               remain a Citizen of the United States.

11.3 The Lessee further undertakes with the Lessor that it will:

        (a)    DISPOSAL AND ENCUMBRANCE OF THE AIRCRAFT

               not attempt or hold itself out as having any power to sell, charge, lease or otherwise encumber or dispose of the Aircraft (save as provided in Clause 12 (Sub-Leasing)), nor create, incur or suffer to exist any Encumbrance over the Aircraft (other than Permitted Liens);

        (b)    PREVENTION OF ARREST

               not do, and will use its best reasonable endeavors to prevent, any act which could reasonably be expected to result in the Aircraft being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Lessee and, if any such arrest, confiscation, seizure, taking, impounding, forfeiture or detention occurs, the Lessee will give the Lessor immediate notice thereof and will use its best efforts to procure the prompt release of the Aircraft;

        (c)    NO PLEDGING OF CREDIT

               not pledge nor allow any operator of the Aircraft to pledge the credit of any Indemnitee for any maintenance, service, repairs, overhauls of, or modifications to, or changes or alterations in, the Aircraft or for any other purpose whatsoever;

        (d)    PROTECTION OF RIGHTS IN THE AIRCRAFT

               The Lessee will do all acts and things which the Lessor may reasonably request to protect and preserve the title, rights and interest of the Head Lessor, the Beneficiary, the Lessor and the Lenders (and to protect or perfect their rights under the Security Documents) to and in the Aircraft within the jurisdiction of any State of Registration or in any territory in which the Aircraft is or may be based or operated. The Lessee shall do such acts and things at its own cost and expense except that, unless a Termination Event has occurred and is continuing, the Lessor shall pay the reasonable out-of-pocket expenses incurred by Lessee in doing such acts and things to protect and preserve the rights and interest of the Head Lessor, the Beneficiary or the Lenders. No action which may otherwise be required by this Clause 11.3(d) shall deprive Lessee of any right or privilege or result in the incurrence by Lessee of any additional obligations except as otherwise expressly provided herein.

12.     SUB-LEASING

12.1 The Lessee will not at any time, without the prior written consent of the Lessor, sub-lease, charter, hire or otherwise part with the possession or operational control of the Aircraft; provided that this Clause shall not prevent the Lessee from:

        (a) putting the Aircraft in the possession of any qualified person for the purpose of maintenance, service, repair or overhaul work or any modifications, changes or alterations permitted under this Agreement being carried out thereon;

        (b) entering into and carrying out any charter, wet lease or other agreement with respect to the Aircraft on terms whereby the Aircraft will at all times be operated by air crew employed by and subject to the operational control of the Lessee; provided that any such charter or other agreement shall be permitted by the laws of the Lessee's Country and shall be subordinate in all respects to this Agreement and will not in any event be capable of extending beyond the end of the Lease Period.

        The consent of the Lessor to any approved sub-lease to another aircraft operator shall not be unreasonably withheld or delayed but may be based, among other things, on the criteria that:

        (i)    any such sub-lease does not extend beyond the Lease Term;

        (ii) any such sub-lease does not allow such operator to take any action that the Lessee is not permitted to take under this Agreement, is consistent with the terms of this Agreement and permits discharge of all of the Lessee's undertakings under this Agreement;

        (iii) any such sub-lease shall be subject to and subordinate to all of the terms of this Agreement and the Sub-Lessee signs a subordination and undertaking in favor of the Lessor and the Head Lessor;

        (iv) the Aircraft remains registered in the State of Registration unless the consent of the Lessor to re-register the Aircraft in the state where any proposed Sub-Lessee has its principal place of business has been obtained and the Lessee pays all reasonable out-of-pocket expenses incurred by Lessor, Head Lessor and Lenders (including, but not limited to legal fees and filing expenses) in connection with such re-registration;

        (v)    such operator is not subject to proceedings of the type described
               in  clauses   20.1(b),   20.1(i),   20.1(j)  or  20.1(k)  at  the
               commencement of any such sub-lease;

        (vi) no such operator shall have any right to further sub-lease the Aircraft;

        (vii) the country in which the principal place of business of such operator is located maintains diplomatic relations with Ireland, Japan, the United Kingdom and the United States of America and there are no hostilities or any imminent threat of hostilities between such country and the aforementioned countries;

        (viii) the Lessee shall, regardless of any sublease remain primarily liable for all obligations under this Agreement;

        (ix) the Lessee shall provide the Lessor with a copy of any proposed sub-lease for review twenty (20) days prior to delivery of the Aircraft thereunder together with such financial and other information in relation to the proposed Sub-Lessee as the Lessor may reasonably request and the Lessee shall provide evidence reasonably requested by the Lessor of the ability of the proposed Sub-Lessee to perform its obligations under the proposed sub-lease;

        (x) the Lessee shall assign any such sub-lease to the Lessor as security for the Lessee's obligations hereunder; and

        (xi) the Lessee adequately indemnifies the Lessor and the Head Lessor in respect of any out-of-pocket costs incurred or adverse tax consequences arising resultant upon such proposed sub-lease and pays their reasonable out-of-pocket fees and expenses (including, but not limited to legal fees) reasonably incurred in connection with such proposed sublease.

13.     OPERATIONS AND MAINTENANCE

13.1 The Lessee further undertakes with the Lessor that throughout the Lease Period it will at its own cost and expense:

        (a)    CERTIFICATES AND LICENSES

               obtain and maintain in full force and effect all necessary certificates, licenses, permits and authorizations required for the use and operation of the Aircraft, including, but without limitation, an Air Carrier's Certificate, a standard Certificate of Airworthiness with respect to the Aircraft in the public transport passenger category issued by the Aviation Authority (subject to Clause 18) and such certificates of maintenance as are required for the Aircraft to be used for the public transport of passengers or cargo in the State of Registration;

        (b)    OPERATION AND USE

               (i) procure that the Aircraft is used, operated and controlled in accordance with applicable laws, ordinances, rules, regulations, orders or requirements of the State of Registration (and of any country or territory to, from, in or over which the Aircraft may be flown) and in accordance with applicable certificates, licenses, permits, authorizations and registrations relating to the Aircraft, and regardless of the person upon whom any of the same are by their terms imposed;

               (ii) use the Aircraft  solely in commercial  or other  operations for which the Lessee is duly authorized by the laws of the State of Registration and/or any jurisdiction to whose laws the Lessee's operation of the Aircraft is subject and the Lessee shall procure that the Aircraft will not be used for any purpose for which it is not designed or reasonably suited, or outside the tolerances and limitations for which the Aircraft was designed (provided that any such use resulting from a nonrecurring circumstance not within the control of the Lessee shall not be deemed to violate this provision) and so as not to invalidate any manufacturer's warranties and will be operated in accordance with the Manuals and Technical Records. The Lessee shall, and shall procure that, the Aircraft is not used for the carriage of
                    (A) whole animals, living or dead, except in the cargo compartments according to IATA regulations, and except for domestic pets carried in a suitable container designed to prevent the escape of any liquid and to ensure the welfare of the animal and handicap passenger help animals in the passenger cabin, or (B) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, waste or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods Schedule" issued by IATA, or (C) any other goods, materials or items which would reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances, and, save for the benefit of the Lessee's or sublessee's cockpit personnel, the Lessee shall, and shall procure that, the Aircraft is not utilized for the purposes of training, qualifying or re-confirming the status of cockpit personnel, and then only if the use of the Aircraft for such purpose is not reasonably disproportionate to the use for such purpose of other Aircraft of the same type operated by the Lessee;

               (iii) procure that the Aircraft will not be used for any purpose or in any manner not fully covered by the Insurances, or outside any geographical limit imposed by the Insurances, or for any illegal purpose or in an illegal manner;

               (iv) ensure that the crew and engineers employed by the Lessee in connection with the maintenance and operation of the Aircraft shall have such qualifications and hold such valid licenses as are required by the Aviation Authority and all applicable laws and regulations;

               (v) not cause or permit the Aircraft to proceed to, or remain at, any location which is then the subject of a prohibition order (or any similar order or directive), sanctions or restriction by or under the US International Economic Emergency Powers Act or the United Nations Security Council;

        (c)    BASE OF OPERATIONS

               except with the prior written consent of the Lessor, ensure that the Aircraft shall be based in and operated from Lessee's Country and that it will not be located outside Lessee's Country for a period of more than fourteen (14) consecutive days or, in each case (if longer), the term of a permitted sublease, charter or wet lease or for the time required to accomplish any Major Check, repair or overhaul;

        (d)    MAINTENANCE

               ensure that the Aircraft is maintained, serviced, repaired and overhauled by the Lessee or, in the case of Major Checks by the Approved Maintenance Performer, in accordance with the Approved Maintenance Programme and in full compliance with the tasks required by the MPD by properly qualified personnel acceptable to the Aviation Authority so as to:

               (i) keep the Aircraft in good repair, condition and appearance, airworthy so as to maintain the FAA airworthiness certificate on the Aircraft (subject to Clause 18), clean by Airline Standards, in as good operational condition as when delivered to the Lessee on the Delivery Date, fair wear and tear excepted and to at least the same standard as other aircraft which it owns or operates, PROVIDED, HOWEVER, that, with respect to inspections and modifications not subject to clause 13.1(d)(ii), if no Relevant Event has then occurred and is continuing, during the last year of the Lease Term, the Lessee shall not be obligated to perform an alteration, modification or addition to the Aircraft solely because it has performed such modification, alteration or addition on other aircraft which it owns or operates if (aa) such modification, alteration or addition is not otherwise required by the terms of this Clause 13.1(d)(i) or any other provision of this Agreement, (bb) such alteration, modification or addition is not the incorporation of a service bulletin or, if it is such incorporation, costs in excess of $[ ]* in April 1997 Dollars and (cc) Lessee provides Lessor with written notice as soon as is reasonably practicable but, in any event, not later than 6 (six) months prior to the end of the Lease Term of its decision not to perform any such alteration, modification or addition on the Aircraft;

               (ii) comply with all  airworthiness  directives  or similar alert advisory requirements affecting airworthiness and all mandatory inspection and modification requirements applicable to the Aircraft or any Part issued during the Lease Term and/or having a compliance date during the Lease Term or within three hundred and sixty (360) days after the redelivery of the Aircraft and which are required by the Aviation Authority and/or the FAA or by any manufacturer of the Aircraft or any Engine or Part. If the Lessee applies to or canvasses the Aviation Authority to postpone any compliance date noted in this Clause and such postponement would affect the condition of the Aircraft when it is redelivered under Clause 19 hereof, then Lessee, not later than the end of the Lease Term, shall, if such application was granted by the Aviation Authority (as reasonably evidenced in writing to Lessor), pay the out-of-pocket costs to Lessor (as reasonably estimated by Lessor) to comply with such requirement unless such application or canvass (aa) was also made by other U.S. airlines similarly situated to Lessee with respect to Boeing 737-300 aircraft and (bb) was made by Lessee with respect to other applicable 737-300 aircraft operated by Lessee;

               (iii) comply with all applicable laws, ordinances, rules, regulations, orders and requirements of the State of Registration and other aviation authorities with jurisdiction over the Lessee or the Aircraft or any Part or to, from, or over which the Aircraft may be flown;

               (iv) maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Aviation Authority (subject to Clause 18) and will from time to time provide to the Lessor a copy on request;

               (v) if required by the Aviation Authority, maintain a current certification as to maintenance issued by or on behalf of the Aviation Authority in respect of the Aircraft and will from time to time provide to the Lessor a copy on request;

               (vi) maintain,  inspect,  function check,  protect and repair the
                    Aircraft in accordance with the Approved Maintenance Program to the same standards, with the same care and without discrimination to other aircraft owned or leased by the Lessee and perform in accordance with the MPD, each of the Structural Inspection, Zonal Inspection, Corrosion Protection/Prevention tasks during the Lease Period. In the event that the Lessee operates a structural inspection sampling program in respect of the Aircraft during the Lease Period, such program shall be operated strictly in accordance with the MPD. The Lessee shall accomplish all service bulletins that the Lessee generally incorporates into aircraft in its fleet of Boeing 737 aircraft;

               (vii) maintain the Aircraft in accordance with Part 121 of the FAR and any other Rules and Regulations of the FAA as may be applicable to passenger category aircraft, except to the extent that they conflict with the rules and regulations of the Aviation Authority;

               (viii) remedy any damage or defect  shown to be  required  by any inspection effected pursuant to Clause 11.2(c) (Inspection) and as otherwise required by the terms of this Agreement; and

               (ix) comply with the return conditions referred to in Clause 19 (Redelivery) at the end of the Lease Period or when the Aircraft is required to be redelivered pursuant to Clause 21;

        (e)    REPLACEMENT OF ENGINES AND PARTS

               ensure that any Engine or any Part installed in the Airframe or any Engine which has become worn out, lost, destroyed, confiscated, unserviceable, time expired, or otherwise unfit for use or which the Lessee is required to replace under any provision of this Agreement other than this Clause 13.(e) is promptly replaced with an item of the same make and model or an improved or advanced version thereof, of at least equivalent value (having regard to service bulletin modification status, shop visit history (other than Flight Hours or Cycles since last Engine Shop Visit in respect of time on the Engine at such Engine Shop Visit), Engine Life Limited Parts status and component hard time life status, but otherwise without regard to the hours and cycles on such replacement engine or part, provided that the applicable credits are adjusted as provided in Clause 13.4(d) hereof), which is suitable for installation and use on the Airframe or Engine without diminishing the value or utility thereof and, if such replacement occurs at the end of the Lease Period, such replacement engine or part shall meet the applicable requirements of Clause 19 and Schedule 4;

        (f)    REMOVAL OF PARTS

               subject to Clause 13.2 (Temporary Installation of Parts), ensure that any Part installed in the Airframe or any Engine is not at any time removed therefrom otherwise than during the course of maintaining, servicing, repairing, overhauling or testing the Airframe or such Engine, or making such modifications, changes or alterations to the Airframe or such Engine as are permitted under this Agreement, and then only if it is promptly reinstalled, or promptly replaced or substituted by an item complying with the provisions of Clause 13.1(e) and 13.1(g);

        (g)    INSTALLATION OF ENGINES AND PARTS

               ensure that, save in accordance with Clause 13.2 and 13.3, no engine is installed in the Airframe and no Part is installed in the Airframe or any Engine, whether by way of substitution, replacement, renewal, mandatory improvement or addition unless it meets the requirements of Clause 13.3(e) and it is (i) then the property of the Head Lessor or the Beneficiary and subject to the Mortgage or (ii) is such that on installation in the Airframe or Engine title thereto shall vest in the Head Lessor and become subject to the charge created by the Mortgage but be otherwise free from Encumbrances (other than Permitted Liens), in which case the Lessee shall ensure that there is promptly recorded in the Manuals and Technical Records an acknowledgement that title thereto does so vest in the Head Lessor as aforesaid, which acknowledgement in the case of any Engine shall specify the manufacturer's serial number of the substitute or replacement Engine, and the Lessee shall ensure that as soon as practicable thereafter a notification that title does so vest in the Head Lessor is delivered to the Lessor;

        (h)    NON-INSTALLED ENGINES

               ensure that any Engine which is not installed on the Aircraft or any other aircraft pursuant to the provisions of Clause 13.3 (otherwise than during the course of maintaining, servicing, repairing, overhauling or testing any such Engine) is properly and safely stored in accordance with its relevant maintenance manual and kept free from Encumbrances other than Permitted Liens and that appropriate insurance cover is effected in respect of any Engine or Parts belonging to the Head Lessor or the Beneficiary which are not installed on the Airframe or any Engine;

        (i)    NAMEPLATES

               ensure that there is affixed and kept a fireproof nameplate of not less than 10cm x 7cm in a reasonably prominent position on the flightdeck or cockpit of the Aircraft stating that the Aircraft is the property of the Head Lessor, is subject to the Trust Agreement, is leased to the Lessor and is subject to the Mortgage, and that there is affixed and kept a fireproof nameplate of not less than 10cm x 7cm in a reasonably prominent position on each Engine stating that the relevant Engine is the property of the Head Lessor, is subject to the Trust Agreement, is leased to the Lessor and is subject to the Mortgage and in each case will ensure that the same is not covered or painted over;

        (j)    ALTERATIONS

               procure that no modification to or change or alteration in the Aircraft is made which will have the effect of reducing the value or airworthiness of the Aircraft except as (i) necessary for compliance with the provisions of this Agreement or (ii) required by the Manufacturer or (iii) required by the Aviation Authority;

        (k)    CHANGES TO APPROVED MAINTENANCE PROGRAMME

               the Lessee shall provide to the Lessor, in advance for its approval, a copy of the Lessee's Approved Maintenance Programme and all subsequent revisions adopted by the Lessee and approved by the Aviation Authority as and when the same are issued, approved and incorporated and in no event shall the Approved Maintenance Programme be amended by the Lessee in any manner which would have a material adverse effect on the redelivery provisions of this Agreement and/or on the residual value of the Aircraft without the prior written approval of the Lessor, such approval not to be unreasonably withheld.

13.2    TEMPORARY INSTALLATION OF PARTS

        Provided that no Termination Event shall have occurred and be continuing, the Lessee shall be entitled to install any part on the Airframe or any Engine by way of substitution or replacement notwithstanding that such installation is not in accordance with Clause 13.1(e) and Clause 13.1(g) if such substitute or replacement part is suitable for installation and use on the Airframe or Engine and (a) there shall not have been available to the Lessee at the time and in the place that such part was required to be installed on the Airframe or any Engine a substitute or replacement Part complying with the requirements of Clause 13.1(e) and Clause 13.1(g), and (b) it would have resulted in an unreasonable disruption of the operation of the Aircraft and/or the business of the Lessee as an airline to have grounded the Aircraft until such time as a Part complying with the requirements of Clause 13.1(e) and Clause 13.1(g) became available for installation in the Airframe or any Engine, and (c) as soon as practicable after installation of the same on the Airframe or any Engine, the Lessee shall ensure that any such Part not complying with the requirements of Clause 13.1(e) and Clause 13.1(g) is removed and replaced or substituted by a Part complying with the requirements of Clause 13.1(e) and Clause 13.1(g).

13.3    INTERCHANGE OF ENGINES

        (a)    GENERAL PRINCIPLES

               (i) The Lessee shall not at any time during the Lease Period remove an Engine from the Airframe or install any engine other than an Engine (complying with the provisions of Clause 13.1(e) and 13.1(g)) on the Airframe except (aa) for purposes of engine management, maintenance or repairs to an Engine permitted by this Agreement or (bb) as expressly permitted by this Clause 13.3.

               (ii) If an Engine is at any time removed from the Airframe for purposes of maintenance or repairs, the Lessee shall complete the same or procure that same are completed, as soon as practicable after removal.

               (iii) Except in accordance with Clause 13.3(c) or 13.3(d), the Lessee shall not at any time during the Lease Period install a Removed Engine on an airframe other than the Airframe.

               (iv) If an Engine is at any time removed from the Airframe for any reason whatsoever, title to such Removed Engine shall remain vested in the Head Lessor at all times (other than as provided in Clause 13.1(e) and Clause 13.1(g)), subject to the Head Lease, the Trust Agreement, this Agreement and the Mortgagee and the Lessee shall not take any steps which may reasonably be expected to (aa) jeopardize the Head Lessor's ownership rights in the Removed Engine or (bb) lead reasonable third parties to believe that the Removed Engine is the property of any person other than the Head Lessor or (cc) create, incur or suffer to exist any Encumbrance other than a Permitted Lien over such Removed Engine.

        (b)    TEMPORARY REMOVAL OF ENGINES

               Except as provided in Clause 13.3(c), if an Engine shall become unserviceable at any time or if scheduled maintenance works are required to be performed on such Engine, the Lessee shall be entitled to remove such Engine from the Airframe and to install an engine owned or operated by the Lessee and suitable for installation and use on the Airframe provided that the following conditions are satisfied:

               (i) it would have resulted in an unreasonable disruption of the operation of the Aircraft and/or the business of the Lessee as an airline to have grounded the Aircraft until such time as a Removed Engine became available for re-installation on the Airframe;

               (ii) the Lessee shall have notified the Lessor prior to or, in the case of urgency as soon as practicable after, the making of such substitution; and

               (iii) as soon as practicable after installation of the same on the Airframe (and in any event no later than 120 days thereafter), the Lessee shall move the installed engine and re-install a Removed Engine.

        (c)    POOLING OF ENGINES WITHIN THE LESSEE'S FLEET

               (i) In this Clause 13.3(c), "Fleet Aircraft" means any Boeing 737-300 aircraft from time to time operated by the Lessee.

               (ii) The Lessee shall be entitled, so long as no Termination Event shall have occurred and be continuing, to remove an Engine from the Airframe and to install on the Airframe an engine provided that:

                      (aa) such engine is leased to the Lessee with a Fleet Aircraft, is owned by the Lessee or otherwise leased to the Lessee and is suitable for installation and use on the Airframe;

                      (bb) the Removed Engine is, during the period of substitution, either being safely housed and sheltered in accordance with Manufacturer's recommendations and this Agreement or repaired or maintained in accordance with this Agreement, or is installed on a Fleet Aircraft in compliance with Clause 13.3(c)(iii) hereof;

                      (cc) the Lessee maintains insurance cover in accordance with this Agreement for the Engine Agreed Value in respect of the Removed Engine at all times while it is installed on a Fleet Aircraft; and

                      (dd) prior to the expiration or termination of the Lease Period, such engine is removed from the Airframe and the Removed Engine, or, at the end of the Lease Period, an Engine complying with the provisions of Clause 13.1(e) and 13.1(g), is installed on the Airframe.

               (iii) The Lessee will be entitled, so long as no Termination Event shall have occurred and be continuing, to install an Engine on a Fleet Aircraft:

                      (aa)   owned and operated by Lessee free from any Liens;or

                      (bb) leased to Lessee on a long-term basis and on terms whereby Lessee has full operational control of the aircraft or purchased by Lessee subject to a conditional sale or other security agreement PROVIDED THAT: (1) the terms of any such lease, conditional sale agreement or security interest will not have the effect of impairing the title and interests of Lessor as owner and lessor of the Engine; and (2) the lessor under such lease, the seller under such conditional sale agreement or the holder of such security interest, as the case may be, has confirmed and acknowledged in writing, in form and substance reasonably satisfactory to Lessor, that it will respect the interests of Lessor as owner and lessor of that Engine and that it will not seek to exercise any rights whatever in relation thereto (it being understood that such agreement may be in the form described in Clause 13.3(c)(iv), in which case such agreement need not be provided to Lessor).

               (iv) In the event the Lessee shall have received from the lessor or secured party of any Fleet Aircraft leased to Lessee or owned by Lessee subject to a conditional sale or other security interest a written agreement complying with Clause 13.3(c)(iii)(bb) hereof (which agreement may be contained in the lease, conditional sale or other security interest covering such Fleet Aircraft) and such lease or conditional sale or other security interest covering such Fleet Aircraft also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security interest, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale or other security interest and owned by such lessor or subject to a security interest in favor of such secured party.

               (d)    POOLING OF ENGINES WITH OTHER OPERATORS

                      the Lessee may, with the prior written consent of the Lessor (such consent not to be unreasonably withheld) lease, let or hire or charter or otherwise part with possession of an Engine (on terms conferring no more than a contractual right against the Lessee but not rights against the Engine) pursuant to pooling arrangements to which the Lessee is a party and which either:

                      (i)  are  arrangements  involving   responsible,   solvent
        scheduled  Certificated Air Carriers;

                      (ii) do not contemplate transfer of title to any pooled Engine (or if title is so transferred, such transfer will be deemed an event of loss under Clause 13.1(e)); and

                      (iii) either provide that the Lessor (or at the Lessor's direction, any of the Indemnitees) will be sole loss payee in respect of any loss or damage to such Engine for the Engine Agreed Value, or provide for the Head Lessor to acquire title to a substitute engine free from Encumbrances satisfying the conditions set out in Clause 13.1(e) if the Engine is a Total Loss.


13.4    MAINTENANCE ACCRUALS

        (a) In addition to rent, with respect to each Accrual Period, the Lessee shall pay to the Lessor maintenance accruals ("MAINTENANCE ACCRUALS") as follows:

               (i) in respect of airframe maintenance accrual, an amount equal to (a) the applicable amount set forth in paragraph 3 of Letter Agreement No. 1; MULTIPLIED BY (b) the number of Flight Hours operated by the Aircraft during such Accrual Period ("AIRFRAME MAINTENANCE ACCRUAL") (as adjusted from time to time); and

               (ii) in respect of an engine maintenance  accrual,  in respect of each Engine an amount equal to (a) the applicable amount set forth in paragraph 3 of Letter Agreement No. 1; MULTIPLIED BY (b) the number of Flight Hours operated by such Engine during such Accrual Period ("ENGINE MAINTENANCE ACCRUAL") (as adjusted from time to time); and

               (iii)in respect of Engine Life Limited Parts maintenance  accrual in respect of each Engine, an amount equal to (a) the applicable amount set forth in paragraph 3 of Letter
                    Agreement No. 1; MULTIPLIED BY (b) the number of Cycles operated by each Engine during such Accrual Period ("ENGINE LIFE LIMITED PART MAINTENANCE ACCRUAL" (as adjusted from time to time); and

               (iv) in respect of Landing Gear  accrual,  an amount equal to (a)
                    the applicable amount set forth in paragraph 3 of Letter Agreement No. 1; MULTIPLIED BY (b) the number of Flight Hours operated by the Aircraft during such Accrual Period ("LANDING GEAR MAINTENANCE ACCRUAL") (as adjusted from time to time).

               The Airframe Maintenance Accrual, Engine Maintenance Accrual, Engine Life Limited Part Maintenance Accrual, and Landing Gear Maintenance Accrual accruing in any Accrual Period shall be paid by the Lessee to the Lessor not later than fifteen (15) days after the expiry of such Accrual Period (other than the final Accrual Period) with the amount payable in respect of the final Accrual Period being paid on the date of the end of the Lease Period. Concurrently with the payment thereof, the Lessee shall deliver the status report specified in
        Schedule 7 duly completed.

        (b) The rates of Airframe Maintenance Accrual, Engine Maintenance Accrual, Engine Life Limited Part Maintenance Accrual and

                Landing Gear Maintenance Accrual will be subject to adjustment annually by reference to the formula contained in Schedule 1,
                Part 4 to take account of movements in the cost of relevant labor or materials.

        (c) Payments by way of Maintenance Accruals received by the Lessor shall be credited, in the proportions corresponding to the rates specified in Clause 13.4(a), to separate credits to be known as the "Airframe Maintenance Credit", "No.1 Engine Maintenance Credit", "No.2 Engine Maintenance Credit" (there being one such Engine Maintenance Credit for each Engine), "No. 1 Engine LLP Maintenance Credit", No. 2 Engine LLP Maintenance Credit (there being one such Engine LLP Maintenance Credit for each Engine) and "Landing Gear Maintenance Credit" which credits shall reduce as monies are paid to the Lessee with respect to the applicable credit in accordance with Clause 13.4(d). The credits shall be solely for the purpose of determining the amounts payable by Lessor to Lessee pursuant to Clause 13.4(d) and Lessor shall have no obligation to place the Maintenance Accruals in a segregated account or to account for them to the Lessee in any way other than through its payment obligations to the Lessee under Clause 13.4(d).

        (d) Upon submission by the Lessee to the Lessor of certified invoices or receipts evidencing the performance in accordance with the provisions of this Agreement by or at the direction of the Lessee of:

               (i) with respect to the Airframe, the accomplishment of the Major Check tasks in accordance with the MPD ("AIRFRAME MAINTENANCE"); or

               (ii) with  respect to any Engine,  the  performance  of an Engine
                    Shop Visit ("ENGINE MAINTENANCE"); or

              (iii) with respect to Engine Life Limited Parts,  the  replacement of any Engine Life Limited Part during off-the-wing Engine shop visit maintenance or repair other than replacement (a) arising as a result of foreign object damage, or, operational mishandling (being an operation or event on the ground or in the air whereby, due to negligence, the tolerances, limits and/or recommended maximums and minimums and/or other operation matters as specified in the Aircraft flight, operational, maintenance and other relevant manuals or documents are not complied with by any person) save to the extent such replacement results in the refurbishment or "betterment" of the Engine; or (b) following premature failure except that in the event of the premature failure leading to the replacement of any Engine Life Limited Part a drawing will be permitted by the Lessor in respect of such replacement, however, the amount of the drawing shall be reduced by the amount of any available warranty claim with respect to such premature failure and capped at the funds available in the Engine LLP Maintenance Credit, any shortfall being for the account of the Lessee; and/or (c) maintenance and repair of spare engines and associated engine build up units and/or the removal, installation, maintenance and repair of QEC (Quick Engine Change) kits ("ENGINE LLP REPLACEMENT"); or

              (iv)  with respect to Landing Gear,  the  performance of scheduled
                    overhaul  in  accordance   with  the  Approved   Maintenance
                    Programme ("LANDING GEAR MAINTENANCE");

                    the Lessor shall, provided that a Relevant Event shall not have occurred and be continuing, pay to the Lessee or directly to the relevant maintenance performer (as appropriate) within fifteen (15) Banking Days of receipt of the documentation sufficient to enable the Lessor to determine the amounts owed as provided in Clause 13.4(e), in the case of Airframe Maintenance, to be deducted from the Airframe Maintenance Credit and, in the case of Engine Maintenance, from the applicable Engine Maintenance Credit relating to the Engine the subject of such Engine Maintenance and, in the case of Engine LLP Replacement from the applicable Engine LLP Maintenance Credit and, in the case of Landing Gear Maintenance, from the Landing Gear Maintenance Credit, a sum equal to the aggregate amount evidenced by such invoices or receipts, to the extent there is sufficient credit in such Airframe Maintenance Credit or relevant Engine Maintenance Credit or relevant Engine LLP Maintenance Credit or Landing Gear Maintenance Credit. To the extent that there is insufficient credit in such Airframe Maintenance Credit, relevant Engine Maintenance Credit or relevant Engine LLP Maintenance Credit or Landing Gear Maintenance Credit, the Lessee shall be liable to, and shall forthwith, pay the shortfall to the relevant maintenance performer. Lessor shall have no obligation to make any payments or otherwise to account to Lessee for any credits remaining in the aforementioned maintenance credits at the expiration or other termination of the Lease Period except that Lessor shall pay Lessee an amount equal to the outstanding amount of such credits if the Lease Period has terminated pursuant to Clause 17.4 hereof and the Lessor has received the Agreed Value for the Aircraft.

        (e) The Lessor shall not be required to pay moneys to the Lessee or directly to the relevant maintenance performer (as appropriate) as provided for by this Clause 13.4 until such time as it shall have received reasonable documentation adequate to enable it to determine the amount to be paid (in which case, for the avoidance of doubt, it must pay such amounts pursuant to Clause 13.4(d) within fifteen (15) Banking Days thereafter). The documentation delivered by the Lessee to the Lessor evidencing the incurring of expenses shall include an invoice, a shop workscope, a shop visit or maintenance visit report and if reasonably requested any additional substantiating data from the person that performed such maintenance or, if performed by the
                Lessee, a statement of completion thereof together with completed work cards or other documents requested by the Lessor and a certificate from an authorized representative of the Lessee that the amounts and other information set forth in such statement and invoice are correct. Any overhaul or other work performed by the Lessee or by any affiliated or associated company of the Lessee shall be invoiced at the Lessee's or such affiliated or associated company's actual cost of material without mark-up or profit and its fully burdened labor cost capped at 130% of Lessee's internal manhour rate of performing such work without any mark-up or profit (as reasonably demonstrated by documentation delivered to Lessor).

        (f) If an Engine is replaced as provided in Clauses 13.1(e) and (g) hereof, at the time of such replacement the applicable Engine Credit and LLP Maintenance Credit will be adjusted either upward by payment by Lessee of Engine Maintenance Accrual and/or Engine Life Limited Part Accrual with respect of such Engine in amounts determined as provided in Clause 13.4(a) hereof or downward by payments by Lessor to Lessee if the amount of the current amount of the credits is too high. Specifically, the value of any Engine Maintenance Accrual Credit will be determined by direct comparison of prior Engine Shop Visit history, work scopes and histories of the relevant engines. The Lessee shall provide Lessor with documentation adequate, in the reasonable determination of the Lessor, to enable Lessor to verify the amounts of such adjustments.

13.5 The Lessor shall have no duty to determine whether the Aircraft, Airframe, Engine or any Part requires overhaul or maintenance, or to observe, or inspect the overhaul or maintenance of the Aircraft, Airframe, any Engine or any Part, and the Lessor shall not incur any liability or obligation to Lessee by reason of the failure of the Aircraft to be properly overhauled or maintained or by reason of the Lessor's election to observe or inspect or not to observe or inspect any overhaul or maintenance.

14.     MANUALS AND TECHNICAL RECORDS

14.1 Throughout the Lease Period the Lessee shall keep, and shall procure that there are kept, accurate, complete and current records of all flights made by the Aircraft, and of all maintenance and repairs carried out to the Airframe and each Engine, and shall maintain, and shall procure that there are maintained, all other records, logs and documents including, but not limited to, JAA Form 1 and/or FAA 8130 Tags and repair or overhaul shop visit reports which are required to be maintained in respect of the Aircraft by the Aviation Authority, and shall allow the Lessor and/or its agents or representatives to examine and take copies of such records at any reasonable time upon giving notice to the Lessee.

14.2 The records so kept shall conform with the regulations from time to time in force of the Aviation Authority, and with the normal practices of public air transport operators, and shall disclose the whereabouts of all Engines and Parts not installed on the Airframe.

14.3 The records so kept shall be in English, shall be part of the Manuals and Technical Records and shall be the property of the Lessor and subject to the Mortgage and, at the end of the Lease Period, the Lessee shall deliver the same to the Lessor, provided that the Lessee shall be entitled to make and retain copies thereof.

14.4 The Lessee shall (save as hereinafter provided) keep all the Manuals and Technical Records on the Aircraft or in its possession or in the possession of the Approved Maintenance Performer, and shall not permit any other person (other than a person entitled to have possession or control of the Aircraft under the terms of this Agreement) to have possession of or control over the Manuals and Technical Records or any of them, except with the prior written consent of the Lessor.

14.5 The Lessee will compensate the Lessor (a) for overhaul cost and/or life limited part replacement cost, if any, reasonably incurred in respect of the Aircraft resultant upon the failure to maintain adequate historical records by the Lessee during the Lease Term as required by the Aviation Authority; and (b) for all recertification costs incurred in respect of any Parts resultant upon the failure by the Lessee to maintain JAA Forms 1 and/or FAA 8130 Tags in respect of each Part.

15.     TITLE AND REGISTRATION

15.1 Title to the Aircraft shall remain vested in the Head Lessor, subject to this Agreement, the Head Lease, the Trust Agreement, the Security Documents and any assignments, charges or other disposals the Head Lessor or the Beneficiary and/or the Lessor may make in accordance with Clause 23 (Assignment).

        15.2 (a) Subject to Clause 13.3, the Lessee agrees that all Engines and Parts installed on the Airframe or any Engine at Delivery shall be the property of the Head Lessor, subject to the Head Lease, the Trust Agreement and this Agreement and that, subject to Clause 13.1(f), 13.2 and Clause 13.3, all replacements, renewals or substitutions thereof shall be made with engines or, as the case may be, parts which comply with the requirements of Clause 13.1(e) and Clause 13.1(g).

               (b) Any Engine or Part at any time removed from the Airframe or any Engine shall remain the property of the Head Lessor and subject to the Head Lease, the Trust Agreement, this Agreement and the Mortgage until such time as a replacement or substitute shall have been installed (other than pursuant to Clause 13.1(f), Clause 13.2 or Clause 13.3) on the Airframe or the relevant Engine in accordance with this Agreement and, in particular, complying with the requirements of Clause 13.1(e) and Clause 13.1(g).

               (c) Upon installation in accordance with Clause 13.1 (e) and Clause 13.1(g) but subject to Clauses 13.2 and 13.3, title to any replacement or substitute engine or part shall thereupon without further act vest in the Head Lessor subject to the Head Lease, the Trust Agreement and this Agreement and the same shall become subject to the Mortgage for all purposes as though it had been installed in or attached to the Airframe or an Engine at Delivery and become subject to the Head Lease, the Trust Agreement, this Agreement and the Mortgage, and subject thereto, title to the Engine or Part replaced or substituted (if not replaced or substituted by an engine or part which at the time of replacement or substitution belonged to the Head Lessor or the Beneficiary) shall vest in the Lessee free of the Mortgage and such replaced or substituted Engine or Part shall no longer form part of the Aircraft, Airframe or any Engine and references herein to the Aircraft, Airframe or Engine shall be construed accordingly.

               (d) The Lessee shall, without prejudice to the Head Lessor, the Beneficiary or the Lessor, promptly and duly execute and do and deliver to the Lessor all such acts, deeds, assurances or things as may be reasonably requested in writing by the Head Lessor and/or the Lessor and/or the Beneficiary to ensure that all replacement or substitute engines or parts installed in or attached to the Airframe or any Engine (other than pursuant to Clauses 13.1(f), 13.2 or 13.3) shall satisfy the requirements of Clause 13.1(e) and become and remain part of the Airframe or the relevant Engine and the property of the Head Lessor subject to the Head Lease, the Trust Agreement, this Agreement and the Security Documents and, without limiting the foregoing, the Lessee shall, if requested by and without cost to the Lessor, (i) produce evidence reasonably satisfactory to the Lessor that all such replacement or substitute engines meet the requirements of Clause 13.1(e), (ii) produce evidence satisfactory to the Lessor (including, but not limited to, legal opinions and bills of sale) that all such replacement or substitute engines or parts have become the property of the Head Lessor subject to the Head Lease, the Trust Agreement, this Agreement and the Security Documents and (iii) in the case of replacement or substitute engines, make such filings as reasonably requested by Lessor (including, but not limited to filings at the FAA and filings of Financing Statements) to perfect any of the interests referred to in clause (ii).

15.3 Throughout the Lease Period the Lessee shall (a) at its own cost, ensure that the Aircraft is registered in the name of the Lessor subject to the Head Lease, the Trust Agreement and this Agreement or, if not possible or required by applicable law, in the name of the Lessee (or if applicable any permitted sublessee) under the laws of the State of Registration, such registration to reflect (so far as is permitted by applicable law) the respective interests of the Head Lessor, the Beneficiary, the Lessor, the Lessee, any Sublessee (if applicable) and the Lenders under the Security Documents; and (b) ensure that the Head Lease (if requested by the Lessor and a copy is provided to the Lessee), this Agreement and the Mortgage (so far as permitted by applicable law) are kept, filed, registered and recorded in such office or offices and on such registers in the State of Registration (and, to the extent applicable, any other state where the Aircraft is based or operated) as may be necessary to ensure the full legality, validity, priority and enforceability thereof and the Lessee shall not do any act or thing which may reasonably be expected to prejudice or cancel such registration PROVIDED THAT (i) any filing or other action undertaken with respect to the Agreement by Lessee under this clause (b) shall be at Lessee's own cost and (ii) the Lessor shall pay the reasonable out-of pocket costs incurred by Lessee (unless such filing or action is undertaken in connection with the occurrence of a Termination Event) with respect to any filing or other action undertaken by the Lessee at Lessor's request with respect to the Head Lease or Mortgage under this clause (b).

16.     INSURANCE


16.1 On or before Delivery and throughout the Lease Period and thereafter until the Aircraft is redelivered to the Lessor the Lessee shall obtain, maintain and keep in full force and effect insurance with respect to the Aircraft and liability insurance with respect to the Aircraft reasonably satisfactory to the Lessor. Such insurances shall comply with the provisions of this Clause 16 and Schedule 3, and shall be in such form and carried with such insurers and where appropriate through such brokers, and subject to such exclusions and deductibles in each case carried with insurers of internationally recognised responsibility and financial standing who normally participate in international airline insurance programmes with respect to aircraft and through brokers of international repute, recognised in the aviation market and of good standing. The Lessee shall provide to the Lessor a listing of participating insurers showing the relevant percentage underwritten with each certificate of insurance provided to the Lessor. Subject to the satisfaction of the above criteria, the insurances shall be deemed by the Lessor to have satisfied the requirement of the Lessor with regard to the standing of any broker or insurer.

16.2 Throughout the Lease Period and thereafter until the Aircraft is redelivered to the Lessor the Lessee shall ensure that all legal requirements as to the insurance of the Aircraft which may from time to time be imposed by the laws of the State of Registration or any state to, from or over which the Aircraft shall be flown are duly complied with.

16.3 On or before Delivery, the Lessee shall provide the Lessor with a certificate of insurance prepared in accordance with normal market practice and complying with the provisions of this Agreement and shall procure that brokers issue a letter of undertaking addressed by the Lessee's insurance brokers to the Lessor either in the form set out in
        Schedule 6 or otherwise in form and substance reasonably satisfactory to the Lessor) that the Insurances are and will continue in full force after Delivery for the balance of the policy year (subject in the case of War Risks policies to usual termination or cancellation rights). Not less than five (5) (or such later period prior to renewal as may be practicable having regard to the circumstances) Banking Days before the date of expiration of any of the Insurances, the Lessee shall procure that its brokers shall give a report to the Lessor specifying the current status of renewal negotiations. Not less than five (5) (or such later period prior to renewal as may be practicable having regard to the circumstances) Banking Days prior to date of such expiration the Lessee shall procure that its brokers shall confirm in writing to the Lessor that the Insurances have been renewed and that all premiums in respect thereof as are due upon renewal have been paid. At least two (2) days (or such later period, but prior to renewal, as may be practicable having regard to the circumstances) prior to the renewal date the renewal certificates and letters of undertaking with respect to the Insurances shall be furnished to the Lessor. In addition the Lessee shall upon request furnish to the Lessor, as and when required by the Lessor, relevant appropriate extracts of policies (where there is an insurance issue in dispute, coverage or a claim is denied) or other evidence satisfactory to the Lessor that the requirements of this Clause 16 and Schedule 3 are being complied with and letters of undertaking from the Lessee's insurance brokers in the form set out in Schedule 6 or in such other form as the Lessor may from time to time require.

16.4 The Lessee shall not, without the prior written consent of the Lessor, take out insurances, or permit the Lessee or any Indemnitee to be named assured in insurances with respect to the Aircraft or any Engine other than as required under this Agreement where such insurances will or may prejudice the Insurances or recovery thereunder (excluding insurances carried by the Indemnitees). The Lessee shall not create or permit to exist any Encumbrance (other than any Encumbrance created by the Indemnitees) over the Insurances, or its interest therein, save as constituted by this Agreement and the other Lessee Documents.

16.5 If the Insurances are not kept in full force and effect and in accordance with the provisions of this Agreement the Lessor, without prejudice to any other rights it may have on the occurrence of a Termination Event, shall be entitled (but not bound):

        (a) at any time while such failure is continuing to require the Aircraft to remain at an airport or, as the case may be, (after taking out new insurances pursuant to paragraph (b) below) to proceed to and remain at an airport designated by the Lessor until the Insurances are in full force and effect; and/or

        (b) to pay the premiums due or to take out and maintain new insurances complying with the requirements of this Clause 16, including an owner's interest policy in such form as the Lessor may reasonably require, and any sums so expended by the Lessor shall become immediately due and payable to the Lessor by the Lessee together with interest thereon at the Relevant Rate of Interest from the date of expenditure by the Lessor until the date of reimbursement thereof by the Lessee (both before and after any relevant judgment).

16.6 The Lessor shall be entitled, after the expiry or termination of the Lease Period, to require the Lessee at the Lessee's expense to effect and to maintain insurance, if available, with respect to its liability under the indemnities set forth in Clause 9.5(a) for such period (which shall not exceed two (2) years from the date of such expiry or termination) as the Lessor may reasonably require (having regard to the potential exposure of the Lessor and/or the other Indemnitees to the liabilities indemnified against pursuant to Clause 9.5(a)) such insurance to provide for the Lessor and the other Indemnitees to be named as additional insured thereunder to the extent of their respective interests under the said indemnities, and the obligation of the Lessee to effect the same to continue notwithstanding the Lessee ceasing to be the user or operator of the Aircraft and/or any of the Engines and/or the Lessor ceasing to be the owner of the Aircraft.

16.7 If at any time the Lessor (acting reasonably and having regard to internationally recognised insurance principles and practices generally accepted) considers that either (a) the Insurances effected or procured by the Lessee hereunder do not adequately protect the interests of the Lessor and/or the other Indemnitees, or (b) there has otherwise been any significant and material change in circumstances (including, without limitation, any change in the terms and conditions available for insurances of the type of the Insurances in relevant markets or in generally accepted market practice), the Lessor shall be entitled acting reasonably and only where same could have a material adverse effect on the Indemnitees interests in the Insurances (without prejudice to any other rights which it may have or acquire under any Lessee Document) to require the Lessee to procure that the terms and conditions of the Insurances be changed as soon as is reasonably practicable having regard to the circumstances and in such a way as the Lessor may reasonably require, again having regard to the criteria set out above.

16.8 If the Insurances required by this Clause 16 and Schedule 3 are not effected and maintained through internationally recognised aviation markets or in any other insurance markets as the Lessor may approve (such approval not to be unreasonably withheld) the Lessee shall procure that the relevant insurers maintain in full force and effect reinsurances with reinsurers of recognised standing in the international aviation insurance market. Such reinsurances shall be on the same terms as the original insurances and shall include, where appropriate, the provisions set out in Schedule 3.

        The Lessee shall use reasonable business efforts as evidenced to the reasonable satisfaction of the Lessor to have included a "cut through" clause in the following terms or otherwise reasonably satisfactory to the Lessor in respect of reinsurances noted above:-

        (a) "The reinsurers hereby agree that in the event of any claim arising under the reinsurances in respect of a Total Loss or other claim where, as provided by the Lease, such claim is to be paid to the person named as sole loss payee under the primary insurances, the reinsurers shall in lieu of payment to the reassured, its successors in interest and assigns, pay to the person named as sole loss payee under the primary insurances effected by the Assured that portion of any loss due for which the reinsurers would otherwise be liable to pay the reassured (subject to proof of loss), it being understood and agreed that any such payment by the reinsurers shall (to the extent of such payment) fully discharge and release the reinsurers from any and all further liability in connection therewith"; and

        (b) provide in case of any bankruptcy, liquidation, dissolution or similar proceedings of or affecting the reassured that the reinsurers' liability shall be to make such payments as would have fallen due under the relevant policy of reinsurance in accordance with the cut-through Clause referred to above if the reassured had (immediately before such bankruptcy, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected.

16.9 Unless and until a Relevant Event shall occur, the Lessor will not give any direction to the insurers as contemplated by paragraph 1.2(b)(2) of
        Schedule 3.

16.10   If any of the  Insurances  referred  to in  paragraphs  1.1(a) or (c) of
        Schedule 3 are subject to an annual aggregate limit and that, by reason of any claims made thereunder during the course of any policy year in respect of any property subject to such policy, the aggregate amount of coverage available thereunder in respect of the balance of such policy year shall have been reduced;

        (a) the Lessee shall forthwith notify the Lessor of the amount of any such claim; and

        (b) the Lessor shall be entitled to require the Lessee to increase the aggregate limit under the relevant policy to such amount as the Lessor may require.

17.     LOSS AND DAMAGE

17.1 Notwithstanding Clause 6.1 (Lessor's Warranties and Manufacturer's Warranties), throughout the Lease Period the Lessee shall bear the full risk of any loss, destruction, hijacking, theft, condemnation, confiscation, seizure or requisition of or damage to the Aircraft and of any other occurrence of whatever kind which shall deprive the Lessee or the operator of the Aircraft for the time being of the use, possession or enjoyment thereof.

17.2    (a)    The Lessee shall give the Lessor  prompt notice in writing of any such occurrence as is referred to in Clause 17.1 other than repairable damage the likely cost of rectification of which will not exceed in aggregate $[ ]*, or, in relation to any Engine, $[
               ]* in aggregate.

        (b) The Lessee shall supply to the Lessor all necessary information, documentation and assistance which may be reasonably requested by the Lessor in connection with making any claim under the Insurances.

17.3    (a)    If the  Aircraft  shall  become a Total  Loss  during  the  Lease
               Period, the Lessee shall pay, or procure that the insurers pay, to either the Head Lessor, the Lessor or the Lenders (as the Lessor may direct in writing) being loss payee under the Insurances within ninety (90) days (or such longer period as may be agreed) of the date on which the Total Loss occurred, the Agreed Value together with all amounts of rent and any other amounts then due and payable under this Agreement.

        (b) For the purposes of this Agreement a Total Loss shall be deemed to have occurred:

               (i) in the case of an actual total loss, at noon (London time) on the actual date the Aircraft was lost or, if such date is not known, noon (London time) on the day on which the Aircraft was last heard of;

              (ii)  in the case of any of the events  described in sub-paragraph
                    (a) of the definition of Total Loss (other than an actual total loss), upon the date that notice claiming the loss of the Aircraft is given to the relevant insurers, unless the insurers do not forthwith admit such claim, when such Total Loss shall be deemed to have occurred at the date and time at which either a total loss is subsequently admitted by the insurers or a competent court or arbitration tribunal issues a judgment to the effect that a total loss has occurred;

              (iii) in the case of any of the events  described in  subparagraph
                    (b) of the definition of Total Loss, upon the date of occurrence of such destruction, damage or rendering unfit;

              (iv) in the case of Compulsory Acquisition, upon the date upon which the relevant requisition of title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation or confiscation occurs; and

              (v)   in the case of any of the events  described in sub-paragraph
                    (d) of the definition of Total Loss, upon the expiry of the period of ninety (90) days referred to in such subparagraph
                    (d) after the date upon which the relevant hijacking, theft, condemnation, confiscation, capture, detention, seizure or requisition for use or hire occurred.

17.4 The Lessee shall continue to pay rent on the days and in the amounts required under this Agreement notwithstanding any Total Loss; provided always that no further installments of rent shall become due after the date on which all sums due under Clause 17.3(a) shall have been paid in full, and the Lease Period shall terminate on the date of such payment. Upon such termination of the Lease Period and following payment of the Agreed Value, the Lessor shall make a payment to the Lessee in the amount described in paragraph 5 of Letter Agreement No.1. to the extent that Lessor received insurance proceeds or Requisition Compensation with respect to such Total Loss in excess of the amounts required to be paid by Lessee under Clause 17.3(a) and, for the avoidance of doubt, Lessor shall be entitled to apply such excess insurance proceeds or Requisition Compensation for the purpose of making such payment.

17.5 In the event of repairable damage to the Aircraft or any of the Engines, or the loss or destruction of any Engine (when no Total Loss has occurred), the Lessor or the Lenders as loss payee under the Insurances shall either pay any insurance moneys received by it or them to the Lessee upon the Lessee furnishing evidence to the Lessor that such damage has been made good or repaired or put in hand for repair or, in the case of the loss or destruction of any Engine, utilize the relevant insurance moneys in the purchase of a replacement Engine provided always that if a Relevant Event has occurred and is continuing, the Lessor shall be entitled to require that such insurance moneys be applied in or towards settlement of any amounts owing by the Lessee to the Lessor under this Agreement.

17.6 In the event of repairable damage to the Aircraft or any of the Engines, or the loss or destruction of an Engine (when no Total Loss has occurred), and if the insurance moneys paid in respect thereof are insufficient to pay the cost or estimated cost of making good or repairing such damage or the cost of purchasing a replacement Engine, the Lessee will pay the deficiency.

17.7 Any Requisition Compensation on account of a Compulsory Acquisition received at any time by Lessor or by Lessee from any governmental authority or any other source will be directed or paid to Lessor (if not already received by Lessor) and applied by Lessor as follows: (a) so much of such payments as shall not exceed the Agreed Value and other amounts payable by the Lessee pursuant to Clause 17.3(a) shall be applied in reduction of Lessee's obligation to make such payments to the extent not already paid by Lessee and, to the extent such payments are fully paid by such application or have already been made in full by Lessee, to reimburse the Lessee; (b) the remaining balance, if any, shall be paid to the Lessee up to an amount equal to Lessee's Interest (if any) minus any amount paid by Lessor to Lessee pursuant to Clause
        17.4. and (c) any amount remaining thereafter shall be retained by Lessor.

18.     REQUISITION OR GROUNDING

18.1 If the Aircraft is requisitioned for hire by any governmental or other competent authority during the Lease Period then, unless and until the Aircraft becomes a Total Loss following such requisition and the Lessee shall have made payment of all sums due pursuant to Clause 17.3(a), the lease of the Aircraft to the Lessee under this Agreement shall continue in full force and effect (subject always to the provisions of Clause 21 (Lessor's Rights Following a Termination Event)) and the Lessee shall remain fully responsible for the due compliance with all its obligations under this Agreement other than such obligations which the Lessee is unable to comply with solely by virtue of such requisition.

18.2 If the Lessee shall duly comply with all its obligations under this Agreement, save as mentioned in Clause 18.1, the Lessee shall during the Lease Period, be entitled to all requisition hire paid to the Lessor or to the Lessee on account of such requisition.

18.3 The Lessee shall as soon as practicable after the end of any requisition for hire, cause the Aircraft to be put into the condition required by this Agreement, and where that requisition shall end after the date on which the Lease Period would otherwise have expired or terminated but for such requisition, the Lessee shall, as soon as practicable, cause the Aircraft to be put into the redelivery condition required by Clause 19, allowance being made for fair wear and tear in respect of the period from the date on which the Lease Period would otherwise have expired or terminated but for such requisition until the actual expiry or termination of the Lease Period.

18.4 The Lessor shall be entitled to all compensation payable in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition for hire. The Lessor shall apply such compensation in reimbursing the Lessee for the cost of complying with its obligation under Clause 18.3, provided always that if a Termination Event has occurred and is continuing, the Lessor shall be entitled to apply such compensation in or towards settlement of any amounts owing by the Lessee under this Agreement.

18.5 If the Aviation Authority has grounded the Aircraft and other similar U.S. registered Boeing 737 aircraft for reasons related to the airworthiness of such aircraft and the Lessee has been diligently attempting since such grounding to correct the cause of such grounding and, notwithstanding such effort, the grounding continues: (a) no Termination Event shall arise hereunder solely as a result of the Aircraft not holding a currently effective Certificate of Airworthiness due to such grounding and (b) if such grounding continues after the date on which the Lease Period would otherwise have expired or terminated but for such grounding, the lease of the Aircraft to the Lessee under this Agreement shall continue in full force and effect and the Lessee shall remain fully responsible for the due compliance with all its obligations under this Agreement and the Lessee shall, as soon as practicable after the cause of such grounding is corrected, cause the Aircraft to be put into the redelivery condition required by Clause 19 and Schedule 4, allowance being made for fair wear and tear in respect of the period from the date on which the Lease Period would otherwise have expired or terminated but for such requisition until the actual expiry or termination of the Lease Period.

19.     RE-DELIVERY

19.1 At the end of the Lease Period (other than following a Total Loss) the Lessee at its own expense shall redeliver the Aircraft to the Lessor at the Re-delivery Location, and the Lessee shall provide such assistance as the Lessor may reasonably request in connection with the
        de-registration   and  export  of  the   Aircraft   from  the  State  of
        Registration.

19.2 On re-delivery, the Lessee shall ensure that (i) the Aircraft shall be maintained and repaired in compliance with Clause 13.1(d) and all other requirements of this Agreement, (ii) the Engines installed on the Aircraft at Delivery (or, replacement or substitute Engines pursuant to Clause 13.1(e) or Clause 13.3(c)(ii)(dd) and, in either event, meeting the requirements of Clause 13.1(e), Clause 13.1(g), Clause 15.2 and
        Schedule 4, paragraph 3, shall be installed on the Aircraft; (iii) there shall be a current Certificate of Airworthiness (and the Lessee shall cooperate, where requested by the Lessor, to obtain an export certificate of airworthiness) issued in respect of the Aircraft by the Aviation Authority in the public transport (passenger) category and such current certificates of maintenance issued as shall allow the Aircraft to be used for the public transport of passengers or cargo under the regulations of the Aviation Authority; (iv) the Aircraft shall be in a condition qualifying for immediate certification of airworthiness by the Aviation Authority and the FAA; (v) the Aircraft shall be clean by Airline Standards (vi) all applicable vendor's and manufacturer's service bulletin kits received by the Lessee or any Sub-Lessee relating to the Aircraft shall be installed on the Aircraft at no cost to Lessor or delivered separately (with reasonable advance notice to Lessor) at a charge to the Lessor not to exceed Lessee's direct cost of procuring and delivering such kits to the Lessor in a serviceable condition with all relevant documentation attached thereto provided that the Lessor may decline (with reasonable advance notice to Lessee) to accept any such noninstalled kits; (vii) the livery, insignia and markings of the Lessee or any operator of the Aircraft shall have been stripped from the Aircraft which shall have been rubbed down and repainted at the Lessee's cost in neutral white or such other base colour as is advised by the Lessor prior to redelivery; (viii) the Aircraft shall be free and clear of all Encumbrances other than Lessor's Encumbrances; (ix) the Aircraft shall have no deferred maintenance, repair or inspection items outstanding; and (x) all Aircraft repairs shall be permanent and where commercially feasible flush type repairs (provided that the flush repair does not require substantial rework of adjacent airframe structures and a nonflush repair achieves equivalent technical standards) and in any event be in accordance with the Manufacturer's structural repair manual or as otherwise approved by the FAA and the Aircraft shall comply with the Return Conditions set out in Schedule 4.

19.3 During the period of thirty (30) days prior to re-delivery of the Aircraft, the Lessee, at no cost to the Lessor, shall, if the Lessor so requests, make the Manuals and Technical Records available to the Lessor and during the entire period of the C check required upon redelivery make the Aircraft available for such detailed inspection in order to verify that the condition of the Aircraft complies with the provisions hereof. During such periods, the Lessor may accomplish the following:

        (a)    inspection of the Manuals and Technical Records;

        (b) appropriate functional testing of the Aircraft, Engines and Parts, including without limitation, a boroscope inspection, a spectrographic oil analysis programme (SOAP) sample and/or magnetic chip detection inspection of the Engines;

        (c) up to a two hour test flight with the Lessor's representatives (up to two) as observers, including an engine condition run on each Engine; and


        (d)    The  detailed   inspections  and  checks  during  the  redelivery
               procedures specified in this Clause shall be commercially reasonable in manner and extent and will be carried out by the Lessor solely so as to enable the Lessor to verify that the Aircraft complies with the provisions of this Agreement and such inspections and checks will be appropriate and reasonable having regarded to: (i) the age of the Aircraft; (ii) the maintenance history of the Aircraft; and (iii) any then current aviation industry issues regarding such model of Aircraft. Opening of bays and panels may not be required unless Lessor reasonably demonstrates a requirement therefor and in no event shall such panels or bays be opened arbitrarily or unnecessarily.

19.4    (a)    If  on  re-delivery  the  Aircraft  (including  the  Manuals  and
               Technical  Records)  shall not be in the  condition  required  by
               Clause  19.2,  the Lessor shall be entitled to require the Lessee at the Lessee's expense to rectify any defects or deficiencies in the  Aircraft  when  it is  redelivered,  and  the  Lessee  shall promptly  comply  with any such  requirement.  To the extent that such rectification  extends beyond the Lease Term, the Lessor may at its sole  discretion (i) remedy such defects and  deficiencies and  recover on demand  from the  Lessee  the costs so  incurred, together  with interest at the Relevant Rate of Interest from the date of  expenditure  and demand for payment by the Lessor of the relevant  cost  through  the day  prior to the  date of  recovery thereof  from the  Lessee  (both  before  and after any  relevant judgment),  or (ii)  continue  the  Lease  Period on a day to day basis until such  non-compliance  is rectified by the Lessee with rent  being  payable  by the Lessee at the rate at which rent was payable at the date on which  re-delivery  would  otherwise  have occurred,  PROVIDED,  HOWEVER,  that if  (aa)  such  defects  and deficiencies  are Minor Defects,  (bb) the Aircraft is capable of being placed in immediate  commercial  use  notwithstanding  such
               Minor Defects and (cc) no Relevant Event has then occurred and is continuing other than such Minor Defects, the Lessor shall accept re-delivery  of the  Aircraft  as  provided in clause (i) of this
               sentence   subject  to  such  Minor  Defects.   The  Lessee  will
               compensate the Lessor for loss of value to the Aircraft where any damage has resulted in permanent structural changes to the Aircraft's type design excluding fair wear and tear. Minor
               Defects means defects or deficiencies in the Aircraft which the Lessee was unable to correct by the end of the Lease Term or any extension of the Lease Period pursuant to the preceding sentence of this Clause through commercially reasonable efforts and which

               (1) in no single case or in the aggregate will cost the Lessor more than $[ ]*, as reasonably estimated by the Lessor, to remedy
               (2) can be remedied by the Lessor or the next operator of the Aircraft within thirty (30) days of re-delivery to Lessor, (3) do not prevent the Aircraft from holding a fully valid and unconditional standard Certificate of Airworthiness issued by the FAA, (4) will not prevent the Aircraft from being granted a standard Certificate of Airworthiness in the State of Registration to which it is being exported (if any) and (5) does not constitute a commercially reasonable basis for the next operator of the Aircraft to refuse to accept delivery thereof.

        (b) Prior to the re-delivery of the Aircraft and upon the Lessor's request, the Lessee will ensure that there is provided to the Lessor or its agent reasonable access to the Approved Maintenance Programme and the Manuals and Technical Records in order to facilitate the Aircraft's integration into any subsequent operator's fleet. The Lessee will upon return of the Aircraft deliver to the Lessor a certified true current and complete copy of the Approved Maintenance Programme which shall be kept confidential and promptly returned to Lessee together with all copies thereof after any use of such Maintenance Programme by Lessor which shall be solely for bridging to a subsequent operator's maintenance programme.

19.5 Upon re-delivery of the Aircraft to the Lessor, an adjustment shall be made in respect of fuel on board the Aircraft at the time of Delivery and at the time of re-delivery at the price prevailing at the time of re-delivery at the Re-delivery Location.

19.6 Upon re-delivery of the Aircraft provided that (i) no Relevant Event shall have occurred or be continuing; and (ii) the Lessee has satisfied all of its obligations then due under this Agreement (including, without limitation, its obligation to redeliver the Aircraft in accordance with this Clause 19 and Schedule 4), the Lessor shall make a payment to the Lessee in the amount described in paragraph 5 of Letter Agreement No. 1. Notwithstanding the foregoing, if the Aircraft is re-delivered subject to Minor Defects as provided in Clause 19.4(a) and no Relevant Event has then occurred and is continuing other than such Minor Defects, upon such re-delivery, the Lessor shall make a payment to the Lessee in an amount equal to the amount described in paragraph 5 of Letter Agreement No. 1 less an amount (the "Remedy Amount") reasonably estimated by Lessor to be sufficient to pay for its costs to remedy such Minor Defects. If in fact it costs Lessor less than the Remedy Amount to remedy such Minor
        Defects, the Lessor shall make a payment to the Lessee in an amount equal to the difference between the Remedy Amount and such actual costs. If such actual costs exceed the Remedy Amount, the Lessee shall pay the Lessor such deficiency as provided in Clause 19.4(a).

19.7 Notwithstanding anything to the contrary in Clause 19 or Schedule 4, unless a Termination Event has occurred and is continuing (in which case this Clause 19.7 shall not apply), the C Check and all other procedures and inspections required by Schedule 4 will be performed at the Lessee's principal maintenance facility in the United States and the inspections and test flight set forth in Clause 19.3 shall take place at such location. Following such procedures, inspections and test flight, either the Aircraft will be in the condition required by Clause 19.2 or the provisions of Clause 19.4 (a) will apply (collectively the "Predelivery Requirements"). After the Predelivery Requirements have been satisfied, the Lessee shall ferry the Aircraft to the Redelivery Location with the Lessor's representatives (up to two) as observers. At the Redelivery Location, the Aircraft shall be re-delivered by the Lessee in compliance with all terms of Clause 19 and Schedule 4. Following the ferry flight to the Redelivery Location, the Lessor shall conduct engine boroscope inspections and an external walkaround inspection and Lessee shall correct any deficiencies and defects discovered. If the Aircraft is not in the condition required by Clause 19.2, the provisions of Clause 19.4(a) will apply.

19.8 The Lessee shall indemnify and hold harmless the Indemnitees from and against any and all liabilities, damages and losses (including costs and expenses incidental thereto) arising by reason of death or injury to any observer or employee of the Lessee, arising out of, or in any way connected with the ferry flight set forth in Clause 19.7.

19.9 The Lessor shall indemnify and hold harmless the Lessee from and against any and all liabilities, damages and losses (including costs and expenses incidental thereto) arising by reason of death or injury to any observer or employee of the Lessor, arising out of, or in any connected with the ferry flight set forth in Clause 19.7.

20.     TERMINATION EVENTS

20.1    Any of the following events shall constitute a "Termination Event":

        (a) the Lessee fails to pay any sum payable by it under this Agreement when due within three (3) Banking Days of a scheduled payment and, in the case of a nonscheduled payment, within three
               (3) Banking Days after notice thereof has been delivered to the Lessee; or

        (b)    (i) the Lessee fails to obtain and/or  maintain the Insurances or
               (ii) any insurer or reinsurer in respect of any part of the Insurances cancels any part of the Insurances or disclaims or repudiates liability by reason, in either case, of any mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Lessee and, in the case of this clause (ii), if the Insurances continue in full force and effect as to Lessor, Beneficiary, Head Lessor and Lenders, (aa) such cancellation, disclaimer or repudiation is not withdrawn and
               (bb) the Insurances which are the subject of such cancellation, disclaimer or repudiation are not replaced with Insurances in full compliance with the terms of this Agreement, in each case within ten (10) days of the occurrence of such cancellation, disclaimer or repudiation; or

        (c) the Lessee commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under this Agreement (other than those referred to in sub-clauses (a) and (b) above) or any of the other Lessee Documents and, in respect of any such breach or omission which in the opinion of the Lessor is capable of remedy, such action as the Lessor may require shall not have been taken within thirty (30) days of the Lessor notifying the Lessee of such default and of such required action or, if any such breach or omission is not cured or remedied within said thirty (30) days notwithstanding diligent efforts by Lessee to effect such cure or remedy, Lessee continues such diligent efforts and such breach or omission is not cured or remedied within sixty (60) days of such notice; or

        (d) any representation or warranty made or deemed to be made or repeated by the Lessee in or pursuant to any of the Lessee
               Documents is or proves to have been untrue in any material respect when made or deemed repeated and continues to be material at the time relied upon by Lessor for purposes of establishing a Termination Event; or

        (e) Lessee shall default in the payment of any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent under any lease which has a principal amount of [ ]* Dollars ($[ ]*) or more determined in the case of borrowed money by the amount outstanding under the agreement pursuant to which such borrowed money was borrowed, in the case of a deferred purchase price by the remaining balance and in the case of a lease by the present discounted value of the remaining rent or hire payable thereunder (ignoring any fair market renewal) when the same becomes due if such nonpayment results in an acceleration of such indebtedness or an early termination or declaration of default under such lease, or Lessee shall default in the performance of any other term, agreement, or condition contained in any agreement or instrument under or by which any such obligation is created, evidenced or secured, if the effect of such default is to cause such obligation to become due prior to its stated maturity or to cause such lease to be early terminated or declared in default or;

        (f) a "Termination Event," "Event of Default" or other default (after the lapse of any applicable grace period) shall occur under any other aircraft lease agreement between a lessor acting as owner trustee under a trust in which the Beneficiary is the beneficiary and the Lessee; or

        (g) any consent, authorization, license or approval of or registration with or declaration to governmental or public bodies or authorities or courts required by the Lessee in order to perform its obligations under any of the Lessee Documents is not granted or is revoked or terminated or expires and is not replaced or reinstated in full force and effect within thirty
               (30) days thereafter; or

        (h) a creditor attaches or takes possession of a material part of the assets or revenues of the Lessee and such attachment is not discharged within sixty (60) days; or

        (i) the Lessee suspends payment of its debts or becomes or is judicially determined to be insolvent or unable to pay its debts as they fall due or commences negotiations with its creditors generally with a view to the re-adjustment or re-scheduling of all or part of its indebtedness or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors commence proceedings in relation to the Lessee under any law, regulation or procedure relating to reconstruction or readjustment of debts and the same are not contested by Lessee; or

        (j) the Lessee shall file a voluntary petition in bankruptcy or a voluntary petition seeking protection from creditors or reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Lessee in any such proceedings, or Lessee shall by voluntary petition, answer, or consent seek relief under the provisions of any bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or consents to the appointment of a receiver, trustee, liquidator of itself or a substantial part of its assets; or

        (k) an order, judgment or decree is entered by any court, with or without the consent of the Lessee, appointing a receiver, trustee or liquidator for Lessee of all or any substantial part of its property, or all or any substantial part of the property of the Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; or

        (l) a petition against the Lessee in a proceeding under any bankruptcy, insolvency or other similar laws (as now or hereafter in effect) shall be filed, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee any court of competent jurisdiction shall assume jurisdiction, custody or control of the Lessee, and such petition is not voluntarily or otherwise dismissed within sixty
               (60) days after the filing thereof; or

        (m) the Lessee suspends or ceases or threatens in writing to suspend or cease to carry on its business such that the ability of Lessee to perform its obligations under the Lessee Documents may reasonably be expected to be materially adversely affected; or

        (n) all or substantially all of the assets or revenues of the Lessee are seized, nationalized, expropriated or compulsorily acquired by or under the authority of any government; or

        (o) the Lessee threatens to dispose of all or substantially all of its assets, whether by one or a series of transactions, related or not, other than for the purpose of a reconstruction or amalgamation the terms of which have received the previous consent in writing of the Lessor and such disposition would have a material adverse effect on the ability of the Lessee to perform its obligations under the Lessee Documents;

        (p) the Lessee ceases to be a Certificated Air Carrier or ceases to hold a United States Air Carrier License or Certificate under
               Part 121 of the FAR (or any successor provision) or Certificate under Section 41101 of Title 49 of the United States Code (or any successor provision); or

        (q) delivery of the Aircraft by the Manufacturer under the Purchase Agreement does not occur or is delayed by more than thirty days beyond the scheduled date of delivery by reason of failure of the Lessee to meet its obligations under the Purchase Assignment or Purchase Agreement; or

        (r) Lessee enters into any amendment, modification, supplement, cancellation or termination of the Purchase Agreement with respect to the Aircraft or grants any waiver or consent thereunder with respect to the Aircraft or enters into any change order thereunder with respect to the Aircraft, in each case without the prior written consent of Lessor, provided, however, that if, in any such case, such consent has been unreasonably withheld or delayed, such case shall not constitute a Termination Event under this Clause 20.1(r).

21.     LESSOR'S RIGHTS FOLLOWING A TERMINATION EVENT

21.1 Upon the occurrence of any Termination Event and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare by written notice to the Lessee this Agreement to be in default (provided, however, that in the case of a Termination Event under

        Clauses 20.1(i), (j), (k), (l) and (m) the Lessor need not declare the Agreement to be in default); and at any time thereafter, the Lessor may do, and the Lessee shall comply with, one or more of the following with respect to all or any part of the Airframe and the Engines, as the Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

        (a) Cause the Lessee, upon the written demand of the Lessor and at the Lessee's expense, to, and the Lessee shall, promptly return all or such part of the Airframe or the Engines as Lessor may demand to Lessor at such location in the United Kingdom or elsewhere as selected by Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 19 and Schedule 4 hereof; or Lessor, at its option, may enter upon the premises where the Airframe or any or all Engines are located or believed to be located and take immediate possession of and remove such Airframe or Engines without the necessity for first instituting proceedings, or by summary proceedings or otherwise (and, at Lessor's option, store the same at the Lessee's premises until disposal thereof by Lessor), and the Lessee shall comply therewith, all without liability to Lessor for or by reason of such entry or taking possession or storage, whether for the restoration or damage to property caused by such taking or storage or otherwise;

        (b) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) above with respect to all or any part of the Aircraft, Lessor, by written notice to the Lessee specifying a payment date not earlier than ten (10) days from the date of such notice, may demand that the Lessee pay to Lessor, and Lessee shall pay
               Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of rent due on the Aircraft, Airframe, Engine or Part thereof for periods commencing on or after the payment date in such notice), any unpaid installments of rent due for periods prior to the period commencing with the payment date specified in such notice plus an amount equal to the excess, if any, of the present value of the remaining installments of rent during the Lease Term over the present value of the fair market rental value of the Aircraft, Airframe, Engine or Part thereof, for the remainder of such Lease Term, using in each case a discount rate of the amount of interest then paid on U.S. Treasury Bills of similar maturity;

        (c) Terminate the Lease Term and/or the leasing of the Airframe or any or all of the Engines, or exercise any other right or remedy which may be available under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

21.2 In addition to the amounts set forth in Clause 21.1, Lessee shall be liable for any and all unpaid amounts due hereunder before or after any termination hereof and for all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lessor and Beneficiary in connection with or as a result of any Termination Event or exercise of remedies hereunder, including, but not limited to, (i) all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Section 19 and Schedule 4 hereof and/ or in connection with restoring the Aircraft or any portion thereof to the condition required by Section 19 and Schedule 4 hereof and remarketing the Aircraft, (ii) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to the Head Lessor's or the Beneficiary's financing of the Aircraft and (iii) interest at the Relevant Rate on any amount not paid when due under this Agreement, and all such obligations shall survive any termination of this Agreement or the leasing of the Aircraft or any portion thereof hereunder. All costs and expenses referred to in the preceding sentence shall be payable by Lessee upon demand by the Lessor or Beneficiary unless otherwise specified in this Agreement. Except as otherwise expressly provided above, no remedy referred to in this Clause 21 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. The exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No express or implied waiver by Lessor of any Termination Event hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Termination Event.

21.3 For the purposes of Subclause 21.1 (b) above, the "fair market rental value" of the Aircraft, Airframe, any Engine or Part thereof shall be the rental value, net of all costs and expenses of recovering the Aircraft, Airframe or any Engine or Part thereof and restoring its condition to the condition required hereunder, which would be obtained in an arm's-length transaction between an informed and willing lessee, under no compulsion to lease, and an informed and willing lessor, based upon the actual condition and location of the Aircraft, Airframe or any Engine of Part thereof, which value shall be determined by a reputable firm of aircraft appraisers selected by Lessor or Beneficiary. The cost of such appraisal shall be borne by Lessee.

21.4 If the Lessee fails to comply with any of its obligations under this Agreement the Lessor may, without being in any way obliged so to do, and without being responsible for so doing, and without prejudice to the ability of the Lessor to treat that non-compliance as a Termination Event, effect compliance on the Lessee's behalf, and if the Lessor incurs any expenditure in effecting such compliance the Lessor shall be entitled (without prejudice to Clause 21.1 or Clause 21.2) to recover such expenditure from the Lessee together with interest thereon at the Relevant Rate of Interest from the date on which such expenditure is incurred by the Lessor until the date of reimbursement thereof by the Lessee (both before and after any relevant judgment).

21.5 The Lessee's obligations under this Clause 21 shall survive the end of the Lease Period.

22.     NOTICES

22.1 Every notice, request,demand or other communication under this Agreement shall:

        (a) be in writing delivered personally or by prepaid first class airmail letter or by Federal Express or similar courier service, or facsimile transmission (confirmed in the case of a facsimile transmission, by such courier service sent within 24 hours of despatch but so that the non-receipt of such confirmation shall not affect in any way the validity of the facsimile transmission in question);

        (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a facsimile transmission, at the time of despatch with confirmation that the communication was well received (provided that, in the case of a facsimile transmission, if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day), in the case of a courier service, when received and, in the case of a letter, when delivered personally or five (5) days after being put in the post; and

        (c)    be sent:

               (1)    to the Lessor to:

                      Wilmington Trust Company
                      Rodney Square North
                      1100 N. Market Street
                      Wilmington, Delaware 19890
                      USA

                      Fax:  001-302-651-8882
                      (Attention: Corporate Trust Administration);
                      Telephone:  302-651-1428

                      WITH A COPY TO THE BENEFICIARY

               (2)    to the Beneficiary to:

                      ORIX Aviation Systems Limited
                      2nd Floor
                      IFSC House
                      International Financial Services Centre
                      Custom House Docks
                      Dublin 1
                      Ireland

                      Fax:  353-1-670-0644
                      (Attention: Company Secretary/Assistant Director - Legal Affairs)
                      Telephone: 011-353-1-670-0633; or


               (3)    to the Lessee to:-

                      Western Pacific Airlines, Inc.
                      2864 South Circle Drive, Suite 1100
                      Colorado Springs
                      Colorado 80906
                      USA

                      Fax: 001 -719-527-7480
                      (Attention:  Chief Financial Officer)
                      Telephone:  719-527-7394

        or to such other address or facsimile number as is notified by one party to the others under this Agreement.

23.     ASSIGNMENT

23.1    (a)   The  Lessee may not assign  or,  except as herein  provided  with respect to subleases, otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Lessor.

        (b) The Lessor may assign or otherwise transfer any or all of its rights under, and the benefit of, this Agreement at any time during the Lease Period with the consent of the Lessee, such consent not to be unreasonably denied, provided, however, that the consent of the Lessee shall not be required with respect to any assignment (i) to the Head Lessor or Lenders as otherwise contemplated herein, (ii) to any affiliate of the Lessor that is a Citizen of the United States, (iii) to any financially responsible company or person (as reasonably determined by Lessor) that is a Citizen of the United States and is not an airline that competes directly with Lessee on specific routes or
               (iv) to any assignment that occurs after a Termination Event has occurred and is continuing which is made in consequence of such Termination Event. Except in the case of an assignment or transfer that occurs after a Termination Event has occurred and is continuing (including at the time of such assignment or transfer), each assignee or transferee under this Clause 23.1 or under Clause 23.2 shall deliver, as a condition to such assignment or transfer, a Letter of Quiet Enjoyment to the Lessee at or before such assignment or transfer. Under no circumstances shall Lessee be obligated to pay any assignee or transferee any greater amount or incur any greater obligation than that which it would have been obligated to pay or incur under this Agreement if no assignment or transfer had taken place nor shall any such assignment impair any right of the Lessee under this Agreement or impose any additional obligation on Lessee.

23.2 It is understood that the Head Lessor, the Beneficiary, the Lessor and/or the Lenders may from time to time effect, amend, modify or replace the security arrangements in respect of the financing of, or refinance the Aircraft; the Lessee agrees to cooperate with the Lessor in connection therewith and in connection with the Security Documents, any mortgage and any assignment or transfer by the Lessor pursuant to Clause 23.1 and to execute and deliver to the Lessor such documents as are reasonably requested by the Head Lessor, the Beneficiary, the Lessor or the Lenders relating thereto provided no such documents impair any right granted to Lessee hereunder or impose any additional obligation on Lessee not otherwise required by this Agreement. The Lessee agrees to change the nameplates referred to in Clause 13.1 and to give all reasonable assistance as may be reasonably requested in writing by Lessor for the perfection and acknowledgement of the rights of the Head Lessor, the Beneficiary, the Lessor and/or the Lenders and/or any mortgagee hereunder or thereunder. The Lessor shall pay the reasonable out-of-pocket expenses incurred by the Lessee in executing and delivering documents or otherwise cooperating at the request of the Lessor in connection with any assignment or transfer made as contemplated by Clause 23.1 and Clause 23.2. Nothing in Clause 23.1 or
        23.2 shall restrict the right of the Beneficiary to assign the Aircraft and Lease to a successor trustee pursuant to the terms of the Trust Agreement provided that such successor trustee is capable of making substantially the same representations of the Lessor as in clause 2.5 hereof.

23.3 The agreements, covenants, obligations and liabilities contained in this Agreement, including, but not limited to all obligations to pay rent and indemnify the Lessor, are made for the benefit of the Lessor, any assignee or transferee of the Lessor and their respective successors and assigns.

24.     MISCELLANEOUS

24.1 This Agreement (together with Letter Agreement No. 1 and any other related side letters) contains the entire agreement between the Lessor and the Lessee relating to the leasing of the Aircraft, and the terms and conditions of this Agreement shall not be varied otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of the Lessor and the Lessee.

24.2 No failure or delay on the part of the Lessor or Lessee in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by the Lessor or Lessee of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights and remedies provided by law.

24.3 Subject to the periods of grace referred to in Clause 20, time shall be of the essence as regards the performance by the Lessee and Lessor of their respective obligations under this Agreement.

24.4 The Lessee and Lessor shall from time to time do and perform such other and further acts and execute and deliver any and all such further instruments as may be required by law or reasonably requested by the other to establish, maintain and protect the rights and remedies of the Head Lessor, the Beneficiary, the Lessor, the Lenders or the Lessee and to carry out and effect the intent and purposes of this Agreement provided that no party shall be required under this Clause to take any action or execute and deliver any document that would materially increase the obligations or impair the rights of such party under this Agreement.

24.5 This Agreement may be executed by the parties hereto in separate counter-parts, each of which, when so executed and delivered, shall be an original, and both counter-parts shall constitute one and the same instrument.

24.6 If any provision of this Agreement shall become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

24.7    The Lessor is  entering  into this  Agreement  in its  capacity as Owner
        Trustee and not in its individual capacity as such. The Lessor in its individual capacity shall not be liable to the Lessee for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Lessor hereunder. The Lessor may exercise its rights and remedies hereunder and under the other Lessee Documents through agents and representatives, including, but not limited to, the Beneficiary and its agents and representatives.

24.8 Any amount which the terms of this Agreement provide that the Lessor shall pay to the Lessee but for the occurrence of a Termination Event or Relevant Event shall, unless application of such amount is provided for elsewhere in this Agreement and such amount has been so applied, be paid by Lessor to Lessee at such time as no Termination Event or Relevant Event (as the case may be) has occurred and is continuing.

24.9 All obligations under this Agreement are continuing obligations throughout the Lease Period. The end of the Lease Period shall not prejudice or otherwise limit the accrued or surviving rights and obligations of the parties hereunder of under any of the Lessee Document.

25.     LAW AND JURISDICTION

25.1 This Agreement is governed by and shall be construed in accordance with the Governing Law.

25.2 For the benefit of the Lessor and Lessee, the parties irrevocably agree that any legal action or proceedings in connection with this Agreement may be brought in the Courts, which shall have jurisdiction to settle any disputes arising out of or in connection with this Agreement. The parties hereto hereby irrevocably and unconditionally submit to the jurisdiction of the Courts. The submissions to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Lessor and Lessee to take proceedings against the other in any other court of competent jurisdiction, nor shall the taking of proceedings by the Lessor or Lessee in any one or more jurisdictions preclude the taking of proceedings by the Lessor or Lessee in any other jurisdiction, whether concurrently or not. The Lessee and Lessor irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any court and any claim it may now or hereafter have that any action or proceeding has been brought in an inconvenient forum. The Lessee hereby irrevocably designates, appoints and empowers CT Corporation System at present of 1633 Broadway, New York, N.Y. 10019 to receive for it and on its behalf service of process issued out of the Courts in any legal action or proceeding arising out of or in connection with this Agreement and/or any other Lessee Document. The Lessor hereby irrevocably designates, appoints and empowers ORIX USA Corporation at present of 780 Third Avenue, 48th Floor, New York, N.Y. 10017 to receive for it and on its behalf service of process issued out of the Courts in any legal action or proceeding arising out of or in connection with this Agreement and/or any other lessor document.

25.3 The Lessee and Lessor agrees that in any legal action or proceedings against it or its assets in connection with this Agreement, no immunity from legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of the Lessee or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such action or proceedings.

26.     SECTION 1110

        The Lessee acknowledges that the Lessor would not have entered into this Agreement unless it had available to it the benefits of a lessor under
        Section 1110 of Title 11 of the United States Code. The Lessee covenants and agrees with the Lessor that, to better ensure the availability of such benefits, the Lessee shall support any motion, petition or application filed by the Lessor with any bankruptcy court having jurisdiction over the Lessee, whereby the Lessor seeks recovery of possession of the Aircraft under said Section 1110 and shall not in any way oppose such action by the Lessor unless the Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle the Lessee to continued use and possession of the Aircraft hereunder. In the event said Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, the Lessor and the Lessee agree to amend this Agreement and take such other action not inconsistent with this Agreement as the Lessor reasonably deems necessary so as to afford to the Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to the Lessor.

        It is expressly agreed that the title of Head Lessor to, and the interest of the Lessor and the Beneficiary to, and the interest of the Lessor and the Beneficiary in, the Aircraft, and any right of the Lessor and the Beneficiary to take possession of the Aircraft in compliance with the provisions of this Agreement, shall not be affected by Sections 362, 363 and 1129 of the Federal Bankruptcy Code.

27.     TRUE LEASE

        THIS AGREEMENT SHALL CONSTITUTE AN AGREEMENT OF LEASE AND IS A TRUE OPERATING LEASE AND NOTHING HEREIN SHALL BE CONSTRUED AS CONVEYING TO THE LESSEE ANY RIGHT, TITLE OR INTEREST IN THE AIRCRAFT OR ANY ENGINE OR PART EXCEPT AS A LESSEE ONLY. WITHOUT LIMITING THE FOREGOING, THE LESSEE WILL NOT FILE A TAX RETURN OR TAKE ANY OTHER ACTION WHICH IS INCONSISTENT WITH THE FOREGOING.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.


                                    WILMINGTON   TRUST   COMPANY,   not  in  its
                                    individual  capacity  but  solely  as  Owner
                                    Trustee under the Trust Agreement, as Lessor


                                    By:

                                    Title:



                                    WESTERN PACIFIC AIRLINES, INC., as Lessee


                                    By:

                                    Title:





     * Receipt of this original  counter-part  of the foregoing  Aircraft  Lease
       Agreement is hereby acknowledged on this        day of         , 199  .



                                    [                                      ]



                                    As Beneficiary/Secured Party


                                    By:

                                    Title:


*       This language is to be inserted in the original counter-part only.

                                   SCHEDULE 1

                                     PART 1

                         LIST OF DOCUMENTS AND EVIDENCE


1. A copy certified by the Secretary of the Lessee to be a true, complete and up to date copy, of the constituent documents of the Lessee.

2. A copy, certified by the Secretary of the Lessee to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors of the Lessee:

               (i)  approving  the  transactions   contemplated  by  the  Lessee
                    Documents; and

              (ii) authorizing a person or persons to execute and deliver on behalf of the Lessee of the Lessee Documents to which it is a party and any notices or other documents to be given pursuant thereto together with a copy of the power(s) of attorney issued to the authorized person(s) pursuant to said board resolutions.

3. (i) Specimen signatures, authenticated by the Secretary of the Lessee of each of the authorized signatories referred to in sub-clause 2(ii) of this Schedule 1 and (ii) a good standing certificate.

4.      An   officer's   certificate   of  the   Lessee   certifying   that  the
        representations and warranties given by the Lessee in the Lessee Documents are true and accurate as of the Delivery and no Relevant Event has occurred.

5. Evidence that the Aircraft Commitment Fee has been received by the Lessor's designated bank.

6. Draft opinion(s) (the "OPINION(S)") to be obtained at the Lessee's expense of Smith, Gambrell & Russell, LLP, legal counsel to Lessee, and , FAA counsel, each in form and substance reasonably acceptable to the Lessor and Beneficiary.

7. Receipt by the Lessor of such information and documents relating to the proposed maintenance programme for the Aircraft as the Lessor may reasonably require and the Lessor having agreed the proposed maintenance programme in its sole discretion on or prior to the Delivery Date.

8. A certificate signed by the Chief Technical Officer of the Lessee certifying that the provisions of Clause 13 have been read by, and will be distributed to, the relevant engineers of the Lessee following Delivery.

9. Such other documents or evidence as the Lessor may reasonably request.

                                   SCHEDULE 1


                                     PART 2



        1. (a) Originals or certified copies of certificates evidencing the insurance and reinsurance required to be maintained pursuant to Clause 16, and Schedule 3; and

               (b) a letter addressed to the Head Lessor, the Beneficiary, the Lessor and the Lenders by a recognized firm of aviation insurance brokers reasonably satisfactory to the Lessor confirming that the insurance required to be maintained pursuant to Clause 16 and
               Schedule 3 adequately protects the interests of the Head Lessor, the Beneficiary, the Lessor and the Lenders; and

               (c) a letter of undertaking addressed to the Head Lessor, the Beneficiary, the Lessor and the Lenders from the Lessee's insurance brokers substantially in the form of Schedule 5 or otherwise acceptable to Lessor.

        2. A certified copy of each of the Certificate of Airworthiness in the public transport (passenger) category issued by the Aviation Authority with respect to the Aircraft, such certificates of maintenance as are required for the Aircraft to be used for the public transport of passengers or cargo, the current air transport license, air operator's certificate issued by the Aviation Authority to the Lessee with respect to the aircraft of the type of the Aircraft, the current Certificate of Registration for the Aircraft in the name of the Head Lessor and of the application made by the Lessee for registration of the Aircraft with the Aviation Authority.

        3. Legal opinion of Smith, Gambrell & Russell, LLP obtained at the Lessee's expense in form and substance reasonably acceptable to the Lessor .

        4. A legal opinion of FAA counsel acceptable to the Lessor as to the filing for recordation of this Agreement, due registration of the Aircraft in the name of the Lessor, to the effect that title to the Aircraft is held by the Lessor free and clear of any Encumbrances other than this Agreement and otherwise satisfactory to Lessor in form and substance.

        5. Evidence that the plaque required to be affixed to the Airframe and Engines by virtue of Clause 13.1 has been duly affixed.

        6. Execution copies of each of the Lessee Documents duly executed by the parties thereto, other than the Lessor.

        7. Evidence that, on the Delivery Date, the Aircraft has been validly registered under the laws of the State of Registration, that the Agreement has been filed with the FAA for recordation, that supplement(s) to the Trust Agreement have been filed with the FAA (if applicable), that the Financing Statements have been duly filed and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and to protect the respective interests of the Head Lessor, the Beneficiary, the Lessor and the Lenders in the Aircraft.

        8. A full warranty bill of sale and FAA form bill of sale for the Aircraft delivered by the Manufacturer to the Lessor.

        9. Evidence that no sales, use, doing business or other Taxes will be payable by any Person as a result of delivery of the Aircraft by the Manufacturer to Lessee under the Purchase Agreement and delivery of the Aircraft by the Lessor to Lessee under this Agreement.

        10. Such other documents and evidence as the Lessor may reasonably require.

                                   SCHEDULE 1


                                     PART 3


1. A copy certified by the Secretary of the Lessee to be a true, complete and up to date copy, of the constituent documents of the Lessee.

2. A copy, certified by the Secretary of the Lessee to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors of the Lessee:

               (i)  approving  the  transactions   contemplated  by  the  Lessee
                    Documents; and

              (ii) authorizing a person or persons to execute and deliver on behalf of the Lessee of the Lessee Documents to which it is a party and any notices or other documents to be given pursuant thereto together with a copy of the power(s) of attorney issued to the authorized person(s) pursuant to said board resolutions.

3. Specimen signatures, authenticated by the Secretary of the Lessee of each of the authorized signatories referred to in sub-clause 2(ii) of this Part 3.

4.      A good standing certificate of Lessee.

5.      Opinion  of   Smith,Gambrell   &  Russell  LLP  in  form  and  substance
        satisfactory to Lessor and Beneficiary.

6. Evidence that the portion of the Aircraft Commitment Fee payable by the Advance Payment date has been paid.

7. Evidence that the Lessor has been assigned all of the Lessee's rights under the Purchase Agreement to the extent provided in the Purchase Assignment free and clear of any Encumbrances, including, but not limited to, a release from Newcourt Capital.

8. A copy of the Purchase Agreement certified by an officer of the Lessee to be complete and accurate.

9. Each of the Lessee Documents shall have been executed and delivered by the Lessee.

10. The Consent and Agreement has been executed and delivered by the Manufacturer.

11. Opinion of in-house counsel of Manufacturer, in form and substance reasonably satisfactory to Lessor and Beneficiary.

12. An invoice from the Manufacturer to be delivered upon receipt of the advance payments for the Aircraft (it being understood that such invoice will not be delivered until the closing occurs).

13. Such other documents and evidence as may be reasonably requested by Lessor.

                                   SCHEDULE 1

                                     PART 4


AIRFRAME MAINTENANCE ACCRUAL ADJUSTMENT FORMULA




1.      BASE RATE

        The base rate per Flight Hour as set forth in Letter Agreement No. 1 and as such rate shall be adjusted from time to time in accordance with the provisions of Clause 13.4(b) is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor statistics, and in accordance with the provisions of paragraph 3 hereof.

2.      INDEXES:

        LABOR INDEX : "Aircraft and Parts" Standard Industrial Classification 372 - Average Hourly Earnings (hereinafter referred to as "HE Sic 372") as published in "Employment and Earnings".

        MATERIAL INDEX:"Industrial Commodities (hereinafter referred to as "IC") as published in "Producer Prices and Price indexes".

3.      REVISION FORMULA

        A      = B * ((0.75 HEa/HEb) + (0.25 ICa/ICb))

        A      The adjusted airframe maintenance accrual

        B      Base accrual as per contract

        HEa The arithmetic average of the HE-Index Sic 372 for the 10th, 11th and 12th month prior to the adjustment calculation date.

        HEb The arithmetic average of the HE-Index Sic 372 for the 10th, 11th and 12th month prior to the month of the aircraft delivery to the Beneficiary.

        ICa The arithmetic average of the IC-Index for the 10th, 11th and 12th month prior to the adjustment calculation date.

        ICb The arithmetic average of the IC-Index for the 10th, 11th and 12th month prior to the month of the aircraft delivery to the Beneficiary.

 ENGINE AND ENGINE LIFE LIMITED PARTS MAINTENANCE ACCRUAL ADJUSTMENT FORMULA


1.      BASE RATE

        The base rate per Flight Hour per Engine for the Engine Maintenance Accrual and the base rate per Cycle per Engine for the Engine Life Limited Parts Maintenance Accrual, in each case as set forth in Letter Agreement No. 1 and as such rates shall be adjusted from time to time in accordance with the provisions of Clause 13.4(b) are subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor statistics, and in accordance with the provisions of paragraph 3 hereof.

2.      INDEXES:

        Labor Index : "Aircraft Engine and Engine Parts" Standard Industrial Classification 3724 - Average Hourly Earnings (hereinafter referred to as "HE Sic 3724") as published in "Employment and Earnings".

        Material Index:"Metals and Metal Products" Code 10 (hereinafter referred to as "MMP") as published in "Producer Prices and Price indexes".

3.      REVISION FORMULA

        A      = B * ((0.75 HEa/HEb) + (0.25 MMPa/MMPb))

        A      The adjusted maintenance accrual

        B      Base accrual as per contract

               HEa The arithmetic average of the HE-Index Sic 3724 for the 10th, 11th and 12th month prior to the adjustment calculation date.

               HEb The arithmetic average of the HE-Index Sic 3724 for the 10th, 11th and 12th month prior to the month of the aircraft delivery to the Beneficiary.

               MMPa The arithmetic average of the MMP-Index for the 10th, 11th and 12th month prior to the adjustment calculation date.

               MMPb The arithmetic average of the MMP-Index for the 10th, 11th and 12th month prior to the month of the aircraft delivery to the Beneficiary.

                      LANDING GEAR MAINTENANCE ACCRUAL ADJUSTMENT FORMULA

1.      BASE RATE

        The base rate per Flight Hour for the landing gear, as set forth in Letter Agreement No. 1 and as such rate shall be adjusted from time to time in accordance with the provisions of Clause 13.4(b), is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor statistics, and in accordance with the provisions of paragraph 3 hereof.

2.      INDEXES

        Labor Index:"Aircraft Parts and Auxiliary Equipment" Standard Industrial Classification 3728 - Average Hourly Earnings (hereinafter referred to as "HE Sic 3728") as published in "Employment and Earnings".

        Material Index:"Metals and Metal Products" Code 10 (hereinafter referred to as "MMP") as published in "Producer Prices and Price indexes".

3.      REVISION FORMULA

        A      = B * ((0.75 HEa/HEb) + (0.25 MMPa/MMPb))

        A      The adjusted maintenance accrual

        B      Base accrual as per contract

               HEa The arithmetic average of the HE-Index Sic 3728 for the 10th, 11th and 12th month prior to the adjustment calculation date.

               HEb The arithmetic average of the HE-Index Sic 3728 for the 10th, 11th and 12th month prior to the month of the aircraft delivery to the Beneficiary.

               MMPa The arithmetic average of the MMP-Index for the 10th, 11th and 12th month prior to the adjustment calculation date.

               MMPb The arithmetic average of the MMP-Index for the 10th, 11th and 12th month prior to the month of the aircraft delivery to the Beneficiary.

                                   SCHEDULE 2

                             ACCEPTANCE CERTIFICATE


This Acceptance Certificate is delivered, on and as of the Delivery Date set forth below by [ [ (the "Lessee") to Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee (the "Lessor"), pursuant to an Aircraft Lease Agreement dated as of [ ] and made between the Lessor and the Lessee (the "Agreement").

DETAILS OF ACCEPTANCE

The Lessee hereby confirms to the Lessor, its successors and  assigns, that the
Lessee has at       hours ([           ] time) on this [              ] day  of
[       ] at [                      ] accepted the following in accordance with
the provisions of the Agreement:

(a)     Airframe: One (1) Boeing 737-300 jet  airframe  bearing  Manufacturer's
        Serial No. [   ] and United States Registration Number                 ;

        Hours since new:
        Cycles since new:

(b) Engines: Two (2) Model CFM International CFM56-3C-1 Engines bearing Manufacturer's Serial Numbers [ ] and [ ].

        Hours since new:            Engine No. 1:         Engine No. 2:
        Cycles since new:           Engine No. 1:         Engine No. 2:

CONFIRMATION OF UNDERTAKINGS

The capitalised terms used in this Acceptance Certificate shall, unless otherwise defined, have the meaning given to such terms in the Agreement.

The Lessee confirms that as at hours ([ ] time) today, being the Delivery Date as defined in the Agreement:

(i) the Aircraft was duly accepted by the Lessee in accordance with and subject to all of the terms and conditions contained in the Agreement and the execution and delivery of this Acceptance Certificate further confirms the acceptance of the Aircraft by the Lessee for all purposes of the Agreement;

(ii) the Lease Period commenced and the Lessee became obliged to pay to the Lessor the amounts provided for in the Agreement with respect to the Aircraft;

(iii)   the Aircraft is insured in accordance with the Agreement;

(iv) the representations and warranties made by it under Clause 2 of the Agreement remain, and if made at the date hereof, would be, true and correct in all respects;

(v) solely as between the Lessor and Lessee the Lessee agrees that the Aircraft for all purposes of the Agreement conforms to the Lessee's requirements;

(vi) affixed to the Aircraft and Engines are the fireproof plaques required by the Agreement;

(vii)   fuel on board is [    ] kgs;

(viii) no Relevant Event has occurred or will result from Delivery taking place;

(ix) [the Manuals and Technical Records listed in Part 1 of the attached appendix, the Technical Publications listed in Part 2 of the attached appendix and the loose equipment listed in Part 3 of the attached appendix have been received by the Lessee in proper order and condition] [as per the Purchase Agreement];

IN WITNESS WHEREOF the Lessee has caused this Acceptance Certificate to be executed in its name, by its duly authorized officer on the Delivery Date.




                                            ,
as the Lessee


By:

Title:

                             APPENDIX TO SCHEDULE 2
                                     PART 1
                       LIST OF DOCUMENTS TO BE DELIVERED WITH MSN [    ]



        DESCRIPTION                                              QUANTITY


                            [To be as provided as per
                             the Purchase Agreement]

                                     PART 2


                             TECHNICAL PUBLICATIONS

                             [to be provided as per
                             the Purchase Agreement]
















                                     Part 3

                           LOOSE EQUIPMENT DELIVERED WITH MSN [   ]

                         [as per the Purchase Agreement]

                                   SCHEDULE 3

                             INSURANCE REQUIREMENTS


1       INSURANCE WITH RESPECT TO THE AIRCRAFT

1.1     The Lessee shall obtain and maintain:

        (a) "All-Risks" hull insurance on the Aircraft and each Engine (as appropriate) therefor including all flight and ground risks in such amount in Dollars as is equal to the Agreed Value as at the time the Insurance is placed or renewed.

        (b) "All-Risks" insurance on any Engine, Parts, components or spares when not installed on the Aircraft for their full replacement value and including engine test and running risks.

        (c) "War Risks" hull insurance which shall include confiscation, requisition (including by the State of Registration), hijacking, strikes, riots, malicious damage and civil commotion and any other risks excluded from the "All Risks" insurance described in Clause 1.1(a) above (other than any peril which cannot be insured) by any exclusion therein of these and/or similar risks in such amount in Dollars as is equal to the Agreed Value of the Aircraft and each Engine (as appropriate) as at the time the insurance is placed or renewed.

1.2 The insurances required under paragraphs (a), (b) and (c) of Clause 1.1 of this Schedule 3 shall be provided on an agreed value basis, and each of the policies related to the insurances required under Clause 1.1 of this Schedule 3 shall:

        (a)    include  the  Lessor  and  each  of  the  other   Indemnitees  as
               additional  named  assured  for  their   respective   rights  and
               interests;

        (b) include a loss payee clause which provides that (i) any payment in respect of a Total Loss shall be payable to the Lessor or its designated assigns for the account of all interests and (ii) any payment other than in respect of a Total Loss shall be paid by insurers in or towards the cost of repairs or replacement, or if the insurers do not, for whatever reason, pay any such proceeds to the relevant repairers or suppliers in respect of any replacement, then the following shall apply:

               (1) unless the Lessor or its designated assignee shall have directed to the contrary, any payment in respect of any damage or loss (other than in respect of a Total Loss) not in excess of $[ ]* inclusive of any deductible shall be payable directly to Lessee or its order; and

               (2)    (A)    any  payment in  respect of any  damage or loss in
                             excess of $[   ]*, or

                      (B) following a direction to the Insurers by the Lessor or its designated assignee any amount payable in respect of any loss or damage,

                      shall be payable directly to the Lessor or its designated assignee as loss payee for the account of all interests;

        (c) provide that the insurance shall not be invalidated, so far as concerns the Lessor or any other Indemnitee, by any act or omission (including non-disclosure and misrepresentation) by the Lessee or any other person, and insure the interest of the Lessor and each other Indemnitee regardless of any breach or violation by the Lessee or any other person of any term, condition or warranty contained in such policies provided that the Lessor or, as the case may be, such other Indemnitee has or have not caused, contributed to or knowingly condoned the said act or omission;

        (d) have deductibles of no more than (i) $[ ]* with respect to the Aircraft and $[ ]* with respect to any Engine or Part;

        and the certificate of insurance issued by the relevant brokers shall confirm, in the event of separate insurances being arranged to cover the "All-Risks" hull insurance and the "War Risks" and related insurance, that the underwriters subscribing to such insurance have agreed in the terms of AVS 103 (or equivalent) that in the event of any dispute as to whether a claim is covered by the "All Risks" or "War Risks" policy, such claim shall be settled on a 50/50 claim funding basis.

(1)     LIABILITY INSURANCE

2.1 The Lessee shall obtain and maintain aircraft third party, passenger (including personal injury), baggage (checked and unchecked), cargo, mail and airline general third party liability (including premises, hangers and products liability) insurance for a combined single limit of not less than $[ ]* for any one accident.

2.2     The policies evidencing the insurances required under Clause 2.1 of this
        Schedule 3 shall:

        (a) include the Lessor and each other Indemnitee and their respective officers, directors, employees, agents, successors and designated assignees (together the "Liability Additional Named Assureds") as additional named assured for their respective rights and interests;

        (b) provide by means of a Severability of Interests/Cross-Liability clause that all the provisions thereof, except the limits of liability, shall operate to give each assured the same protection as if there were a separate policy issued to each named assured;

        (c)    be primary and without right of contribution from other insurance
               which  may  be  available  to  the  Liability   Additional  Named
               Assureds; and

        (d) provide that the insurance shall not be invalidated, so far as concerns any Liability Additional Named Assured, by any act or omission (including non-disclosure and misrepresentation) by the Lessee or any other person and insure the interests of each Liability Additional Named Assured regardless of any breach or violation by the Lessee or any other person of any term, condition or warranty contained in such policy, provided that the relevant Liability Additional Named Assured has not caused, contributed to or knowingly condoned the said act or omission.

(2)     PROVISIONS RELATING TO ALL INSURANCES

3.1 The policies evidencing the insurances required under Clause 1.1 and Clause 2.1 of this Schedule 3 shall:

        (a) specifically reference the Head Lease, this Agreement and, if applicable, the Mortgage;

        (b) provide for worldwide coverage (subject only to such exceptions as the Lessor may agree in writing);

        (c) provide that the insurers shall waive any right of subrogation against the Lessor and each other Indemnitee;

        (d) provide that neither the Lessor nor any other Indemnitee shall be liable for any premiums in respect thereof, and that the insurers shall not exercise any right of set-off or counterclaim (other than in respect of unpaid premiums with respect to the Aircraft) against the interests of the Lessor or such other Indemnitee; and

        (e) provide that the brokers will be promptly notified in the event of cancellation or of any material change in the Insurances or in the event that any premium or instalment of premium shall not be paid when due and that the Insurances shall continue unaltered for the benefit of the Lessor, each other Indemnitee and its successors and designated assigns, directors, officers, agents and employees for at least thirty (30) days after issue by the insurers of any such notification, except in the case of War Risks for which seven (7) days' notice (or such lesser period as may be customarily available in respect of War Risks or Allied Perils) will be given, or in the case of war between any of the five great powers, or Nuclear Peril for which termination is automatic.

                                   SCHEDULE 4

                                RETURN CONDITIONS



On redelivery of the Aircraft, the following Return Conditions shall apply in addition to those specified in Clauses 19.2 and 19.3.


1.      GENERAL CONDITION

               (a) The Aircraft shall have installed the full complement of engines and Parts as is normally installed in such Aircraft, and shall be in a condition suitable for operation in commercial service, all installed systems to be fully operational;

               (b) The Aircraft shall comply with the Manufacturer's original specifications as defined in the Boeing Detail Specification Document No. [ ] and the Manuals and Technical Records delivered with the Aircraft and modified by the incorporation of all airworthiness directives and approved service bulletins and engineering orders which are accepted by the Lessee up to the date of redelivery;

               (c) Have undergone, immediately prior to redelivery (save for such additional Flight Hours as are required to conduct the test flight and ferry flight referred to in Clause 19.7), a C Check performed by the Approved Maintenance performer in accordance with the Approved Maintenance Programme;

               (d) All outstanding airworthiness directives, Structural Inspection requirements and mandatory orders affecting such model of Aircraft issued by the Manufacturer of the Aircraft or the Aviation Authority and/or the FAA which require compliance or termination within three hundred and sixty (360) days following redelivery of the Aircraft or until the next C Check of the Aircraft following redelivery of the Aircraft, whichever is the later, shall have been accomplished and all maintenance discrepancies cleared from the logbook;

               (e) A Spectrographic Oil Analysis Programme ("SOAP") sample shall be taken of the oil in each Engine and auxiliary power unit and the results shall meet the requirements of the appropriate maintenance manual; and

               (f) The Aircraft shall be in the same seating configuration as at Delivery or, subject to Lessor receiving in a serviceable condition with FAA 8130 Tags attached the removed seats from the delivery configuration, the seating configuration used by Lessee at the time of redelivery inclusive of associated documentation.

2.      COMPONENTS

               (a) Each and every life-limited component shall have not less than 12 months, 4,000 hours and 2,500 cycles, whichever is the more limiting, of the total approved life remaining to the next scheduled removal, in accordance with the Approved Maintenance Programme;

               (b) Each and every calendar-limited component shall have not less than 12 months of actual life remaining to the next scheduled removal (with the exceptions at 6(e) (emergency equipment), in accordance with the Approved Maintenance Programme;

               (c) "On-condition" and "Condition Monitored" components shall be Serviceable and subject to inspection including, but not limited to, boroscope and visual inspection and examination of magnetic chip detectors, and shall meet the requirements of the appropriate maintenance manual;

               (d) The APU shall be in serviceable condition and shall have the same part number as at Delivery with a modification status at least equal to that of the other APUs operated by the Lessee but in no event less than the modification status of the APU at Delivery with no more than 500 Flight Hours since its last Hot Section Inspection shop visit; and

               (e) The Lessee shall have completed, contemporaneously with such return, an inspection of the APU including a hot and cold section boroscope; any discrepancies detected during such inspection that are required to be corrected by the Manufacturer's maintenance manual shall be corrected in accordance with those procedures. For the avoidance of doubt, the APU shall not be subject to any programme of additional inspection, i.e., "on watch".

3.      ENGINES

               (a) The Engines shall be Serviceable and the Lessee shall have completed, contemporaneously with such return, an on-wing inspection of each Engine (including a hot and cold section boroscope and a power assurance run) and engine condition runs; trend analysis should not indicate near-term failure; and any discrepancies detected during such inspection that are required to be corrected by the Manufacturer's maintenance manual shall be corrected in accordance with those procedures. For the avoidance of doubt, no Engine shall be subject to any programme of additional inspection, i.e., "on watch";

               (b) All Engine Life Limited Parts shall have a minimum of 3,000 cycles of life remaining at re-delivery. If fewer than 3,000 cycles of life remain then the Lessee shall reimburse the Lessor a pro rata amount based upon the total life of each Part and the cost of the Part (as determined by manufacturer's list price) as at the time of re-delivery less relevant maintenance accrual payments in respect of such cycles, provided, however, that in no event shall an Engine be returned with less than 1500 cycles remaining on Engine Life Limited Parts;

               (c) In any case where oil consumption of each installed Engine, measured within 100 Flight Hours prior to re-delivery, shall not be within the limits set forth in the approved Aircraft Maintenance Manual, the Lessee shall take corrective action to meet the approved Aircraft Maintenance Manual; and

               (d) Any installed  Engine at re-delivery  shall have at least ten
(10) degrees Centigrade Exhaust Gas Temperature margin remaining in accordance with the Aircraft Maintenance Manual performance charts, such margin being measured by the trend monitoring system with the Engine installed on the Airframe during flight.

4.      FUSELAGE, WINDOWS AND DOORS

               (a) Fuselage shall be free of major dents and abrasions, temporary repairs and loose, pulled or missing rivets;

               (b) Windows shall be Serviceable in accordance with the approved Aircraft Maintenance Manual, free of delamination, blemishes, crazing that affects clear vision and shall be properly sealed; and

               (c) Doors shall be free moving, correctly rigged and be fitted with Serviceable seals.

5.      WINGS AND EMPENNAGE

               (a) All  leading  edges  shall be free from damage that should be
repaired  in  accordance   with  the   structural   repair  manual   ("SRM")  or
Manufacturer's FAA approved repair scheme where an [SRM] repair does not exist;

               (b) All control surfaces shall be clean and serviceable to industry standard;

               (c) All unpainted cowlings and fairings shall be polished to industry standard; and

               (d) The Aircraft shall be shown to be free of fuel leaks by topping off the fuel tanks for twelve (12) hours and no previous fuel leaks shall have temporary repairs.

6.      INTERIOR

               (a) Ceilings, sidewalls and bulkhead panels shall be clean and free of damage, cracks and stains beyond fair wear and tear;

               (b) All carpets and seat covers shall be in good condition, steamed or scrubbed clean (as appropriate), seat covers and aisle carpets shall be stain free and meet FAA fire resistance regulations;

               (c) All seats, including seatbelts, shall be Serviceable, with frames repainted and trim repaired or replaced as necessary and meet FAA fire resistance regulations;

               (d) All signs and decals shall be clean, legible and in English;

               (e) All emergency equipment having a calendar life shall have a minimum of one (1) year or one hundred per cent. (100%) of its total approved life, whichever is less, remaining; and

               (f) All galleys and lavatories shall be clean and free of leaks and corrosion beyond applicable maintenance manual limits, with all equipment operational and all damages assessed and properly repaired as necessary.

7.      COCKPIT

               (a)    All decals shall be clean, secure, legible and in English;

               (b) All fairing and instrument panels shall be Serviceable, clean, secure and touch-up painted as necessary;

               (c) Floor coverings shall be steamed or scrubbed clean (as appropriate) and effectively sealed;

               (d) Seat covers shall be in Serviceable condition, steamed clean and shall conform to FAA fire resistance regulations; and

               (e) Seats, including seatbelts, shall be Serviceable and shall be repainted as necessary.

8.      CARGO COMPARTMENTS

               (a) All panels (including floor panels) shall be Serviceable condition; and

               (b)  All nets shall be installed and in Serviceable condition.

9.      LANDING GEAR AND WHEEL WELLS

               (a) The Landing Gear and wheel wells shall be clean, free of leaks, repaired if necessary and coated with corrosion inhibitor;

               (b) All decals shall be clean, secure and legible;

               (c) Each tyre and brake shall have not less than fifty per cent. (50%) life remaining in accordance with the Manufacturer's recommendation; and

               (d) The Landing Gear shall have not less than fifty per cent (50%) life remaining on re-delivery. If on re-delivery the Landing Gear has no more than 2,000 hours in excess of fifty per cent (50%) life remaining to the next overhaul or removal, the Lessee shall compensate the Lessor for such usage by payment to the Lessor of the sum of US$[ ]* per additional Flight Hour or utilization (as adjusted in accordance with the provisions of Schedule 1, Part 4 hereto and Appendix B to Letter Agreement No. 1 as applied over the life of the Lease Period), payable on the re-delivery date.

10.     CORROSION

               (a) The Aircraft shall fully comply with the Corrosion Protection Corrosion Prevention (CPCP) Programme referred to in the Approved Maintenance Programme and on redelivery the external surface of the Aircraft shall be free from untreated corrosion; and

               (b) Fuel tanks shall be subject to a tank treatment programme in accordance with the Manufacturer's maintenance manual, the requirements of the FAA and the Approved Maintenance Programme.

11.     TEST FLIGHT/GROUND RUN

               (a) All systems must be shown to be Serviceable within the tolerances specified in the appropriate maintenance manuals;

               (b)  The  Engines  must  meet  the  tolerances  and   performance
requirements specified in the appropriate maintenance manual for engine ground runs; and

               (c) The Aircraft must be free of fuel, hydraulic, pneumatic, water or waste systems leaks as assessed in accordance with the Aircraft Maintenance Manual and this is to be demonstrated by topping off the tanks and reservoirs and executing a functioning check on all systems.

12.     DOCUMENTS

               (a) All historical Aircraft records inclusive of Component Tags (JAA Form 1 / FAA 81-30) and a full and completely amended set of technical publications relating to the Aircraft shall be certified as correct by the Approved Maintenance Performer;

               (b)  All   Aircraft   Technical   Publications   issued   by  the
Manufacturers and provided by the Lessor relating to the Aircraft shall be amended to latest revised status and redelivered with the Aircraft; and

               (c) At the redelivery date, the Lessee shall redeliver to the Lessor all the documents listed in Part 2 and Part 3 to the form of Acceptance Certificate set out in Schedule 2, such documents, to the extent applicable, complying with the requirements of sub-paragraph (a) above.

                                   SCHEDULE 5


ORIX Aviation Services (Lessor)

Re:     Western Pacific Airlines
        Lease Agreement
        For One B737-3B7 Aircraft, N___WP

As the insurance broker for Western Pacific Airlines (the "Client"), we have been requested to provide you with this letter with respect to certain insurance placed by us on the Client's behalf.

In connection with this letter, we have read Article 16 and Schedule 3 of the Aircraft Lease Agreement between the Client and you dated ____________ ("Agreement"), dealing with insurance requirements, a copy of which is attached (the "Insurance Covenant"). We have not read or reviewed the balance of the Agreements, including without limitation any provisions thereof which might relate to or influence the meaning of the language in the Insurance Covenant.

We have placed the insurance which is the subject of this letter after consultation with the Client and based upon the Client's instructions, which may not have contemplated or reflected the Insurance Covenant. Terms of coverage, including limits and deductibles are based upon information furnished to us by the Client, which information we have not independently verified.

On the basis of the foregoing and subject to the other qualifications stated in this letter, we are pleased to confirm the following:

1.      The insurance policy(ies) listed on Exhibit A hereto (the "Policies") is
        (are) in full force and effect as of the date hereof.

2. As of this date, we have not received any notice of cancellation or non-renewal with respect to the Policies and are not aware of any circumstances which would make the giving of such a notice by an insurer likely.

3. In our view, based upon our understanding of the language of the Insurance Covenant, the Policies are consistent with the minimum requirements of the Insurance Covenant.

4. Based upon our experience as insurance brokers, the coverages provided by the Policies are consistent with those normally provided to companies similarly situated to the Client.

5. We will endeavor to advise Lessor of Notice of Cancellation by Insurers as soon as practicable upon receiving the advice from the insurance carrier.

6. We will endeavor to advise Lessor if the Client does not provide us with renewal instructions 14 days prior to expiration.

7. We will endeavor to advise Lessor if we (MMI) cease to be the Client's appointed broker as soon as practicable.

We express no view and assume no liability with respect to the solvency or future ability to pay of any of the insurance companies which have issued the Policies.

We assume no obligation to advise you of any developments regarding the Policies subsequent to the date hereof. This letter is given on the condition that you forever waive any liability against us based upon the placement of the Policies and/or the statements made herein with the exception only of gross negligence or fraud.

This letter may not be republished by you or used for any other purpose without our prior written consent.

Very truly yours,

                        [SUBJECT TO CONFIRMATION BY ORIX]

                                   SCHEDULE 6

                        FORM OF LETTER OF QUIET ENJOYMENT


From:                                            (the "undersigned")

To:     WESTERN PACIFIC AIRLINES, INC. (the "Lessee")


                                                                   [Date]

In Re: One Boeing 737-300 Aircraft, Manufacturer's Serial Number 28868 (the "Aircraft")\Aircraft Lease Agreement (the "Lease") dated March 26, 1997, between Wilmington Trust Company, as Owner Trustee (the "Lessor") and the Lessee

Dear Sirs:

1. In consideration of $10 and other good and valuable consideration received from Lessee and/or Lessor the receipt of which is hereby acknowledged, we confirm to you that we will not interfere with the possession and use of the Aircraft by the Lessee or the rights of the Lessee under the Lease, in each case throughout the term of the Lease, but subject to the terms of the Lease, so long as no Termination Event (as defined in the Lease) has occurred and is continuing.

2. The foregoing undertaking is not to be construed as restricting the rights of the undersigned to dispose of its interest in the Aircraft to such persons and on such terms as it considers appropriate. However, if the undersigned exercises such rights during the term of the Lease and provided that no Termination Event (as defined in the Lease) has occurred and is continuing at the time of such disposal, the undersigned will (subject to any requirements or restrictions imposed by applicable law) dispose of such interest expressly subject to the Lease and on terms that the purchaser issues a written undertaking to you in substantially the form of this letter that it will not interfere with your possession and use of the Aircraft throughout the remaining term of the Lease, so long as no Termination Event (as defined in the Lease) has occurred and is continuing.

3. The undersigned hereby represents to Lessee that (i) it is a company incorporated and validly existing under the laws of [ ] and has the corporate power to enter into and perform its obligations under this letter of quiet enjoyment and to own its assets and carry on its business as it is now being conducted and (ii) this letter of quiet enjoyment is the legal, valid and binding obligation of the undersigned.

4. This Letter of Quiet Enjoyment shall be governed by, and construed in accordance with, the internal laws of the State of New York. It is being delivered to you for your benefit and may be relied upon and enforced by you.



[Assignee/Transferee]

                                    SCHEDULE


                            ORIX Aircraft Corporation
                                ORIX Corporation
                           Export Import Bank of Japan

                                   SCHEDULE 7

                              FORM OF STATUS REPORT

                 MONTHLY AIRCRAFT UTILIZATION AND STATUS REPORT

Report Date                                        Report Period

Aircraft type                                      Engine No. 1 Original ESN


Aircraft msn                                       Engine No. 2 Original ESN

Aircraft reg



Aircraft Status


1.  A/C Total Time Since New

2.  A/C Total Cycles Since New

3.  Total Block Hours During Period

4.  Total Cycles During Period

5.  Total Flight Hours During Period

6.  Non-Revenue Cycles

7.  Non-Revenue Flight Hours

8.  Serial No's of Engines Currently Installed   Engine 1

                                                 Engine 2


9.  Serial Numbers of Engines Removed and Installed During Period

 ESN    Reason for Removal    Current Location   Date Removed     Date Installed

Engine Status


                         Orig. Engine No 1     Orig. Engine No 2    Other Engine

10. Engine Total Time Since New



11. Engine Total Cycles Since New



12. Current Location



13. Owner of Engine



14. Total Block Hours During Period



15. Total Cycles During Period



16. Total Flight Hours During Period



17. Thrust Bump Utilization (Yes/No)



   If Yes, Give Reason







Other Information


18.  AMS Revised (Yes/No - If Yes, See Attachment)

19.  Material Deferred Items (Yes/No - If Yes, See Attachment)

20.  APU Change (Yes/No - If Yes, See Attachment)

21.  Damage Report (Yes/No - If Yes, See Attachment)

22.  Warranty Claim Advice (Yes/No - If Yes, See Attachment



Compiled By:                                           Date:

                                   SCHEDULE 8

                              OFFICER'S CERTIFICATE



        Pursuant to Section 11.1(c) of the Aircraft Lease Agreement, dated as of February 1, 1997, between Wilmington Trust Company, as Owner Trustee, as Lessor (the "Lessor"), and Western Pacific Airlines, Inc., as Lessee (the "Lessee"), with respect to one Boeing 737-300 aircraft bearing manufacturer's serial number 28868 (the "Lease"), the undersigned, [responsible officer] of Lessee, hereby certifies to Lessor and ORIX Aviation Systems Limited that:

        1.     I am the duly elected, qualified and acting [officer] of Lessee.

        2. Unless otherwise defined herein, terms defined in the Lease shall have the same meanings in this Certificate.

        3. I have reviewed and am familiar with the terms of the Lease and I have reviewed in reasonable detail the transactions and financial condition of Lessee during the accounting period covered by the enclosed Form 10-K which was filed with the Securities and Exchange Commission. Such review has not disclosed the existence during or at the end of such accounting period, and as at the date hereof the undersigned does not have knowledge, of any condition or event which constitutes a Termination Event or would, with the giving of notice, the passage of time, or both, give rise to a Termination Event.

        IN  WITNESS  WHEREOF, th  undersigned  has executed  this Certificate on
 this __ day of          .



                                    ----------------------------------
                                    Name:
                                    Title: